                                                                      EXHIBIT 10



                        LOAN AND SECURITY AGREEMENT




                                    BETWEEN



               FIRST LIGHT ENTERTAINMENT CORPORATION ("DEBTOR")



            ADDRESS: 1245 Fowler St., N.W., Atlanta, Georgia 30318 (Chief executive office if more than one place of business)



                                      AND



                 EMERGENT FINANCIAL CORP. ("SECURED PARTY")
                       7 North Laurens Street, Suite 601
                             Greenville, SC 29601



                         DATED :   April 2, 1998
                                --------------------

                               TABLE OF CONTENTS

                                                                                     PAGE #
1.   DEFINITIONS..............................................................................   6

1.1     Certain Specific Terms................................................................   6
1.2     Singular and Plurals..................................................................   9
1.3     U.C.C. Definitions....................................................................   9
1.4     Section References....................................................................   9

2.   ADVANCES.................................................................................   9

2.1     Requests for an Advance...............................................................   9
2.2     Proceeds of an Advance................................................................  10
2.3     Establishment of Reserves.............................................................  10

3.   COLLATERAL AND INDEBTEDNESS SECURED......................................................  10

3.1     Security Interest.....................................................................  10
3.2     Other Collateral......................................................................  10
3.3     Indebtedness Secured..................................................................  10

4.   CONDITIONS OF ADVANCE....................................................................  11

4.1     Corporate Action......................................................................  11
4.2     Corporate Documents...................................................................  11
4.3     Opinions..............................................................................  11
4.4     Transaction Documents.................................................................  11
4.5     Third Party Action....................................................................  11
4.6     Assignment of Representations, Warranties and Indemnities.............................  11
4.7     Other Matters.........................................................................  11

5.   REPRESENTATIONS AND WARRANTIES...........................................................  11

5.1     Corporate Existence...................................................................  11
5.2     Corporate Capacity....................................................................  12
5.3     Validity of Receivables...............................................................  12
5.4     Inventory.............................................................................  12
5.5     Title to Collateral...................................................................  12
5.6     Notes Receivable......................................................................  12
5.7     Equipment.............................................................................  12
5.8     Place of Business.....................................................................  13
5.9     Financial Condition...................................................................  13
5.10    Taxes.................................................................................  13
5.11    Litigation............................................................................  13
5.12    ERISA Matters.........................................................................  13
5.13    Environmental Matters.................................................................  13
5.14    Validity of Transaction Documents.....................................................  14
5.15    No Consent or Filing..................................................................  14
5.16    No Violations.........................................................................  14
5.17    Trademarks and Patents................................................................  14
5.18    Contingent Liabilities................................................................  14

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
5.19    Solvency..............................................................................  14
5.20    Compliance with Laws..................................................................  14
5.21    Licenses, Permits, Etc................................................................  15
5.22    Margin Stock..........................................................................  15
5.23    Commissions...........................................................................  15
5.24    Labor Contracts.......................................................................  15
5.25    Consolidated Subsidiaries.............................................................  15
5.26    Accuracy of Representations...........................................................  15
5.27    Authorized Shares.....................................................................  15

6.   CERTAIN DOCUMENTS TO BE DELIVERED TO SECURED PARTY.......................................  15

6.1     Receivable Schedule...................................................................  15
6.2     Invoices..............................................................................  15
6.3     Aging Reports.........................................................................  15
6.4     Inventory Reports.....................................................................  16
6.5     Notes and Other Instruments...........................................................  16
6.6     Chattel Paper.........................................................................  16
6.7     Other Documents.......................................................................  16

7.   COLLECTIONS..............................................................................  16

7.1     Delivery of Proceeds to Secured Party ................................................  16
7.2     Application of Proceeds...............................................................  16
7.3     Debtor to Forward Schedules to Secured Party..........................................  16

8.   PAYMENT OF PRINCIPAL, INTEREST, FEES AND COSTS AND EXPENSES..............................  16

8.1     Promise to Pay Principal..............................................................  16
8.2     Promise to Pay Interest...............................................................  17
8.3     Promise to Pay Fees...................................................................  17
8.4     Promise to Pay Costs and Expenses.....................................................  17
8.5     Method of Payment of Principal, Interest, Fees, and Costs and Expenses................  17
8.6     Computation of Daily Outstanding Balance..............................................  18
8.7     Account Stated........................................................................  18

9.   PROCEDURES AFTER SCHEDULING RECEIVABLES..................................................  18

9.1     Returned Merchandise..................................................................  18
9.2     Credits and Extensions................................................................  18
9.3     Returned Instruments..................................................................  19
9.4     Debit Memoranda.......................................................................  19
9.5     Notes Receivable......................................................................  19

10.  AFFIRMATIVE COVENANTS....................................................................  19

10.1    Financial Statements..................................................................  19
10.2    Government and Other Special Receivables..............................................  20
10.3    Terms of Sale.........................................................................  20
10.4    Books and Records.....................................................................  20
10.5    Inventory in Possession of Third Parties..............................................  20
10.6    Examinations..........................................................................  20

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
10.7    Verification of Collateral............................................................  20
10.8    Responsible Parties...................................................................  20
10.9    Taxes.................................................................................  20
10.10   Litigation............................................................................  21
10.11   Insurance.............................................................................  21
10.12   Good Standing; Business...............................................................  21
10.13   Net Working Capital; Consolidated Tangible Net Worth..................................  21
10.14   Pension Reports.......................................................................  22
10.15   Notice of Non-Compliance..............................................................  22
10.16   Compliance with Environmental Laws....................................................  22
10.17   Defend Collateral.....................................................................  22
10.18   Use of Proceeds.......................................................................  22
10.19   Compliance with Laws..................................................................  22
10.20   Maintenance of Property...............................................................  22
10.21   Licenses, Permits, etc................................................................  22
10.22   Trademarks and Patents................................................................  22
10.23   ERISA.................................................................................  22
10.24   Maintenance of Ownership..............................................................  22
10.25   Activities of Consolidated Subsidiaries...............................................  23

11.  NEGATIVE COVENANTS.......................................................................  23

11.1    Location of Inventory, Equipment and Business Records.................................  23
11.2    Borrowed Money........................................................................  23
11.3    Security Interest and Other Encumbrances..............................................  23
11.4    Storing the Collateral................................................................  23
11.5    Use of Collateral.....................................................................  23
11.6    Mergers, Consolidations, or Sales.....................................................  23
11.7    Capital Stock.........................................................................  23
11.8    Dividends or Distributions............................................................  23
11.9    Investments and Advances..............................................................  24
11.10   Guaranties............................................................................  24
11.11   Leases................................................................................  24
11.12   Capital Expenditures..................................................................  24
11.13   Compensation..........................................................................  24
11.14   Name Change...........................................................................  24
11.15   Disposition of Collateral.............................................................  24

12.  EVENTS OF DEFAULT........................................................................  24

12.1    Events of Default.....................................................................  24
12.2    Effects of an Event of Default........................................................  26

13.  SECURED PARTY'S RIGHTS AND REMEDIES......................................................  26

13.1    Generally.............................................................................  26
13.2    Notification of Account Debtors.......................................................  26
13.3    Possession of Collateral..............................................................  26
13.4    Collection of Receivables.............................................................  27
13.5    Indorsement of Checks, Debtor's Mail..................................................  27
13.6    Registered Holder of Collateral.......................................................  27
13.7    Income from and Interest on Instruments...............................................  27

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
13.8    Increases, Profits, Payments or Distributions ........................................  27

14.  MISCELLANEOUS............................................................................
14.1    Perfecting the Security Interest; Protecting the Collateral...........................  28
14.2    Performance of the Debtor's Duties....................................................  28
14.3    Notice of Sale........................................................................  28
14.4    Waiver by Secured Party...............................................................  28
14.5    Waiver by Debtor......................................................................  28
14.6    Setoff................................................................................  28
14.7    Assignment............................................................................  28
14.8    Successors and Assigns................................................................  28
14.9    Modification..........................................................................  28
14.10   Counterparts..........................................................................  29
14.11   Generally Accepted Accounting Principals..............................................  29
14.12   Indemnification.......................................................................  29
14.13   Termination; Prepayment Premium.......................................................  29
14.14   Further Assurances....................................................................  30
14.15   Headings..............................................................................  30
14.16   Cumulative Security Interest, Etc.....................................................  30
14.17   Secured Party's Duties................................................................  30
14.18   Notices Generally.....................................................................  30
14.19   Severability..........................................................................  30
14.20   Inconsistent Provisions...............................................................  30
14.21   Entire Agreement......................................................................  30
14.22   Applicable Law........................................................................  30
14.23   Arbitration...........................................................................  30

SCHEDULE  SCHEDULE TO THE LOAN AND SECURITY AGREEMENT

Debtor and Secured Party agree as follows:

1.   DEFINITIONS.

     1.1  CERTAIN SPECIFIC TERMS.   For purposes of this Agreement, the
     following terms shall have the following meaning:

          (a) ACCOUNT DEBTOR means the person, firm or entity obligated to pay a Receivable.

          (b) ADVANCE means a loan made to Debtor by Secured Party pursuant to this Agreement.

          (c) BORROWING CAPACITY means, at the time of computation, the amount specified in Item 1 of the Schedule.

          (d) BUSINESS DAY means a day other than a Saturday, Sunday or other day on which banks are authorized or required to close under the laws of the State.

          (e) COLLATERAL means collectively all of the property of Debtor subject to the Security Interest and described in Sections 3.1 and 3.2.

          (f) CONSOLIDATED SUBSIDIARY means any corporation of which at least 50% of the voting stock is owned by Debtor directly, or indirectly through one or more Consolidated Subsidiaries. If Debtor has no Consolidated Subsidiaries, the provisions of this Agreement relating to Consolidated Subsidiaries shall be inapplicable without affecting the applicability of such provisions to Debtor alone.

          (g) CREDIT means any discount, allowance, credit, rebate, or adjustment granted by Debtor with respect to a Receivable, other than a cash discount described in Item 3 of the Schedule.

          (h) DEBTOR means the person or entity defined on the cover page of this Agreement.

          (i) ELIGIBLE INVENTORY means all Inventory of Debtor in which Secured Party has a first priority perfected security interest reduced by (i) the amount of any Inventory reserves required by Secured Party in its sole discretion, (ii) any Inventory as to which a representation or warranty contained in Section 5.4 or 5.5 is not, or does not continue to be, true and accurate, and (iii) any Inventory which is otherwise unacceptable to Secured Party it its sole discretion.

          (j) ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (k) EXTENSION means the granting to an Account Debtor of additional time within which such Account Debtor is required to pay a Receivable.

          (l) FEDERAL BANKRUPTCY CODE means Title ll of the United States Code, entitled "Bankruptcy", as amended, or any successor federal bankruptcy law.

          (m) GENERAL INTANGIBLES means general intangibles as defined in the Uniform Commercial Code as in effect in the State as of the date of this Agreement, and in any event shall include, without limitation, patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, computer programs, and computer records, and all applications for, rights and business goodwill associated with, license and royalty agreements with respect to, and causes of action for infringement of, any of the foregoing.

          (n) INDEBTEDNESS means the indebtedness secured by the Security Interest and described in Section 3.3.

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          (o)        INELIGIBLE RECEIVABLES means the following described
     Receivables and any other Receivables which, in the sole discretion of Secured Party, are not satisfactory for credit or any other reason. Debtor acknowledges that the following description of specific types of Ineligible Receivables does not limit Secured Party's absolute discretion to deem other Receivables to be Ineligible Receivables.

               (i) Any Receivable which has remained unpaid for more than the number of days specified in Item 4 of the Schedule.

               (ii) Any Receivable which respect to which a representation or warranty contained in Section 5.3, 5.5 or 5.6 is not, or does not continue to be, true and accurate, including without limitation, any Receivable subject to a setoff.

               (iii) Any Receivable with respect to all or part of which a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason.

               (iv) Any Receivable with respect to which Debtor has extended the time for payment without the consent of Secured Party, except as provided in Section 9.2 (a).

               (v) Any Receivable as to which any one or more of the following events occurs: a Responsible Party shall die or be judicially declared incompetent; a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect shall be filed by or against a Responsible Party; a Responsible Party shall make any general assignment for the benefit of creditors; a receiver or trustee, including, without limitation, a "custodian" as defined in the Federal Bankruptcy Code, shall be appointed for a Responsible Party or for any of the assets of a Responsible Party; any other type of insolvency proceeding with respect to a Responsible Party (under the bankruptcy laws of the United States or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, a Responsible Party shall be instituted; all or any material part of the assets of a Responsible Party shall be sold, assigned, or transferred; a Responsible Party shall fail to pay its debts as they become due; or a Responsible Party shall cease doing business as a going concern.

               (vi) All Receivables owed by an Account Debtor owing Receivables classified as ineligible under any criterion set forth in any of Sections 1.1(o)(i) through 1.1(o)(v) or in Section 1.1(o)(ix), if outstanding dollar amount of such Ineligible Receivables constitutes a percentage of the aggregate outstanding dollar amount of all Receivables owed by such Account Debtor equal to or greater than the percentage specified in Item 5 of the Schedule.

               (vii) All Receivables owed by an Account Debtor which does not maintain its chief executive office in the United States or which is not organized under the laws of the United States or any state, unless otherwise specified in Item 6 of the Schedule.

               (viii) All receivables owed by an Account Debtor if Debtor or any person who, or entity which, directly or indirectly controls Debtor, either owns in whole or material part, or directly or indirectly controls, such Account Debtor.

               (ix) Any Receivable as to which the perfection, enforceability, or validity of Secured Party's Security Interest in such receivable, or Secured Party's right or ability to obtain direct payment to Secured Party of the Proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, any Receivable subject to the Federal Assignment of Claims Act of 1940, as amended.

               (x) Any Receivable arising from a consignment or other arrangement pursuant to which the subject Inventory is returnable if not sold or otherwise disposed of by the Account Debtor; any Receivable constituting a partial billing under terms providing for payment only after full shipment or performance; any Receivable arising from a bill and hold sale or in connection with any prebilling where the Inventory or services have not been delivered, performed, or accepted by the Account Debtor; and any Receivable as to which the Account Debtor contends the balance reported by Debtor is incorrect or not owing.

               (xi) Any Receivable which is unenforceable against the Account Debtor for any reason.

               (xii) Any Receivable which is an Instrument, Document or Chattel Paper or which is evidenced by a note, draft, trade acceptance, or other instrument for the payment of money where such Instrument, Document, Chattel Paper, note, draft, trade acceptance, or other instrument has not been endorsed and delivered by Debtor to Secured Party.

               (xiii) Any Receivable or Receivables owed by an Account Debtor which exceeds any credit limit established by Secured Party for such Account Debtor; provided, that such Receivable or Receivables shall be ineligible only to the extent of such excess.

          (p) INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, as amended from time to time.

          (q) INVENTORY means inventory as defined in the Uniform Commercial Code as in effect in the State as of the date of this Agreement, and in any event shall include returned or repossessed Goods.

          (r) INVENTORY BORROWING BASE means, at the time of computation, an amount not exceeding the percentages specified in Item 2 of the Schedule of the dollar value of Eligible Inventory, such dollar value to be calculated at the lower of actual cost or market value and accounted for in the manner specified in Item 7 of the Schedule, less the amount of any reserves established by Secured Party in accordance with Section 2.3.

          (s) INVOICE means any document or documents used or to be used to evidence a Receivable.

          (t) PAYMENT ACCOUNT means the special bank account owned by Secured Party to which proceeds of Collateral, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, are credited. There is a Payment Account if so indicated in Item 8 of the Schedule.

          (u) PENSION EVENT means, with respect to any Pension Plan, the occurrence of (i) any prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code, (ii) any Reportable Event, (iii) any complete or partial withdrawal or proposed complete or partial withdrawal of Debtor or any Consolidated Subsidiary from such Pension Plan, (iv) any complete or partial termination or proposed complete or partial termination of such Pension Plan, or (v) any accumulated funding deficiency (whether or not waived) as defined in Section 302 of ERISA or in
     Section 412 of the Internal Revenue Code.

          (v) PENSION PLAN means any pension plan as defined in Section 3(2) of ERISA which is a multi-employer plan or a single employer plan as defined in Section 4001 of ERISA and subject to Title IV of ERISA and which is (i) a plan maintained by Debtor or any Consolidated Subsidiary for employees or former employees of Debtor or of any Consolidated Subsidiary, (ii) a plan to which Debtor or any Consolidated Subsidiary contributes or is required to contribute, (iii) a plan to which Debtor or any Consolidated Subsidiary was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement, or (iv) any other plan with respect to which Debtor or any Consolidated Subsidiary has incurred or may incur liability, including, without limitation, contingent liability, under Title IV of ERISA either to such plan or to the Pension Benefit Guaranty Corporation. For purposes of this definition and for purposes of Sections 1.1(u), 5.12, and 12.1(h), Debtor shall include any trade or business (whether or not incorporated) which, together with Debtor or any Consolidated Subsidiary, is deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA.

          (w) PRIME RATE means the simple interest rate per annum publicly announced by the bank or financial institution specified in Item 39 of the Schedule from time to time as its prime rate and is a base rate for calculating interest on certain loans. The rate announced by the bank or financial institution specified in Item 39 of the Schedule as its prime rate may or may not be the most favorable rate charged by the referenced bank or financial institution to its customers.

          (x) RECEIVABLE means the right to payment for Goods sold or leased or services rendered by Debtor, whether or not earned by performance, and may, without limitation, in whole or in part be in the form of an Account, Chattel Paper, Document, or Instrument.

          (y) RECEIVABLE BORROWING BASE means, at the time of its computation, the aggregate amount of the outstanding Receivables in which Secured Party has a first priority perfected security interest (adjusted with respect to Credits and returned merchandise as provided in Article 9 hereof) less the amount of Ineligible Receivables and any reserves established by Secured Party in accordance with Section 2.3.

          (z) REPORTABLE EVENT means any event with regard to a Pension Plan described in Section 4043(b) of ERISA or in regulations issued thereunder.

          (aa) RESPONSIBLE PARTY means an Account Debtor, a general partner of an Account Debtor, or any party otherwise in any way directly or indirectly liable for the payment of a Receivable.

          (bb) SCHEDULE means the schedule executed in connection with, and which is a part of, this Agreement.

          (cc) SECURED PARTY means the person or entity defined on the cover page of this Agreement and any successors or assigns of Secured Party.

          (dd) SECURITY INTEREST means the security interest granted to Secure Party by Debtor as described in Section 3.1 of this Agreement.

          (ee) SOLVENT means, with respect to any person or entity on a particular determination date, that on such date (i) the fair value of the property of such person or entity is greater than the total amount of debts and other liabilities, including, without limitation, contingent and unliquidated liabilities, of such person or entity, (ii) the present fair salable value of the assets of such person or entity is greater than the amount that will be required to pay the probable liability of such person or entity on its existing debts and other liabilities as they become absolute and matured, (iii) such person or entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such person or entity does not intend to, and does not believe that it will, incur debts or other liabilities beyond such person's or entity's ability to pay as such debts and other liabilities mature or become due, and (v) such person or entity is not engaged in a business or a transaction, for which such person's or entity's property would constitute unreasonably small capital.

          (ff) STATE means the State of the United States specified in Item 34 of the Schedule.

          (gg) THIRD PARTY means any person or entity who has executed and delivered, or who in the future may execute and deliver, to Secured Party any agreement, instrument, or document pursuant to which such person or entity has guaranteed to Secured Party the payment of the Indebtedness or has granted Secured Party a security interest in or lien on some or all of such person's or entity's real or personal property to secure the payment of the Indebtedness.

          (hh) TRANSACTION DOCUMENTS means this Agreement and all documents including, without limitation, collateral documents, letter of credit agreements, security agreements, pledges, guaranties, mortgages, title insurance, assignments and subordination agreements required to be executed by Debtor, any Third Party or any Responsible Party pursuant hereto or in connection herewith.

     1.2  SINGULAR AND PLURALS.   Unless the context otherwise requires, words
     in the singular number include the plural, and in the plural include the singular.

     1.3 U.C.C. DEFINITIONS. Unless otherwise defined in Section 1.1 or elsewhere in this Agreement, capitalized words shall have the meaning set forth in the Uniform Commercial Code as in effect in the State as of the date of this Agreement.

     1.4 SECTION REFERENCES. Unless otherwise specified, article, section, subsection and schedule references are to this Agreement.

2.   ADVANCES

2.1  REQUESTS FOR AN ADVANCE.

          (a) Written Requests. From time to time, Debtor may make a written request for an Advance, so long as the sum of the aggregate principal balance of outstanding Advances and the requested Advance does not exceed the Borrowing Capacity as then computed; and Secured Party shall make such requested Advance, provided that (i) the Borrowing Capacity would not be so exceeded, (ii) there has not occurred an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, (iii) all representations and warranties contained in this Agreement and in the other Transaction Documents are true and correct on the date such requested Advance is made as though made on and as of such date, and (iv) all of the conditions in Article 4 have been satisfied. Notwithstanding any other provision of this Agreement, Secured Party may in its reasonable discretion from time to time reduce the percentages applicable to the Receivables Borrowing Base and the Inventory Borrowing Base as they relate to amounts of the Borrowing Capacity if Secured Party determines in its reasonable discretion that there has been a material change in circumstances related to any or all Receivables or Inventory from those circumstances in existence on or prior to the date of this Agreement.

          (b) Oral Requests. Secured Party may make an Advance to Debtor upon Debtor's oral request, subject to the same conditions applicable to a written request set forth in subparagraph (a) above. Each oral request for an Advance shall be conclusively presumed to be made by a person authorized by Debtor to do so; and the making of the Advance to Debtor as hereinafter provided shall conclusively establish Debtor's obligation to repay the Advance.

     2.2 PROCEEDS OF AN ADVANCE. Advances shall be made in the manner agreed by Debtor and Secured Party in writing (that is presently in the manner specified in the Request for an Advance) or, absent any such agreement, as determined by Secured Party.

     2.3 ESTABLISHMENT OF RESERVES. Secured Party may at any time and from time to time in its reasonable discretion establish reserves against the Receivables or the Inventory of Debtor. The amount of such reserves shall be subtracted from the Receivables Borrowing Base or Inventory Borrowing Base, as applicable, when calculating the amount of the Borrowing Capacity. The Secured Party shall notify the Debtor of its decision to establish such reserves whenever the same are determined.

3.   COLLATERAL AND INDEBTEDNESS

     3.1 SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in and a lien on the following property of Debtor wherever located and whether now owned or hereafter acquired:

          (a) All Accounts, Inventory, General Intangibles, Chattel Paper, Documents, and Instruments, whether or not specifically assigned to Secured Party, including, without limitation, all Receivables and all Equipment, whether or not affixed to realty, and fixtures.

          (b) All guaranties, collateral, liens on or security interests in real or personal property, leases, letters of credit, and other rights, agreements, and property securing or relating to payment of Receivables.

          (c) All books, records, ledger cards, data processing records, computer software, and other property at any time evidencing or relating to Collateral.

          (d) All monies, securities, and other property now or hereafter held or received by, or in transit to, Secured Party from or for Debtor, and all of Debtor's deposit accounts, credits, and balances with Secured Party existing at any time.

          (e) All proceeds and products of all of the foregoing in any form including, without limitation, amounts payable under any policies of insurance insuring the foregoing against loss or damage, all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions to or for all of the foregoing and all increases and profits received from all of the foregoing.

     3.2 OTHER COLLATERAL. Nothing contained in this Agreement shall limit the rights of Secured Party in and to any other Collateral securing the Indebtedness which may have been or may hereafter be granted to Secured Party by Debtor or any Third Party pursuant to any other agreement.

     3.3 INDEBTEDNESS SECURED. The Security Interest secures payment of any and all indebtedness, and performance of all obligations and agreements, of Debtor to Secured Party, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, similar or dissimilar or related or unrelated and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all Advances; (b) all interest which accrues on any such indebtedness, until payment of such indebtedness in full, including, without limitation, all interest provided for under this Agreement; (c) all other monies payable by Debtor, and all obligations and agreements of Debtor to Secured Party, pursuant to the Transaction Documents; (d) all debts owed or to be owed by Debtor to others which Secured Party has obtained, or may obtain, by assignment or otherwise; (e) all monies payable by any Third Party, and all obligations and agreements of any Third Party to Secured Party, pursuant to any of the Transaction Documents, and (f) all monies due and to become due pursuant to
     Section 8.3.

4. CONDITIONS TO ADVANCES. Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, and without affecting in any manner the rights of Secured Party under any other provision of this Agreement, Secured Party shall not be obligated to make advances unless and until the following conditions have been and continue to be satisfied.

     4.1 CORPORATE ACTION. Debtor shall have taken all necessary and appropriate corporate action and the Board of Directors of Debtor shall have adopted resolutions authorizing, and the shareholders of Debtor (to the extent required under Debtor's organizational documents or applicable law) shall have consented to, this Agreement, and the borrowing hereunder, the execution and delivery of the Transaction Documents and the taking of all action required of Debtor by the Transaction Documents; and Debtor shall have furnished to Secured Party certified copies of such corporate resolutions and such other corporate documents as Secured Party shall reasonable request.

     4.2  CORPORATE DOCUMENTS. There shall have been furnished to Secured Party
     (a) copies of the articles or certificate of incorporation and by-laws of Debtor and each Consolidated Subsidiary, certified by its Secretary as of the date of this Agreement; (b) a certificate of Debtor's and each Consolidated Subsidiary's good standing or equivalent certificate duly issued of recent date by the Secretary of State of the state specified in
     Item 9 of the Schedule, and certificates of authority to do business in each state in which Debtor is licensed or qualified to do business; (c) a certificate of incumbency specifying the officers of Debtor, together with their specimen signatures; and (d) such other and further documents as Secured Party may reasonably request including, without limitation, tax status reports covering payment of franchise taxes and other taxes.

     4.3 OPINIONS. Independent counsel for Debtor shall have furnished to Secured Party their favorable opinion, in form and content satisfactory to Secured Party and its counsel, dated the date of this Agreement, as to the matters referred to in Sections 5.1 and 5.2.

     4.4 TRANSACTION DOCUMENTS. Debtor shall have delivered to Secured Party all the Transaction Documents, in form and content satisfactory to Secured Party and its counsel.

     4.5 THIRD PARTY ACTION. Each Third Party shall have (i) taken all necessary and appropriate corporation and shareholder action and the Board of Directors of the Third Party shall have adopted resolutions authorizing the execution and delivery of the guaranty of such Third Party and the taking of all action called for thereby, and (ii) furnished to Secured Party certified copies of evidence of such corporate and shareholder action and such other corporate documents as Secured Party shall reasonably request.

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

     4.6 ASSIGNMENT OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES. If this Agreement is being executed in conjunction with the acquisition of stock or assets by Debtor pursuant to an acquisition agreement, Debtor shall execute and deliver to Secured Party as continuing collateral security for the payment of the Indebtedness an assignment, in form and content satisfactory to Secured Party, of any and all representations, warranties and indemnities made by the seller of such stock or assets to Debtor, and such assignment shall be duly consented to by such seller.

     4.7 OTHER MATTERS. All matters incidental to the execution and delivery of the Transaction Documents and all action required by the Transaction Documents, shall be satisfactory to Secured Party and to its counsel.

5. REPRESENTATIONS AND WARRANTIES. To induce Secured Party to enter into this Agreement and make Advances to Debtor from time to time as herein provided, Debtor represents and warrants and, so long as any Indebtedness remains unpaid or this Agreement remains in effect, shall be deemed continuously to represent and warrant as follows:

     5.1 CORPORATE EXISTENCE. Debtor and each Consolidated Subsidiary is duly organized and existing and in good standing under the laws of the state specified in Item 9 of the Schedule and is duly licensed or qualified to do business and in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification. The Debtor shall not, and shall not permit any of its subsidiaries to, at any time: (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or sell, lease, abandon, transfer, or otherwise dispose of all or any substantial part of its assets, property or business; (b) become a partner or joint venturer with any third party; (c) acquire (i) all or any substantial part of the assets, property or business of, or (ii) any assets that constitute a division or operating unit of the business of, any other company or entity;
     (d) Merge or consolidate with any other company or entity; (e) create any subsidiary; or (f) change its fiscal year-end, without the written consent of Lender.

     5.2 CORPORATE CAPACITY. The execution, delivery, and performance of the Transaction Documents are within Debtor's corporate powers, have been duly authorized by all necessary and appropriate corporate and shareholder action, and are not in contravention of any law or the terms of Debtor's articles or certificate of incorporation or by-laws or any amendment thereto, or of any indenture, agreement, undertaking, or other document to which Debtor is a party or by which Debtor or any of Debtor's property is bound or affected.

     5.3 VALIDITY OF RECEIVABLES. (a) Each Receivable is genuine and enforceable in accordance with its terms and represents an undisputed and bona fide indebtedness owing to Debtor by the Account Debtor obligated thereon; (b) there are no defenses, setoffs, or counterclaims against any Receivable; (c) no payment has been received on any Receivable and no Receivable is subject to any Credit or Extension or agreements therefor unless written notice specifying such payment, Credit, Extension, or agreement has been delivered to Secured Party; (d) each copy of each Invoice is a true and genuine copy of the original Invoice sent to the Account Debtor named therein and accurately evidences the transaction from which the underlying Receivable arose; and the date payment is due as stated on each such Invoice or computed based on the information set forth on each such Invoice is correct; (e) all Chattel Paper and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing each Receivable, and each indorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligation of all parties thereto; and the date or dates stated on all such items as the date on which payment in whole or in part is due is correct; (f) all Inventory described in each Invoice has been delivered to the Account Debtor named in such Invoice or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by Debtor; (g) all evidence of the delivery or shipment of Inventory is true and genuine; (h) all services to be performed by Debtor in connection with each Receivable has been performed by Debtor; and (i) all evidence of the performance of such services by Debtor is true and genuine.

     5.4 INVENTORY. (a) All representations made by Debtor to Secured Party, and all documents and schedules given by Debtor to Secured Party, relating to the description, quantity, quality, condition, and valuation of the Inventory are true and correct; (b) Debtor has not received any Inventory on consignment or approval unless Debtor (i) has delivered written notice to Secured Party describing any Inventory which Debtor has received on consignment or approval, (ii) has marked such Inventory on consignment or approval or has segregated it from all other Inventory, and (iii) has appropriately marked its records to reflect the existence of such Inventory on consignment or approval; (c) Inventory is located only at the address or addresses of Debtor set forth at the beginning of this Agreement, the locations specified in Item 10 of the Schedule, or such other place or places as approved by Secured Party in writing; and (d) all Inventory is insured as required by Section 10.11 pursuant to policies in full compliance with the requirements of such Section.

     5.5 TITLE TO COLLATERAL. (a) Debtor is the owner of the Collateral free of all security interests, liens, and other encumbrances except the Security Interest and except as described in Item 11 of the Schedule; (b) Debtor has the unconditional authority to grant the Security Interest to Secured Party; and (c) assuming that all necessary Uniform Commercial Code filings have been made, Secured Party has an enforceable first lien on all Collateral, subordinate only to those security interests, liens, or encumbrances described as having priority over the Security Interest in
     Item 11 of the Schedule.

     5.6 NOTES RECEIVABLE. Note Receivable is an Instrument, Document or Chattel Paper or is evidenced by any note, draft, trade acceptance, or other instrument for the payment of money, except such Instrument, Document, Chattel Paper, note draft, trade acceptance, or other instrument as has been indorsed and delivered by Debtor to Secured Party.

     5.7 EQUIPMENT. Equipment is located, and Equipment which is a Fixture is affixed to real property, only at the address or addresses of Debtor set forth at the beginning of this Agreement, the locations specified in Item 10 of the Schedule, or such other place or places as approved by Secured Party in writing. Such real property is owned by Debtor or by the person or persons named in Item 10 of the Schedule and is encumbered only by the mortgage or mortgages listed in Item 10 of the Schedule.

     5.8   PLACE OF BUSINESS. (a) Unless otherwise disclosed to Secured Party in
     Item 10 or Item 12 of the Schedule, Debtor is engaged in business operations which are in whole or in part carried on at the address or addresses specified at the beginning of this Agreement and at no other address or addresses; (b) if Debtor has more than one place of business, its chief executive office is at the address specified as such at the beginning of this Agreement; and (c) Debtor's records concerning the Collateral are kept at the address or addresses specified at the beginning of this Agreement or in Item 12 of the Schedule. The Debtor shall not engage in, and shall not permit any of its subsidiaries to engage in, any businesses other than the businesses conducted by it or them on the date of this Agreement and businesses of the same type or directly related thereto, and shall not permit to occur any amendment, alteration, or modification to its or their respective articles of incorporation, charter, or by-laws, as constituted on the date of this Agreement.

     5.9 FINANCIAL CONDITION. Debtor has furnished to Secured Party Debtor's most recent current financial statements, which statements represent correctly and fairly the results of the operations and transactions or Debtor and the Consolidated Subsidiaries as of the dates and for the period referred to, and have been prepared in accordance with generally accepted accounting principles consistently applied during each interval involved and from interval to interval. Since the date of such financial statements, there have not been any materially adverse changes in the financial condition reflected in such financial statements, except as disclosed in writing by Debtor to Secured Party.

     5.10  TAXES. Except as disclosed in writing by Debtor to Secured Party:
     (a) all federal and other tax returns required to be filed by Debtor and each Consolidated subsidiary have been filed and all taxes required by such returns have been paid; and (b) neither Debtor nor any Consolidated Subsidiary has received any notice from the Internal Revenue Service or any other taxing authority proposing additional taxes.

     5.11 LITIGATION. Except as disclosed in writing by Debtor to Secured Party, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Debtor, threatened against Debtor or any Consolidated Subsidiary or any basis therefor which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the property, assets, financial condition, or business of Debtor or any Consolidated Subsidiary or materially impair the right or ability of Debtor or any Consolidated Subsidiary to carry on its operations substantially as conducted on the date of this Agreement.

     5.12 ERISA MATTERS. (a) No Pension Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan; (b) neither Debtor nor any Consolidated Subsidiary has withdrawn, nor has a condition occurred which if continued would result in a complete or partial withdrawal; (c) neither Debtor nor any Consolidated Subsidiary has incurred any withdrawal liability, including, without limitation, contingent withdrawal liability, to any Pension Plan pursuant to Title IV of ERISA;
     (d) neither Debtor nor any Consolidated Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; (e) no Reportable Event has occurred; (f) no Pension Plan or other "employee pension benefit plan" as defined in Section 3(2) of ERISA to which debtor or any Consolidated subsidiary is a party has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code; (g) the present value of all benefits vested under any Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits; (h) each Pension Plan and each other "employee benefit plan" as defined in Section 3(3) of ERISA to which Debtor or any Consolidated Subsidiary is a party is in substantial compliance with ERISA, and no such plan or any administrator, trustee, or fiduciary thereof has engaged in a prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (i) each Pension Plan and each other "employee benefit plan" as defined in Section 3(2) of ERISA to which Debtor or any Consolidated Subsidiary is a party has received a favorable determination by the Internal Revenue Service with respect to qualification under Section 401(a) of the Internal Revenue Code; and (j) neither Debtor nor any Consolidated Subsidiary has incurred any liability to a trustee or trust established pursuant to Section 4049 of ERISA or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA.

     5.13 ENVIRONMENTAL MATTERS. (a) Debtor and each Consolidated subsidiary have performed all of their respective obligations under, have obtained all necessary approvals, permits, authorizations, and other consents required by, and are not in material violation of, any applicable state or federal health or environmental law, ordinance, rule, regulation, or order; and (b) neither Debtor nor any Consolidated Subsidiary has received any notice or request from any governmental agency, other entity, or person for information, nor has Debtor or any Consolidated Subsidiary provided any notice or information to any such agency, entity, or person, concerning the presence or release of hazardous substances, wastes, or other materials (as such terms are defined by any applicable federal, state, or local law) within, on, from, related to, or affecting any real property owned or occupied by Debtor or any Consolidated Subsidiary.

     5.14 VALIDITY OF TRANSACTION DOCUMENTS. The Transaction Documents constitute the legal, valid and binding obligations of Debtor and each Consolidated Subsidiary and any Third Parties thereto, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditors' rights generally.

     5.15 NO CONSENT OR FILING. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with valid execution, delivery or performance of the Transaction Documents or for the conduct of Debtor's business as now conducted, other than filings and recordings in connection with the Transaction Documents.

     5.16 NO VIOLATIONS. Neither Debtor nor any Consolidated Subsidiary is in violation of any term of its articles or certificate of incorporation or by-laws, or of any mortgage, borrowing agreement or other instrument of agreement pertaining to indebtedness for borrowed money. Neither Debtor nor any Consolidated Subsidiary is in violation of any term of any other indenture, instrument, or agreement to which it is a party or by which it or its property may be bound, resulting, or which might reasonably be expected to result, in a material and adverse effect upon its business or assets. Neither Debtor nor any Consolidated Subsidiary is in violation of any order, writ, judgement, injunction or decree of any court of competent jurisdiction or of any statute, rule or regulation of any governmental authority. The execution and delivery of the Transaction Documents and the performance of all of the same is and will be in compliance with the foregoing and will not result in any violation thereof or result in the creation of any mortgage, lien, security interest, charge or encumbrance upon any properties or assets except in favor of Secured Party. There exists no fact or circumstance (whether or not disclosed in the Transaction Documents) which materially adversely affects or in the future (so far as Debtor can now foresee) may materially adversely affect the condition, business or operations of Debtor or any Consolidated Subsidiary.

     5.17  TRADEMARKS AND PATENTS.   Debtor and each Consolidated Subsidiary
     possesses all trademarks, trademark rights, patents, patents rights, licenses, permits, trade names, trade name rights, copyrights, and approvals that are required to conduct its business as now conducted without conflict with the rights of others. A list of the foregoing is set forth in Item 13 of the Schedule.



     5.18 CONTINGENT LIABILITIES. There are no suretyship agreements, guaranties, or other contingent liabilities of Debtor or any Consolidated Subsidiary which are not disclosed by the financial statements described in Section 5.9 or Item 29 of the Schedule.

     5.19 SOLVENCY. Debtor individually is, and Debtor and the Consolidated Subsidiaries taken as a whole are, and during the term of this Agreement, Debtor individually, and Debtor and the Consolidated Subsidiaries taken as a whole, will be at all times, Solvent, both before and after giving effect to the transactions contemplated by the Transaction Documents and any acquisition of stock or assets occurring in conjunction with or related to the Transaction Documents. The Debtor will not create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, and will not permit any of its subsidiaries to create, assume, incur, or otherwise become obligated in respect of, or permit to be outstanding, any indebtedness or liability on account of deposits or advances for borrowed money or for the deferred purchase price of any property or services, except:

               (a) indebtedness under this Agreement and the other Transaction Documents;
               (b) Trade or accounts payable and/or similar obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money;

               (c) indebtedness expressly subordinated to the indebtedness owed to the Secured Party hereunder and under the other Transaction Documents upon terms approved in advance by the Secured Party in writing;

               (d) indebtedness existing on the date of this Agreement which is reflected in the financial statements delivered to the Secured Party in connection herewith and all renewals.



     5.20 COMPLIANCE WITH LAWS. Debtor is in compliance with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operations of the real and personal property owned or leased by it in the conduct of its business.

     5.21 LICENSES, PERMITS, ETC. Each franchise, grant, authorization, license, permit, easement, consent, certificate and order of Debtor and each Consolidated Subsidiary is in full force and effect.

     5.22 MARGIN STOCK. Neither Debtor's execution and delivery of any of the Transaction Documents nor the borrowing by Debtor of any sums pursuant thereto violates Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, and Debtor neither owns nor intends to purchase or carry any "margin stock" except as set forth in Item 14 of the Schedule.

     5.23 COMMISSIONS. No brokerage commission, finders fee, or investment banking fees are payable by Debtor to any person or entity in connection with the Transaction Documents or the transaction contemplated thereby, other than Mark Kaplan which commissions or fees have been or will be paid.

     5.24 LABOR CONTRACTS. Neither Debtor nor any Consolidated Subsidiary is a party to any collective bargaining agreement or to any existing or threatened labor dispute or controversies except as set forth in Item 15 of the Schedule.

     5.25 CONSOLIDATED SUBSIDIARIES. Debtor has no Consolidated Subsidiaries other than those listed in Item 36 of the Schedule and the percentage ownership of Debtor in each such Consolidated Subsidiary is specified in such Item 36.

     5.26   ACCURACY OF REPRESENTATIONS.   No representation, warranty or
     statement by Debtor or any Third Party contained herein or in any certificate, financial statement or other document furnished by Debtor or any Third Party pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it is made. There is no fact which Debtor knows or should know and has not disclosed to Secured Party which does or may materially or adversely affect Debtor, any Consolidated Subsidiary, or any Third Party, or any of their respective operations.

     5.27  AUTHORIZED SHARES.   Debtor's total authorized common shares, the par
     value of such shares, and the number of such shares issued and outstanding, are set forth in Item 16 of the Schedule. All of such shares are of one class and have been validly issued in full compliance with all applicable federal and state laws, and are fully paid and non-assessable. No other shares of the Debtor of any class or type are authorized or outstanding.

6.   CERTAIN DOCUMENTS TO BE DELIVERED TO SECURED PARTY.

     6.1 RECEIVABLE SCHEDULE. Debtor shall deliver to Secured Party, daily or at such other intervals as may be specified in Item 17 of the Schedule, a schedule in form and content satisfactory to Secured Party describing the Invoices issued by Debtor since the last schedule submitted to Secured Party. The schedules to be provided under this Section 6.1 are solely for the convenience of Secured Party in administering this Agreement and maintaining records of the Collateral. Debtor's failure to provide Secured Party with any such schedule shall not affect the Security Interest.

     6.2   INVOICES.   Debtor shall cause all of its Invoices, including the
     copies thereof, to be printed and to bear consecutive numbers and shall prepare and issue its Invoices in such consecutive numerical order. If requested by Secured Party, all copies of Invoices not previously delivered to Secured Party shall be delivered to Secured Party with each schedule of receivables. Copies of all Invoices which are voided or canceled or which for any reason do not evidence a Receivable shall be included in such delivery. If any Invoice or copy thereof is lost, destroyed, or otherwise unavailable, Debtor shall account in writing, in form satisfactory to Secured Party, for each missing Invoice.

     6.3   AGING REPORTS.   Within ten (10) calendar days after the end of each
     month or on such other more frequent basis as may be required by Secured Party from time to time, Debtor shall submit to Secured Party an aging report in form satisfactory to Secured Party showing the amounts due and owing on all Receivables according to Debtor's records as of the close of such month or shorter period as may be required by Secured Party from time to time, together with such other information as Secured Party may require. If Debtor's aging reports are prepared by an accounting service or other agent, Debtor hereby authorizes such service or agent to deliver such aging reports and any other related documents to Secured Party.

     6.4   INVENTORY REPORTS.   Debtor shall furnish to Secured Party at the
     intervals specified in Item 17 of the Schedule, the following reports in form satisfactory to Secured Party, if such reports are required by Secured Party as specified in Item 17 of the Schedule:

           (a) An inventory value report describing all Inventory by value based on the lower of cost or market value;

           (b) A periodic summary report listing all Inventory by nature, quantity and location, together with such other information as Secured Party may require; and

           (c) A dispute report describing any dispute with any processor of Inventory or other person or entity in possession of any Inventory.

     6.5   NOTES OR OTHER INSTRUMENTS.   Each note, draft, trade acceptance, or
     other instrument for the payment of money evidencing a Receivable shall be delivered to Secured Party with the schedule listing the Receivable which it evidences and shall be indorsed by Debtor to the order of Secured Party.

     6.6 CHATTEL PAPER. The original of each item of Chattel Paper evidencing a Receivable shall be delivered to Secured Party with the schedule listing the Receivable which it evidences, together with an assignment in form and content satisfactory to Secured Party of such Chattel Paper by Debtor to the Secured Party.

     6.7  OTHER DOCUMENTS.   Debtor shall deliver to Secured Party all documents
     specified in Item 17 of the Schedule, as frequently as indicated therein or at such other times as Secured Party may request, and all other documents and information requested by Secured Party.

7.   COLLECTIONS.

     7.1 DELIVERY OF PROCEEDS TO SECURED PARTY. Unless Secured Party notifies Debtor that it specifically dispenses with one or more of the following requirements, any Proceeds of Collateral received by Debtor, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with assets of Debtor, and shall be delivered immediately to Secured Party. So long as Secured Party elects to keep the Payment Account in existence, Debtor shall deposit Proceeds of Collateral into the Payment Account and shall, on the day of each such deposit, forward to Secured Party a copy of the deposit receipt of the depository bank indicating that such deposit has been made.

     7.2   APPLICATION OF PROCEEDS.   Upon receipt of Proceeds of Collateral,
     Secured Party, in its sole discretion, may apply such Proceeds directly to
     the Indebtedness in the manner provided in Section 8.5.   Checks drawn on
     the Payment Account and all or any part of the balance of the Payment Account may be applied from time to time to the Indebtedness in the manner provided in Section 8.5. Such applications shall be applied within two business days after the Secured Party is advised by its depository bank that the amount of the proceeds has cleared.

     7.3   DEBTOR TO FORWARD SCHEDULES TO SECURED PARTY.   Whenever Debtor
     delivers payments on Receivables and other payments from sales or leases of Inventory to Secured Party, whether directly or indirectly by deposit to the Payment Account, such payments shall be accompanied by a schedule in form satisfactory to Secured Party consisting of a copy of Debtor's cash receipt journal covering such payments, certified to be correct by an authorized officer of Debtor. Individual cash receipt journals shall be segregated by the months in which payments reflected thereon are received by Debtor.

8.   PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND EXPENSES.

     8.1   PROMISE TO PAY PRINCIPAL.   Debtor promises to pay to Secured Party
     the principal of Advances as follows:

           (a) Borrowing Capacity Exceeded. Whenever the outstanding principal balance of Advances exceeds the Borrowing Capacity, Debtor shall immediately pay to Secured Party the excess of the outstanding principal balance of Advances over the Borrowing Capacity.

           (b) Payment in Full on Termination or Acceleration. Forthwith upon termination of this Agreement pursuant to Section 14.13 or acceleration of the time for payment of the Indebtedness pursuant to Section 12.2, Debtor shall pay to Secured Party the entire outstanding principal balance of Advances.

     8.2 PROMISE TO PAY INTEREST. Debtor promises to pay to Secured Party, on the first day of each month in arrears, on termination of this Agreement pursuant to Section 14.13, on acceleration of the time for payment of the Indebtedness pursuant to Section 12.2 and on the date the Indebtedness is paid in full, interest on the principal of Advances from time to time unpaid at the fluctuating per annum rate specified in Item 18 of the Schedule. Any change in the interest rate resulting from a change in the Prime Rate shall take effect simultaneously with such change in the Prime Rate. Interest shall be computed on the daily unpaid principal balance of Advances. Interest shall be calculated for each calendar day at 1/360th of the applicable per annum rate which will result in any effective per annum rate higher than that specified in Item 18 of the Schedule. From and after the occurrence of an Event of Default and for so long as such Event of Default shall continue, Debtor, as additional compensation to Secured Party for its increased credit risk, and not as penalty, shall pay interest at a per annum rate of 3% greater than the rate of interest specified in the Schedule. In no event shall the rate of interest exceed the maximum rate permitted by applicable law. If Debtor pays to Secured Party interest in excess of the amount permitted by applicable law, such excess shall be applied in reduction of the principal of Advances made pursuant to this Agreement, and any remaining excess interest, after application thereof to the principal of Advances, shall be refunded to Debtor.

     8.3 PROMISE TO PAY FEES. Debtor promises to pay to Secured Party any fees specified in Item 19 of the Schedule on the applicable due dates also specified in Item 19 of the Schedule.


     8.4   PROMISE TO PAY COSTS AND EXPENSES.

           (a) Debtor agrees to pay to Secured Party on demand, all costs and expenses as provided in this Agreement, and all costs and expenses incurred by Secured Party from time to time in connection with this Agreement, including, without limitation those incurred in: (i) preparing, negotiating, amending, waiving or granting consent with respect to the terms of any and all of the Transaction Documents; (ii) enforcing the Transaction Documents; (iii) performing, pursuant to Section 14.2, Debtor's duties under the Transaction Documents upon Debtor's failure to perform them; (iv) filing financing statements, assignments, or other documents relating to the Collateral, (e.g., filing fees, recording taxes, and documentary stamp taxes); (v) maintaining the Payment Account; (vi) administering the Transaction Documents in accordance with the terms thereof, excluding however the ordinary general administrative expenses of the Secured Party; (vii) compromising, pursuing, or defending any controversy, action, or proceeding resulting, directly or indirectly, from Secured Party's relationship with Debtor, regardless of whether Debtor is a party to such controversy, action, or proceeding occurs before or after the Indebtedness has been paid in full; (viii) realizing upon or protecting any Collateral; (ix) enforcing or collecting any Indebtedness or guaranty thereof; (x) employing collection agencies or other agents to collect any or all of the Receivables; (xi) examining Debtor's books and records or inspecting the Collateral where such examinations or inspections must be conducted, in Secured Party's sole discretion, more frequently than is customary, including, without limitation, the reasonable costs of examinations and inspections conducted by third parties, provided that nothing herein shall limit Secured Party's right to audit, examination, inspection, or other fees otherwise payable under Section 8.3 and (xii) obtaining independent appraisals from time to time as deemed necessary or appropriate by Secured Party.

           (b) Without limiting Section 8.4(a), Debtor also agrees to pay Secured Party, on demand, the reasonable attorneys fees and disbursements incurred by Secured Party for attorneys retained by Secured Party for advice, suit, appeal, or insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or in connection with any purpose specified in Section 8.4(a).

     8.5   METHOD OF PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND
     EXPENSES.   Without limiting Debtor's obligation pursuant to Sections 8.1,
     8.2, 8.3, and 8.4 to pay the principal of Advances, repayment shall be made in accordance with the terms of the Loan Agreement and shall be evidenced by the Note. Interest, fees, and costs and expenses, the following provisions shall apply to the payment thereof:

           (a)  Payment of Principal.   Debtor authorizes Secured Party to apply
     any Proceeds of Collateral, including, without limitation, payments on Receivables, other payments from sales or leases of Inventory, and any funds in the Payment Account, to the unpaid principal of Advances.

           (b) Payment of Interest, Fees and Costs and Expenses. If any accrued interest, fees, or costs and expenses have not been paid when due, Debtor authorizes Secured Party in its sole discretion to (provided, however, Secured Party shall have no obligation to): (i) make an Advance to pay for such items; or (ii) apply Proceeds of Collateral, including, without limitation, payments on Receivable other payments from sales or leases of Inventory, and any funds in the Payment Account, to the payment of such items.

           (c) Notwithstanding any other provisions of this Agreement, Secured Party, in its sole discretion, shall determine the manner and amount of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness, whether principal, interest, fees, costs and expenses, or otherwise.

     8.6   COMPUTATION OF DAILY OUTSTANDING BALANCE.   For the purpose of
     calculating the aggregate principal balance of outstanding Advances under
     Section 2.1(a) and (b), Advances shall be deemed to be paid on the date that checks drawn on or other funds received from the Payment Account are applied by Secured Party to Advances, or within one Business Day after any other payments on Receivables or other payments from sales of leases of Inventory to be so applied have been processed for collection by Secured Party; provided, however, for the purpose of calculating interest payable by Debtor, funds from the Payment Account, payments on Receivables, other payments from sales or leases of Inventory and any other payments, shall be deemed to be applied to Advances the number of days specified in Item 20 of the Schedule after the application of such funds from the Payment Account or receipt of such payments by Secured Party, and the amount of interest payable will be adjusted by Secured Party from time to time accordingly. Notwithstanding any other provision of this Agreement, if any Item presented for collection by Secured Party is not honored, Secured Party may reverse any provisional credit which has been given for the Item and make appropriate adjustments to the amount of interest and principal due.

     8.7   ACCOUNT STATED.   Debtor agrees that each monthly or other statement
     of account mailed or delivered by Secured Party to Debtor pertaining to the outstanding balance of Advances, the amount of interest due thereon, fees, and costs and expenses shall be final, conclusive, and binding on Debtor and shall constitute an "account stated" with respect to the matters contained therein unless, within thirty (30) calendar days from when such statement was mailed or, if not mailed, delivered to Debtor, Debtor shall deliver to Secured Party written notice of any objections which it may have as to such statement of account, and in such event, only the items to which objection is expressly made in such notice shall be considered to be disputed by Debtor.

9.   PROCEDURES AFTER SCHEDULING RECEIVABLES.

     9.1   RETURNED MERCHANDISE.   Debtor shall notify Secured Party immediately
     of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory. In addition to making appropriate adjustments to the Receivables Borrowing Base and the Inventory Borrowing Base to reflect the return of such Inventory, Secured Party may, in its sole discretion, request Debtor to pay Secured Party an amount equal to the consideration to have been paid for such Inventory by the Account Debtor, such payment to be applied directly to unpaid Advances.

     9.2   CREDITS AND EXTENSIONS.

           (a)  Granting of Credits and Extensions.   Debtor may grant such
     Credits and such Extensions as are ordinary in the usual course of Debtor's business without the prior consent of Secured Party; provided, however, that any such Extension shall not extend the time for payment beyond thirty
     (30) days after the original due date as shown on the Invoice evidencing the related Receivable, or as computed based on the information set forth on such Invoice.

           (b) Accounting for Credits and Extensions. Debtor shall make a full accounting of each grant of Credit or an Extension including a brief description of the reasons therefor and a copy of all credit memoranda. Such accounting shall be in form satisfactory to Secured Party daily or at such other intervals as may be specified in Item 17 of the Schedule. All credit memoranda issued by Debtor shall be numbered consecutively and copies of the same, when delivered to Secured Party, shall be in numerical order and accounted for in the same manner as provided in Section 6.2 with respect to Invoices.

           (c) Adjustment to Receivables Borrowing Base. The Receivables Borrowing Base will be reduced by the amount of all credits reflected in an accounting required by Section 9.2(b) and may, in the sole discretion of Secured Party, be reduced by the full amount of any Receivable for which Extensions were granted. Debtor shall pay to Secured Party with each such accounting an amount equal to the aggregate of such reductions of the Receivables Borrowing Base resulting therefrom, such payment to be applied directly to Advances unless Secured Party, in its sole discretion, waives its right to such payment where, after such reductions of the Receivables Borrowing Base, the total outstanding Advances to Debtor under this Agreement do not exceed the Borrowing Capacity as then computed.

     9.3   RETURNED INSTRUMENTS.   In the event that any check or other
     instrument received in payment of a Receivable shall be returned uncollected for any reason, Secured Party may, in its sole discretion, again forward the same for collection or return the same to Debtor. Upon receipt of a returned check or instrument by Debtor, Debtor shall immediately make the necessary entries on its books and records to reinstate the Receivable as outstanding and unpaid and immediately notify Secured Party of such entries, Pursuant to Section 1.1(o)(iii), the Receivable with respect to which such check or instrument was received shall thereupon become an Ineligible Receivable.

     9.4   DEBIT MEMORANDA.

           (a) Debtor shall deliver to Secured Party copies of all debit memoranda by Debtor.

           (b) Unless Secured Party otherwise notifies Debtor in writing, Debtor shall deliver at least weekly to Secured Party together with the schedule of Receivables provided for in Section 6.1, copies of all debit memoranda issued by Debtor since the last such debit memoranda delivered to Secured Party.

           (c) All debit memoranda issued by Debtor shall be numbered consecutively and copies of the same, when delivered to Secured Party, shall be in numerical order and accounted for in the same manner as provided in Section 6.2 with respect to Invoices.

     9.5   NOTES RECEIVABLE.   Debtor shall not accept any note or other
     instrument (except a check or other instrument for the immediate payment of money) with respect to any Receivable without the prior written consent of Secured Party, that shall not be unreasonably withheld. If Secured Party in its sole discretion consents to the acceptance of any such note or instrument, the same shall be considered as evidence of the Receivable giving rise to such note or instrument, shall be subject to the Security Interest, and shall not constitute payment of such Receivable, and Debtor shall forthwith indorse such note or instrument to the order of Secured Party and deliver the same to Secured Party. Upon collection, the proceeds of such note or instrument may be applied directly to unpaid Advances, interest, and costs and expenses as provided in Section 8.5.

10.  AFFIRMATIVE COVENANTS.   So long as any part of the Indebtedness remains
unpaid or this Agreement remains in effect, Debtor shall comply with the covenants contained in Item 21 of the Schedule or elsewhere in this Agreement, and with the covenants listed below:

     10.1  FINANCIAL STATEMENTS.   Debtor shall furnish to Secured Party:

           (a) Unless otherwise specified in Item 22 of the Schedule, within ninety (90) days after the end of each fiscal year, consolidated and consolidating financial statements of Debtor and each Consolidated Subsidiary as of the end of such year, fairly presenting Debtor's and each Consolidated Subsidiary's financial position, which statements shall consist of a balance sheet, an income statement covering the period of Debtor's immediately preceding fiscal year, and which shall be in the form specified in Item 23 of the Schedule.

           (b) Unless otherwise specified in Item 24 of the Schedule, within thirty (30) days after the end of each month, consolidated and consolidating financial statements of Debtor and each Consolidated Subsidiary as of the end of the month fairly presenting Debtor's and such Consolidated Subsidiary's financial position, which statements shall consist of a balance sheet, an income statement covering the period from the end of the immediately preceding fiscal year to the end of such month, all in such detail as Secured Party may request and certified to be correct by the president or chief financial officer of Debtor or other financial officer satisfactory to Secured Party.

           (c) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which Debtor sends to its shareholders, and copies of any and all periodic and special reports and registration statements which Debtor files with the Securities and Exchange Commission.

           (d) Such additional information as Secured Party may from time to time reasonably request regarding the financial and business affairs of Debtor or any Consolidated Subsidiary.

     10.2  GOVERNMENT AND OTHER SPECIAL RECEIVABLES.   Debtor shall promptly
     notify Secured Party in writing of the existence of any Receivable as to which the perfection enforceability, validity of Secured Party's Security Interest in such Receivable, or Secured Party's right or ability to obtain direct payment to Secured Party of the Proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, any Receivable subject to the Federal Assignment of Claims Act of 1940, as amended.

     10.3  TERMS OF SALE.   The terms on which sales or leases giving rise to
     Receivables are made shall be as specified in Items 3 and 25 of the Schedule.

     10.4  BOOK AND RECORDS.    Debtor shall maintain, at its own cost and
     expense, accurate and complete books and records with respect to the Collateral, in form satisfactory to Secured Party, and including, but not limited to, records of all payments received and all Credits and Extensions granted with respect to the Receivables, of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory, and of all other dealings affecting the Collateral. Debtor shall deliver such books and records to Secured Party or its representative on request. At Secured Party's request, Debtor shall mark all or any records to indicate the Security Interest. Debtor shall further indicate the Security Interest on all financial statements issued by it or shall cause the Security Interest to be so indicated by its accountants. The Payment Account, if any, is not an asset of Debtor and shall not be shown as an asset of Debtor in such books and records or in such financial statements.

     10.5 INVENTORY IN POSSESSION OF THIRD PARTIES. If any Inventory remains in the hands or control of any of Debtor's agents, finishers, contractors, or processors, or any other third party, Debtor, if requested by Secured Party, shall notify such party of Secured Party's Security Interest in the Inventory and shall instruct party to hold such Inventory for the account of Secured Party and subject to the instructions of Secured Party.

     10.6  EXAMINATIONS.   Debtor shall at all reasonable times and from time to
     time permit Secured Party or its agents to inspect the Collateral and to examine and make extracts from or copies of any of Debtor's books, ledgers, reports, correspondence, and other records.

     10.7  VERIFICATION OF COLLATERAL.   Secured Party shall have the right to
     verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate and Debtor agrees to furnish all assistance and information and perform any acts which Secured Party may require in connection therewith.

     10.8  RESPONSIBLE PARTIES.   Debtor shall notify Secured Party of the
     occurrence of any event specified in Section 1.1(o)(v) with respect to any Responsible Party promptly after receiving notice thereof.

     10.9   TAXES.   Debtor shall promptly pay and discharge all of its taxes,
     assessments, and other governmental charges prior to the date on which penalties are attached thereto, established adequate reserves for the payment of such taxes, assessments, and other governmental charges, make all required withholdings and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that such taxes, assessments, and other governmental charges have been paid in a timely fashion; provided, however that nothing contained herein shall require the payment of any tax assessment, or other governmental charge so long as its validity is being contested in good faith and appropriate proceedings diligently conducted and adequate reserves for the payment thereof have been established.

     10.10  LITIGATION.

            (a) Debtor shall promptly notify Secured Party in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Debtor or any Consolidated Subsidiary if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation may materially and adversely affect the finances or operations of Debtor or any Consolidated Subsidiary or title to, or the value of, any Collateral; or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of any Transaction Document or any action taken or to be taken pursuant to any Transaction Document.

            (b) Debtor shall furnish to Secured Party such information regarding any such litigation, proceeding, counterclaim, or investigation as Secured Party shall request.

     10.11  INSURANCE.

            (a) Debtor shall at all times carry and maintain in full force and effect such insurance as Secured Party may from time to time require, in coverage, form, and amount, and issued by insurers, satisfactory to Secured Party, including, without limitation; (i) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction;
     (ii) public liability insurance against claims of personal injury, death, or property damage suffered upon, in, or about any premises occupied by Debtor or occurring as a result of the ownership, maintenance, or operation by it of any automobile, truck, or other vehicle or as a result of the use of products manufactured, constructed, or sold by it, or services rendered by it, (iii) business interruption insurance covering risk of loss as a result of the cessation for all or any part of the business conducted by Debtor; and (iv) insurance against such other risks as are usually insured against by business entities of established reputation engaged in the same or similar businesses as Debtor and similarly situated.

            (b) Debtor shall deliver to Secured Party the policies of insurance required by Secured Party, with appropriate endorsement designating Secured Party as an additional insured and loss payee as requested by Secured Party. Each policy of insurance shall provide that if such policy is canceled for any reason whatsoever, if any substantial change is made in the coverage which affects Secured Party, or if such policy is allowed to lapse for nonpayment of premium, such cancellation, change, or lapse shall not be effective as to Secured Party until thirty (30) days after receipt by Secured Party of written notice thereof from the insurer issuing such policy.

            (c) Debtor hereby appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party, or otherwise, from time to time in Secured Party's discretion, to take any actions and execute any instruments which Secured Party may deem necessary or desirable to obtain, adjust, make claims under, and otherwise deal with insurance required pursuant hereto and to receive, indorse, and collect any drafts or other instruments delivered in connection therewith provided, however, Secured Party shall not exercise this right and authority unless there shall have occurred a Event of Default as defined in this Agreement.

     10.12  GOOD STANDING; BUSINESS.

            (a) Debtor shall take all necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business or ownership of its property requires such qualification.

            (b) Debtor shall not significantly or materially change the scope or the conduct of the business conducted by it on the date of this Agreement.

     10.13 NET WORKING CAPITAL; CONSOLIDATED TANGIBLE NET WORTH. Debtor shall maintain net working capital and a consolidated tangible net worth as specified in Item 26 of the Schedule.

     10.14  PENSION REPORTS.   Upon the occurrence of any Pension Event, Debtor
     shall furnish to Secured Party, as soon as possible and in any event within thirty (30) days after Debtor knows or has reason to know of such occurrence, the statement of the president or chief financial officer of Debtor setting forth the details of such Pension Event and the action which Debtor proposes to take with respect thereto.

     10.15  NOTICE OF NON-COMPLIANCE.   Debtor shall notify Secured Party in
     writing of any failure by Debtor or any Third Party to comply with any provision of any Transaction Document immediately upon learning of such non-compliance, or if any representation or warranty contained in any Transaction Document is no longer true.

     10.16  COMPLIANCE WITH ENVIRONMENTAL LAWS.

            (a) Debtor shall conduct its operation in compliance with the provisions of all federal, state and local laws, ordinances, rules, regulations, and orders applicable to any natural or environmental resource or media located on, above, within, or in the vicinity of, or affected by, any real property.

            (b) Debtor shall promptly notify Secured Party in writing of Debtor or any Consolidated Subsidiary receives any notice or request from any governmental agency, other agency, or person for information, or if Debtor or any Consolidated Subsidiary provides any notice or information to any such agency, entity, or person, concerning the presence or release of hazardous substances, wastes, or other materials (as such terms are defined by any applicable federal, state, or local law) within, on, from, related to, or affecting any real property.

     10.17  DEFEND COLLATERAL.   Debtor shall defend the Collateral against the
     claims and demands of all other parties (other than Secured Party) including, without limitation, defenses, setoffs, and counterclaims asserted by any Account Debtor against Debtor or Secured Party.

     10.18  USE OF PROCEEDS.   Debtor shall use the proceeds of Advances solely
     for Debtor's working capital and for such other legal and proper and corporate purposes as are consistent with all applicable laws, Debtor's articles or certificate of incorporation and by-laws, resolutions of Debtor's Board of Directors, and the terms of this Agreement.

     10.19  COMPLIANCE WITH LAWS.   Debtor shall comply with all applicable
     laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operations of the real and personal property owned and leased by it in the conduct of its business.

     10.20  MAINTENANCE OF PROPERTY.   Debtor shall maintain its property
     including, without limitation, the Collateral, in good condition and repair and shall prevent the Collateral or any part thereof from being or becoming an accession to other goods not constituting Collateral.

     10.21  LICENSES, PERMITS, ETC.   Debtor shall maintain all of its
     franchises, grants, authorizations, licenses, permits, easements, consents, certificates, and orders, if any, in full force and effect until their respective expiration dates.

     10.22  TRADEMARKS AND PATENTS.   Debtor shall maintain all of its
     trademarks, trademark rights, patents, patent rights, licenses, permits, trade names, trade names rights, and approvals, if any, in full force and effect until their respective expiration dates.

     10.23  ERISA.   Debtor shall comply with the provisions of ERISA and the
     Internal Revenue Code with respect to each Pension Plan.

     10.24  MAINTENANCE OF OWNERSHIP.   Debtor shall at all times maintain
     ownership of the percentages of issued and outstanding capital stock of each Consolidated Subsidiary set forth in Item 36 of the Schedule and notify Secured Party in writing prior to the incorporation of any new Consolidated Subsidiary.

     10.25  ACTIVITIES OF CONSOLIDATED SUBSIDIARIES.   Unless the provisions of
     this Section 10.25 are expressly waived by Secured Party in writing, Debtor shall cause each Consolidated Subsidiary to comply with Sections 10.1(b), 10.9, 10.11(a), 10.12, 10.16 and 10.19 through 10.23, inclusive, and any of the provisions contained in Item 21 of the Schedule, and shall cause each Consolidated Subsidiary to refrain from doing any of the acts proscribed by Sections 11.2, 11.3, 11.6 through 11.15, inclusive, or proscribed by any of the provisions contained in Item 21 of the Schedule. The Debtor shall not at any time engage in, and shall not permit any of its Subsidiaries to engage in, any transaction with an affiliate on terms generally less advantageous to the Debtor or such subsidiary, as the case may be, than would be the case if such transaction had been effected with a non-affiliate.

11.  NEGATIVE COVENANTS.   So long as any part of the Indebtedness remains
unpaid or this Agreement remains in effect, Debtor, without the written consent of Secured Party, shall not violate any covenant contained in Item 21 of the Schedule and shall not:

     11.1 LOCATION OF INVENTORY, EQUIPMENT AND BUSINESS RECORDS. Move the Inventory, Equipment or the records concerning the Collateral from the location where they are kept as specified in Items 10 and 12 of the Schedule.

     11.2   BORROWED MONEY.   Create, incur, assume, or suffer to exist any
     liability for borrowed money, except to Secured Party and except as may be specified in Item 27 of the Schedule.

     11.3 SECURITY INTEREST AND OTHER ENCUMBRANCES. Create, incur, assume, or suffer to exist any mortgage, security interest, lien, or other encumbrance upon any of its properties or assets, whether now owned or hereafter acquired, except mortgages, security interests, liens, and encumbrances (a) in favor of Secured Party and (b) as may be specified in Item 11 of the Schedule.

     11.4 STORING THE COLLATERAL. Place the Collateral in any warehouse which may issue a negotiable Document with respect thereto.

     11.5 USE OF COLLATERAL. Use the Collateral in violation of any provision of the Transaction Documents, of any applicable statute, regulation, or ordinance, or of any policy insuring the Collateral.

     11.6 MERGERS, CONSOLIDATIONS, OR SALES. (a) Merge or consolidate with or into any corporation; (b) enter into any joint venture or partnership with any person, firm, or corporation; (c) convey, lease, or sell all or any material portion of its property or assets or business to any other person, firm, or corporation except for the sale of Inventory in the ordinary course of business and in accordance with the terms of this Agreement; or
     (d) convey, lease, or sell any of its assets to any person, firm, or corporation for less than the fair market value thereof.

     11.7 CAPITAL STOCK. Purchase or retire any of its capital stock or issue any capital stock, except pro rata to its present stockholders, or otherwise change the capital structure of Debtor or change the relative rights, preferences or limitations relating to any of its capital stock.

     11.8   DIVIDENDS OR DISTRIBUTION.   Pay or declare any cash or other
     dividend or distributions on any of its corporate stock, except that stock dividends may be paid, and except that a Consolidated Subsidiary may pay dividends of any kind to Debtor. The Debtor shall not directly or indirectly declare or make, and shall not permit any of its subsidiaries directly or indirectly to declare or make, any Restricted Payment or Restricted Purchase, (as hereinafter defined) or set aside any funds for any such purpose. "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend, or other payment to any person or entity on account of any shares of stock or other securities of the Debtor or any of its subsidiaries; or (b) any payment of principal or interest on any Indebtedness issued by the Debtor or any of its subsidiaries to, or any management, consulting, or similar fees payable by the Debtor or any of its Subsidiaries to, any affiliate of the Debtor. "Restricted Purchase" shall mean any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of capital stock or other securities of the Debtor or any of its subsidiaries.

     11.9 INVESTMENTS AND ADVANCES. Make any investment in or advances to any other person, firm, or corporation, except (a) advance payments or deposits against purchases made in the ordinary course of Debtor's regular business;
     (b) direct obligations of the United States of America; (c) any existing investments in, or existing advances to, the Consolidated Subsidiaries; or
     (d) any investments or advances that may be specified in Item 28 of the Schedule.

     11.10  GUARANTIES.   Become a guarantor, a surety, or otherwise liable for
     the debts or other obligations of any other person, firm, or corporation, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies, or services (or by way of stock purchase, capital contribution, advance, or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an indorser or instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except as may be specified in Item 29 of the Schedule.

     11.11  LEASES.   Enter, as lessee, into any lease of real or personal
     property (whether such lease is classified on Debtor's financial statements as a capital lease or operating lease) if the aggregate of the rentals of such lease and of Debtor's other than existing leases would exceed in any one of Debtor's fiscal years the amount specified in Item 30 of the Schedule.

     11.12  CAPITAL EXPENDITURES.   Make or incur any capital expenditures in
     any one fiscal year in an aggregate amount in excess of the amount, if any, specified in Item 31 of the Schedule.

     11.13  COMPENSATION.

            (a) Pay or obligate itself to pay, directly or indirectly, any salaries, bonuses, dividends, or other compensation to its officers or directors, or members of their immediate families, in the aggregate exceeding the amount, if any, specified in Item 32 of the Schedule.

            (b) Pay or obligate itself to pay, directly or indirectly, any salaries, bonuses, dividends, or other compensation to individuals, if any, specified in Item 33 of the Schedule in excess of the amount therein specified for such individuals.

     11.14  NAME CHANGE.   Change its name without giving at least thirty (30)
     days prior written notice of its proposed new name to Secured Party, together with delivery to Secured Party of UCC-3 Financing Statements reflecting Debtor's new name, all in form and substance satisfactory to Secured Party.

     11.15  DISPOSITION OF COLLATERAL.   Sell, assign, or otherwise transfer,
     dispose of or encumber the Collateral or any interest therein, or grant a security interest therein or license thereof, except to Secured Party and except the sale or lease of Inventory in the ordinary course of business of Debtor and in accordance with the terms of this Agreement.

12.  EVENTS OF DEFAULT.

     12.1   EVENTS OF DEFAULT.   The occurrence of any one or more of the
     following events shall constitute an event of default (individually, an Event of Default and, collectively, Events of Default):

            (a)  Nonpayment.   Nonpayment when due of any principal, interest,
     premium, fee, cost, or expense due under the Transaction Documents.

            (b)  Negative Covenants.   Default in the observance of any of the
     covenants or agreements of Debtor contained in Article 11 and such default has not been cured to Secured Party's satisfaction with 10 days form the occurrence of such default.

            (c)  Other Covenants.   Default in the observance of any of the
     covenants or agreements or Debtor contained in the Transaction Documents, other than in Article 11 or Sections 8.1, 8.2, 8.3 or 8.4 or any other agreement with Secured Party which is not remedied within the earlier of ten (10) days after (i) notice thereof by Secured Party to Debtor, or (ii) the date Debtor was required to give notice to Secured Party under Section 10.15.

            (d)  Cessation of Business or Voluntary Insolvency Proceedings.  The
     (i) cessation of operations of Debtor's business as conducted on the date of this Agreement; (ii) filing by Debtor of a petition or request for liquidation reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency, or other similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (iii) making by Debtor of a general assignment for the benefit of creditors; (iv) consent by the Debtor to the appointment of a receiver or trustee, including without limitation, a "custodian" as defined in the Federal Bankruptcy Code for Debtor or any of Debtor's assets; (v) making of any, or sending of any notice of any intended, bulk sale by Debtor; or of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against or winding up of affairs of, Debtor.

            (e) Involuntary Insolvency Proceedings. (i) The appointment of a receiver, trustee, custodian, or officer performing similar functions, including, without limitation, a "custodian" as defined in the Federal Bankruptcy Code, for Debtor or any of Debtor's assets; or the filing against Debtor of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or of any other foreign jurisdiction now or hereafter in effect; or of any other type of insolvency proceedings (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Debtor and (ii) such appointment shall not be vacated or such petition or proceeding shall not be dismissed within sixty days after such appointment, filing or institution.

            (f)  Other Indebtedness and Agreements.   Failure by Debtor to pay
     when due (or, if permitted by the terms of any applicable documentation, within any applicable grace period) any indebtedness owing by Debtor to Secured Party or the exercise of a default remedy by any other entity as a result of Debtor's failure to pay any indebtedness owed to them (other than the Indebtedness incurred pursuant to this Agreement and including, without limitation indebtedness evidencing a deferred purchase price), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or failure by the Debtor to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than a Transaction Document) evidencing or securing or relating to any indebtedness owing by Debtor when required to be performed if the effect of such failure is to permit the holder to accelerate the maturity of such indebtedness.

           (g) Judgements. Any judgement or judgements against Debtor (other than any judgement for which Debtor is fully insured) shall remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days.

           (h) Pension Default. Any Reportable Event which Secured Party shall determine in good faith constitutes grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States district court of a trustee to administer any Pension Plan shall occur and shall continue thirty (30) days after written notice thereof to Debtor by Secured Party; or the Pension Plan Guaranty Corporation shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a Trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or any Pension Plan shall be terminated; or Debtor or any Consolidated Subsidiary shall withdraw from a Pension Plan in a complete withdrawal; or there shall arise vested unfunded liabilities under any Pension Plan that, in good faith opinion of Secured Party, have or will or might have a material adverse effect on the finances or operations of Debtor; or Debtor of any Consolidated Subsidiary shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such plan or any agreement or which is required to meet statutory minimum funding standards.

           (i) Collateral; Impairment. There shall occur with respect to the Collateral any (i) misappropriation, conversion, diversion, or fraud, (ii) levy, seizure, or attachment, or (iii) material loss, theft, or damage.

           (j) Insecurity; Change. Secured Party shall believe in good faith that the prospect of payment of all or any part of the Indebtedness or performances of Debtor's obligations under the Transaction Documents or any other agreement between Secured Party and Debtor is impaired; or there shall occur any materially adverse change in the business or financial condition of Debtor.

           (k)  Third Party Default.   There shall occur with respect to any
     Third Party or any Consolidated Subsidiary, including, without limitation, any guarantor or Consolidated Subsidiary (i) any event described in Section 12.1(d), 12.1(e), 12.1(f) or 12.1(g), (ii) any pension default event such as described in Section 12.1(h) with respect to any pension plan maintained by Third Party or such Consolidated Subsidiary, or (iii) any failure by Third Party or such Consolidated to perform in accordance with the terms of any agreement between such Third Party and Secured Party.

           (l) Representations. Any certificate, statement, representation, warranty, or financial statement furnished by or on behalf of Debtor or any Third Party pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein) or as an inducement to Secured Party to enter into this Agreement or any other lending agreement with Debtor shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified or to have omitted any substantial contingent or unliquidated liability or claim against Debtor or any such Third Party, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate which shall not have been disclosed in writing to Secured Party at or prior to the time of execution.

           (m) Challenge to Validity. Debtor or any Third Party commences any action or proceeding to contest the validity or enforceability of any Transaction Document or any lien or security interest granted or obligations evidenced by any Transaction Document.

           (n) Death or Incapacity; Termination. Any Third Party dies or becomes incapacitated, or terminates or attempts to terminate, in accordance with its terms or otherwise, any guaranty or other Transaction Document executed by such Third Party.

           (o) Change of Ownership. If all or a controlling interest of the capital stock of Debtor shall be sold, assigned, or otherwise transferred or if a security interest or other encumbrance shall be granted or otherwise acquired therein or with respect thereto.

     12.2   EFFECTS OF ANY EVENT OF DEFAULT.

            (a) Upon the happening of one or more Events of Default (except an Event of Default under either Section 12.1(d) or 12.1(e), Secured Party may declare any obligations it may have hereunder to be canceled and the principal of the Indebtedness then outstanding to be immediately due and payable, together with all interest thereon and costs and expenses accruing under the Transaction Documents. Upon such declaration, any obligations Secured Party may have hereunder shall be immediately canceled and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand or further notice of any kind to Debtor.

            (b)  Upon the happening of one or more Events of Default under
     Section 12.1(d) or 12.1(e), Secured Party's obligations hereunder shall be canceled immediately, automatically, and without notice, and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand, or notice of any kind to the Debtor.

13.  SECURED PARTY'S RIGHTS AND REMEDIES.

     13.1. GENERALLY. Secured Party's rights and remedies with respect to the Collateral, in addition to those rights granted herein and in any other agreement between Debtor and Secured Party now or hereafter in effect, shall be those of a secured party under the Uniform Commercial Code as in effect in the State and under any other applicable law.

     13.2. NOTIFICATION OF ACCOUNT DEBTORS. Secured Party may, at any time and from time to time, notify any or all Account Debtors of the Security Interest and may direct such Account Debtors to make all payments on Receivables directly to Secured Party.

     13.3. POSSESSION OF COLLATERAL. Whenever Secured Party may take possession of the Collateral pursuant to Section 13.1, Secured Party may take possession of the Collateral on Debtor's premises or may remove the Collateral or any part thereof to such other places as the Secured Party may in its sole discretion determine. If requested by Secured Party, Debtor shall assemble the Collateral and deliver it to Secured Party at such place as may be designated by Secured Party.

     13.4. COLLECTION OF RECEIVABLES. Secured Party may demand, collect, and sue for all monies and Proceeds due or to become due on the Receivables (in either Debtor's or Secured Party's name at the latter's option) with the right to enforce, compromise, settle, or discharge any or all Receivables. If Secured Party takes any action contemplated by this Section with respect to any Receivable, Debtor shall not exercise any right that Debtor would otherwise have had to take such action with respect to such Receivable.

     13.5. INDORSEMENT OF CHECKS; DEBTOR'S MAIL. Debtor hereby irrevocably appoints Secured Party the Debtor's agent with full power, in the same manner, to the same extent, and with the same effect as if Debtor were to do the same: to indorse Debtor's name on any Instruments or Documents pertaining to any Collateral; to receive and collect all mail addressed to Debtor; to direct the place of delivery of such mail to any location designated by Secured Party; to open such mail; to remove all contents therefrom; and to retain all contents thereof constituting or relating to the Collateral. This agency is unconditional and shall not terminate until all of the Indebtedness is paid in full and this Agreement has been terminated provided, however, this remedy shall not be exercised until an Event of Default has occurred as defined in this Agreement. Secured Party agrees to give Debtor notice in the event it exercises this agency, except with respect to the indorsement of Debtor's name on any instruments or documents pertaining to any Collateral.

     13.6. REGISTERED HOLDER OF COLLATERAL. If any Collateral consists of investment securities, Debtor authorizes Secured Party to transfer the same or any part thereof into its own name or that of its nominee so that Secured Party its nominee may appear of record as the sole owner thereof and if such securities are so transferred prior to an Event of Default, the Secured Party gives to Debtor a revocable proxy to vote and take all action with respect to such securities, such proxy to be effective so long as there has not occurred an Event of Default and Secured Party has not delivered to Debtor a written notice of revocation of such proxy. After receipt of such revocation, Debtor waives all rights to be advised of or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies given by Secured Party to Debtor as aforesaid shall thereafter be effective.

     13.7.  INCOME FROM AND INTEREST ON INSTRUMENTS.

            (a) Until the occurrence of an Event of Default, Debtor reserves the right to receive all income from or interest on the Collateral consisting of Instruments, and if Secured Party shall receive any such income or interest prior to such Event of Default, Secured Party shall pay the same promptly to Debtor.

            (b) Upon the occurrence of an Event of Default, Debtor will not demand or receive any income from or interest on such Collateral, and if Debtor receives any such income or interest without any demand by it, same shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Debtor and shall be delivered to Secured Party in the form received, properly indorsed to permit collection, not later than the next business day following the day of its receipt. Secured Party may apply the net cash receipts from such income or interest to payment of any of the Indebtedness, provided that Secured Party shall account for and pay over to Debtor any such income or interest remaining after payment in full of the Indebtedness.

     13.8.  INCREASES, PROFITS, PAYMENTS OR DISTRIBUTIONS.

            (a) Whether or not any Event of Default has occurred, Debtor authorizes Secured Party: (i) to receive any increases in or profits on the Collateral (including, without limitation, any stock issued as a result of any stock split or dividend, any capital distributions and the like), and to hold the same as part of the Collateral; and (ii) to receive any payment or distribution on the Collateral upon exchange or redemption by, or dissolution and liquidation of, the issuer; to surrender such Collateral or any part thereof in exchange therefor; and to hold the net cash receipts or other property from any such payment or distribution as part of the Collateral.

            (b) If Debtor receives any such increase, profits, payments or distributions, Debtor will receive and deliver same promptly to Secured Party on the same terms and conditions set forth in Section 13.7(b) respecting income or interest, to be held by Secured Party as part of the Collateral.

14.  MISCELLANEOUS.

     14.1. PERFECTING THE SECURITY INTEREST; PROTECTING THE COLLATERAL. Debtor will execute and deliver to Secured Party such financing statements, assignments, and other documents and will do such other things in connection with the Transaction Documents as Secured Party may request. Debtor hereby authorizes Secured Party to file such financing statements relating to the Collateral without Debtor's signature thereon as Secured Party may deem appropriate, and appoints Secured Party as Debtor's attorney-in-fact (without requiring Secured Party) to execute any such financing statement of statements in Debtor's name and to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve, and realize upon the Collateral.

     14.2. PERFORMANCE OF DEBTOR'S DUTIES. Upon Debtor's failure to perform any of its duties under the Transaction Documents, including, without limitation, the duty to obtain insurance as specified in Section 10.11, Secured Party may, but shall not be obligated to, perform any or all such duties.

     14.3. NOTICE OF SALE. Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Party of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code as in effect in the State or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least five (5) days prior to such action, to Debtor's address or addresses specified above or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor.

     14.4.  WAIVER BY SECURED PARTY.    No course of dealing between Debtor and
     Secured Party and no delay or omission by Secured Party in exercising any right or remedy under the Transaction Documents or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Secured Party are cumulative.

     14.5. WAIVER BY DEBTOR. Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all Account Debtors and against any and all prior parties to any note, Chattel Paper, draft, trade acceptance, or other instrument for the payment of money covered by the Security Interest whether or not in Secured Party's possession. Secured Party shall not be responsible to Debtor for loss or damage resulting from Secured Party's failure to enforce any Receivables or to collect any moneys due or to become due thereunder or other Proceeds constituting Collateral thereunder. Debtor waives protest of any note, check, draft, trade acceptance, or other instrument for the payment of money constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party.

     14.6. SETOFF. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether of not it has so declared) Secured Party at its sole election may setoff against the Indebtedness any and all monies then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the Indebtedness or the obligation to pay such monies owed by Secured Party is then due, and Secured Party shall be deemed to have exercised such right to setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

     14.7. ASSIGNMENT. The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof.

     14.8. SUCCESSORS AND ASSIGNS. Secured Party and Debtor as used herein shall include the successors or assigns of those parties, except that Debtor shall not have the right to assign its rights hereunder or any interest herein.

     14.9.  MODIFICATION.    No modification, rescission, waiver, release, or
     amendment of any provision of this Agreement shall be made, except as may be provided in Item 38 of the Schedule or by written agreement signed by Debtor and a duly authorized officer of Secured Party.

     14.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by Secured Party and Debtor or separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one in the same Agreement.

     14.11. GENERALLY ACCEPTED ACCOUNTING PRINCIPALS. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or similar accounting body of comparable standing, or should be recommended by Debtor's certified public accountants, to the extent such changes would affect any financial calculations to be made in making such calculations only from and after such date as Debtor and Secured Party shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

     14.12.  INDEMNIFICATION.

             (a) If after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and Debtor shall be liable, and shall indemnify and hold Secured Party harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 14.12(a) shall survive the termination of this Agreement and the Transaction Documents.

             (b) Debtor agrees to pay, indemnify, and hold Secured Party harmless, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, counsel and special counsel fees and disbursements in connection with any litigation, investigation, hearing or other proceeding) with respect or in any way related to the existence, execution, delivery, enforcement, performance and administration of this Agreement and any other Transaction Document (all of the foregoing, collectively, the "Indemnified Liabilities"). The agreements in this Section 14.12(c) shall survive repayment of the Indebtedness.

     14.13.  TERMINATION; PREPAYMENT PREMIUM.

             (a) Termination. This Agreement is and is intended to be a continuing Agreement and shall remain in full force and effect for an initial term equal to the term set forth in Item 35 of the Schedule and for any renewal term also specified in Item 35 of the Schedule; provided, however, that either party may terminate this Agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least sixty (60) days prior to the end of any such period whereupon at the end of such period all Indebtedness shall be due and payable in full without presentation, demand, or further notice of any kind. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the Security Interest, Secured Party's rights and remedies under the Transaction Documents and Debtor's obligations and liabilities under the Transaction Documents, shall survive any termination of this Agreement and shall remain in full force and effect until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Secured Party, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No collateral shall be released or financing statement terminated until such final and irrevocable payment in full of the Indebtedness as described in the preceding sentence.

             (b) Prepayment Premium. If Debtor pays in full all or substantially all of the principal balance of Advances prior to the end of the initial term or any renewal term of this Agreement as set forth in Item 37 of the Schedule, other than temporarily from funds internally generated in the ordinary course of business, at the time of any such payment Debtor shall also pay to Secured Party the prepayment premium set forth in Item 37 of the Schedule. Any tender of payment in full of principal balance following an acceleration by Secured Party of the Indebtedness pursuant to
     Section 12.2 shall be for purposes of this Section 14.13(b), deemed to be considered a prepayment requiring Debtor to pay the prepayment premium set forth in Item 37 of the Schedule.

     14.14. FURTHER ASSURANCES. From time to time, Debtor shall take such action and execute and deliver to Secured Party such additional documents, instruments, certificates, and agreements as Secured Party may reasonably request to effectuate the purposes of the Transaction Documents.

     14.15. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     14.16. CUMULATIVE SECURITY INTEREST, ETC. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for payment or performance of the Indebtedness and no security taken hereafter as security for payment or performance of the Indebtedness shall impact in any manner or affect this Agreement or the security interest granted hereby, all such present and future additional security to be considered as cumulative security.

     14.17. SECURED PARTY'S DUTIES. Without limiting any other provision of this Agreement: (a) the powers conferred on Secured Party hereunder are solely to protect its interest and shall not impose any duty to exercise any such powers and (b) except as may be required by applicable law, Secured party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

     14.18. NOTICES GENERALLY. All notices and other communications hereunder shall be made by telegram, telex, electronic transmitter, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom sent one Business Day after sending, if sent by telegram, telex, electronic transmitter, or overnight air courier, and three Business Days after mailing, if sent by certified or registered mail. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth on the cover page hereof or to such other address as such party may designate for itself in a notice to the other party given in accordance with this
     Section 14.18.

     14.19. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

     14.20. INCONSISTENT PROVISIONS. The terms of this Agreement and other Transaction Documents shall be cumulative except to the extent they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

     14.21. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions, including, without limitation, those expressed in any commitment letter delivered by Secured Party to Debtor.

     14.22. APPLICABLE LAW. THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE, WITHOUT REGARD TO PRINCIPALS OF CONFLICT OF LAW, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE.

     14.23. ARBITRATION. Disputes regarding the nonpayment of any amount due under this Agreement to Secured Party or any of its affiliates which arise from, result from or relate to a counterclaim, offset, recoupment, claim or defense of the Debtor which is founded upon, arises out of or is related to, any theory of lender liability or other similar theory, and all disputes and claims relating to any provision hereof or relating to or arising out of the parties relationship or creation or termination hereof (including, without limitation, any claim that any provision of this Agreement is illegal, unenforceable or voidable under any law, ordinance or ruling) shall be settled by arbitration at the office of the American Arbitration Association in Atlanta, Georgia, in accordance with the United States Arbitration Act (9 U.S.C. Section, et seq.) and the Rules of the
                                               ------           ------------
     American Arbitration Association.  Suits to compel arbitration or to
     --------------------------------
     determine arbitrability shall be brought in the United States District Court for the Northern District of Georgia. All awards of the arbitration shall be binding and non-appealable except as otherwise provided in the United States Arbitration Act. Judgement upon the award of the arbitrator may be entered in any court having jurisdiction thereof. PROVIDED, HOWEVER, that nothing contained in this Paragraph shall be interpreted or construed so as to make claims by the Secured Party to enforce its rights in the Collateral or for the payment of sums due to the Secured Party or the others by the Debtor (whether prior or subsequent to any Event of Default), subject to arbitration, even though counterclaims, offsets, recoupments, and other defenses and claims by Debtor are subject to arbitration.

Accepted by:

EMERGENT FINANCIAL CORP.,             Debtor: FIRST LIGHT ENTERTAINMENT
A SOUTH CAROLINA CORP                         CORPORATION, A GEORGIA CORPORATION

By: /s/ Ron Warnock                   By: /s/ Robert A. Martinez
    --------------------------           ---------------------------------------
     RON WARNOCK, SR. V.P                     Robert Martinez, Chief Financial
                                              Officer

                                      Attest: /s/ J. Eric Van Atta
                                             -----------------------------------
                                              J. Eric Van Atta, Secretary



                                                   (Corporate Seal)

                                   SCHEDULE

     This Schedule is a part of a Loan and Security Agreement, dated APRIL 2,
                                                                     --------
1998, between FIRST LIGHT ENTERTAINMENT CORPORATION and EMERGENT FINANCIAL CORP., a South Carolina Corporation, ("EFC").

1.   Borrowing Capacity (SS 1.1(c))
     ------------------------------

          Borrowing Capacity at any time shall be the net amount determined by taking the lesser of the following amounts:

     (A)   $1,000,000.00

           or

     (B)   the amount equal to the sum of:

           (i)  85.00% of the Receivable Borrowing Base;

     and

           (ii) the lessor of  - 0 -   or the amount of the Inventory Borrowing
                             ---------
                Base;

     and subtracting from the lessor of (A) or (B) above, the sum of (a) banker's acceptances, plus (b) letters of guaranty, plus (c) standby letters of credit.

2.   Inventory Borrowing Base Percentages (SS 1.1(r))
     ------------------------------------------------

          The following percentages of dollar value (calculated at the lower of actual cost or market value) are applicable to the following categories of Eligible Inventory:

          ( N/A )  finished goods, to the extent of ___%;

          ( N/A )   raw materials, to the extent of ___ %;

          ( N/A )   work in process to the extent of ___%.

3.   Cash Discount (SS 1.1(g) & 10.3)
     --------------------------------

          Maximum Cash Discount of 2.00%, net 10 days

4.   Receivable--Age (SS 1.1(o)(i))
     ------------------------------

          90 DAYS AFTER  ( X )  INVOICE DATE
          --
                         (   )  due date (not to exceed ___ days after invoice
                                date)

                                shown on the Invoice evidencing the applicable Receivable.

5.   Receivable Disqualification Percentage (SS 1.1(o) (vi))
     -------------------------------------------------------

           25.00 % OR MORE
           ------

6.   Permissible Foreign Account Debtors (SS 1.1(o)(vii))
     ----------------------------------------------------

           NONE

7.   Inventory Accounting (SS 1.1(r))
     --------------------------------

           ( X )  First-in, first-out (FIFO)

           (   )  Last-in, first-out  (LIFO)

           (   )  Other as specified below

8.   Payment Account (SS 1.1(t))
     ---------------------------

           There is  ( X )     a Payment Account

           is not  (    )

           Name and address of depository bank:  NATIONSBANK, N.A.

9.   State of Incorporation (SS 4.2(b), 5.1)
     ---------------------------------------

     Debtor:                   GEORGIA

     Consolidated Subsidiary   N/A

10.  Location(s) of Inventory and Equipment (SS 5.4(c), 5.7, 5.8(a) & 11.1)
     ----------------------------------------------------------------------

     INVENTORY LOCATIONS:  -  1245 FOWLER STREET, N.W. ATLANTA, GEORGIA  30318

     Equipment Locations (including names and addresses of owners or real property and mortgages):

     1245 Fowler Street, N.W. Atlanta, Georgia

11.  Permitted Encumbrances (SS 5.5(a), 5.5(c) & 11.3)
     -------------------------------------------------

           NONE

12.  Business Records Location (SS 5.7(a), 5.7(c) & 11.1)
     ----------------------------------------------------

           1245 Fowler Street, N.W. Atlanta, Georgia  30318

13.  Trademarks and Patents (SS 5.17)
     --------------------------------
     Debtor:

     Consolidated Subsidiary:

14.  Margin Stock:      (SS 5.22)
     ----------------------------

                                NONE

15.  Labor Contracts (SS 5.24)
     -------------------------

     Debtor:                      NONE

     Consolidated Subsidiary:

16.  Authorized Shares (SS 5.27)
     ---------------------------

           No. of authorized common shares:       $1,000,000

           Par Value of common shares:            $1.00 per share

           No. of issued and outstanding shares:  100,000

17.  Required Documents (SS 6.1, 6.4, 6.7, 9.2(b)

                                        Check if Required      Frequency Due
                                        -----------------      -----------------------
     Borrowing Base Certificate          (X)                    Daily

     Receivable Schedule (Aging)         ( X )                  Monthly, for the end of
                                                                the month, due by the
                                                                10th of the following
                                                                month.

     Inventory Reports

     (a)     Value Reports               (   )                  Upon Request

     (b)     Periodic Summary Reports    (   )                  Upon Request

     (c)     Dispute Report              (   )                  Upon Request

     Credits & Extension Reports         ( X )                  Same as Receivable Aging

     Copies of billing documents
     relating to the Receivables         ( X )                  Upon Request

     List of names and addresses of
     Account Debtors                     ( X )                  At closing & upon request

     Reconciliation report, in form
     satisfactory to                     ( X )                  Monthly, for the end of
     Secured Party, showing                                     the month, due by the
     all Receivables, collections,                              10th of the following month.
     payments, Credits, & Extensions
     since the proceeding report

     Payable aging report, showing the
     amounts due and owing on all of     ( X )                  Monthly, for the end of
     Debtor's payable according to                              the month, due by the
     Debtor's records as of the close                           10th of the following Month.
     of such periods as shall be
     specified by Secured Party.

     Payroll tax returns                 ( X )                  Quarterly

     Payroll tax calculations
     and deposit information             ( X )                  Monthly

     Invoice and Credit registers        ( X )                  Daily or with each
                                                                Advance Request

18.  Interest Rate (SS 8.2)
     ----------------------

     TWO AND ONE-HALF PERCENT (2.50%) PLUS THE GREATER OF (I) THE PRIME RATE OR
     (II) SEVEN AND ONE-HALF PERCENT (7.50%).

19.  Fees and Due Dates (SS 8.3)
     ---------------------------

     Type                     Amount                      Due Date(s)
     ----                     ------                      -----------

     Monthly Service Fee      .0.50% of the average       Due and payable on the
                              daily balance of the loan   first day of each
                              outstanding,                month for the
                              subject to a monthly        preceding month.
                              minimum fee of $500.00

     Facility Fee             .25% ($2,500.00) of the     At closing and each
                              total credit facility       facility anniversary
                                                          date of the Loan and
                                                          Security Agreement,
                                                          in the event of
                                                          renewal.

     Overline Fee             .50% per daily              Due and payable on the
                              occurrence of               first day of each
                              the excess of               month for the
                              indebtedness over           preceding month.
                              the borrowing capacity
                              defined in Schedule Item
                              1(A).

     Overcollateral Fee       .50% per daily              Due and payable on the
                              occurrence of               first day of each
                              the excess of               month for the
                              indebtedness over           preceding month.
                              the borrowing capacity
                              defined in Schedule Item
                              1(A).

     Audit Fee                $400.00 per day, plus       Due upon occurrence.
                              out of pocket expenses,
                              limited to $750.00 per
                              quarter as long as
                              the credit line is not
                              in default.

20. Uncollected Funds Adjustment (SS 8.6)
    -------------------------------------

          (  )    ________________ calendar days; or

          (XX)    THREE (3)  BUSINESS DAYS; OR

          (  )    for each Item, the number of days estimated by Secured
                  party as necessary for collection of funds from the particular institution on which such Item is drawn.

21. Additional Covenants (SS 10 & 11)
    ---------------------------------

          None

22. Annual Financial Statements -- Timing (SS 10.1(a))
    --------------------------------------------------

23. Annual Financial Statements -- Form (SS 10.1(a))
    ------------------------------------------------

          The following prepared by independent certified public accountants satisfactory to Secured Party

          (    )     a compilation

          (    )     a review or

          ( X ) AUDITED (AS A COMPONENT OF THE AUDITED FINANCIAL STATEMENTS OF THE PARENT COMPANY).

24. Interim Financial Statements (SS 10.1(b)
    ----------------------------------------

          Internally generated interim financial statements within 30 days of each month end.

25. Terms of Sale (SS 10.3)
    -----------------------

          Due dates of no more than 30 calendar days from date of Invoice, except in regard to transactions specified below under "Datings."

    Datings:   NONE

26. Net Working Capital; Consolidated Tangible Net Worth (SS 10.13)
    ---------------------------------------------------------------

          Minimum net working capital      NOT TO DETERIORATE MORE THAN $100,000
                                           FROM COMPUTED LEVELS FROM THE 1/31/98
                                           BALANCE SHEET.

          Minimum consolidated tangible    NOT TO DETERIORATE MORE THAN $100,000
          net worth:                       FROM COMPUTED LEVELS FROM THE
                                           1/31/98 BALANCE SHEET.

    The New Working Capital and Tangible Net Worth covenants will not be considered as an event of default unless the computed amounts exceed the levels noted above for two (2) consecutive month end periods, or the computed levels deteriorate more than $250,000 from the 1/31/98 balance sheet, in a single month end period. Intercompany assets and liabilities are excluded from the Net Working Capital and Tangible Net Worth covenants.

27. Permitted Borrowing (SS 11.2)
    -----------------------------

    Debtor: NONE, OTHER THAN THAT OF EMERGENT FINANCIAL CORP FACILITATED THROUGH THIS TRANSACTION AND THOSE IN EXISTENCE AT THE TIME OF CLOSING OF THIS TRANSACTION, AS DISCLOSED IN VARIOUS SCHEDULES AND EXHIBITS RELATED TO THE LOAN DOCUMENTS OF THIS FACILITY.

  Consolidated Subsidiary:  N/A

28. Permitted Investments and Advances (SS 11.9(d))
    -----------------------------------------------

    Debtor: NONE, OTHER THAN INTERCOMPANY TRANSFERS THAT ARE WITHIN THE NORMAL COURSE OF BUSINESS.

    Consolidated Subsidiary:  N/A

29. Permitted Guaranties (SS 5.18, 11.10)
    -------------------------------------

    Debtor:    NONE

    Consolidated Subsidiary:  N/A

30. Maximum Annual Lease Rentals (SS 11.11)
    ---------------------------------------

    Debtor: THOSE IN EXISTENCE AT THE TIME OF THIS TRANSACTION PLUS ANY NEW LEASE RENTALS IN CONJUNCTION WITH THE ANNUAL CAPITAL EXPENDITURE ALLOWANCE OF $100,000.00 DESCRIBED IN SCHEDULE ITEM #31.

    Consolidated Subsidiary:  N/A

31. Permitted Capital Expenditures (SS 11.12)
    -----------------------------------------

    Debtor:                   $100,000 ANNUALLY.

    Consolidated Subsidiary:  N/A

32. Maximum Aggregate Compensation (SS 11.13(a))
    --------------------------------------------

    Debtor:                    $ N/A

    Consolidated Subsidiary:   $

33. Maximum Annual Compensation for Certain Individuals (SS 11.13(b))
    -----------------------------------------------------------------

                                                            Name          Amount
                                                            ----          ------

    Debtor:                                                 N/A

    Consolidated Subsidiary:                                N/A

34. State (SS 1.1(ff))
    ------------------

               Georgia

35. Initial Term and Renewal Term (SS 14.13)
    ----------------------------------------

          Initial Term:  ONE (1) YEAR TERM

          Renewal Term:  ANNUALLY

36. Percentage of Stock Ownership of Consolidated Subsidiaries (SS 5.25, SS
    -----------------------------------------------------------------------
    10.24))
    -------

    Consolidated Subsidiary    Debtor's Percentage of ownership
    -----------------------    --------------------------------

            N/A                              N/A

37. Prepayment Premium (SS 14.13)
    -----------------------------

    ONE PERCENT (1.00%)  OF THE BORROWING CAPACITY DEFINED IN SCHEDULE ITEM
    1(A).

38. Other Provisions (SS 14.9)
    --------------------------

    None

39. Bank or Financial Institution (SS 1.1(w))
    -----------------------------------------

            NationsBank, N.A.

The undersigned have executed this Schedule on the 2nd DAY OF APRIL, 1998.
                                                   ---

Secured Party: EMERGENT FINANCIAL CORP.,               Debtor:  FIRST LIGHT ENTERTAINMENT CORPORATION,
               A SOUTH CAROLINA CORPORATION                     A GEORGIA CORPORATION

By:/s/ Ron Warnock                                     By: /s/ Robert A. Martinez
   ---------------                                         ----------------------

   RON WARNOCK, SENIOR VICE PRESIDENT                  Attest: /s/ J. Eric Van Atta
                                                              ---------------------

          (Corporate Seal)                             (Corporate Seal)

STATE OF GEORGIA
COUNTY OF FULTON                                                 /s/ RAM  /s/ RW

                            DEMAND PROMISSORY NOTE
                            ----------------------

$1,000,000.00                                                   Atlanta, Georgia
                                                                April 2, 1998



     For value received, FIRST LIGHT ENTERTAINMENT CORPORATION, a Georgia corporation (herein the "Borrower"), promises to pay on demand to the order of Emergent Financial Corp., a South Carolina corporation (herein the "Secured Party" and along with each subsequent holder of this Note referred to as the "Holder"), at its office at 7 N. Laurens Street, Greenville, SC, 29601, or at such other place as the Holder hereof may designate, the principal sum of One Million and 00/100 Dollars ($1,000,000.00), or if less, then so much thereof as has been advanced and shall be then outstanding hereunder, together with interest, calculated on the basis of 360 days per year for the actual number of days elapsed, on the outstanding principal balance of this Note as may be outstanding and unpaid from time to time from the date hereof until fully paid, at the floating and fluctuating simple interest rate per annum equal to two and one-half percent (2.50%) above the Prime Rate (as defined in that certain Loan and Security Agreement executed by Borrower on the same date as this Demand Promissory Note that is hereby adopted by reference and incorporated herein) (the applicable rate per annum at any given time being hereinafter referred to as the "Interest Rate").

     The Interest Rate in effect from the date of execution and delivery hereof is eleven percent (11.00%) per annum; accordingly the rate of interest due on this Note on the date of execution and delivery hereof expressed in simple interest terms is eleven percent (11.00%) per annum. After such date, the rate of interest shall be subject to fluctuation as hereinabove provided.

     Unless demand for payment is earlier made, interest to the extent accrued shall be paid by the Debtor monthly on the first day of the calendar month following the month in which it accrues with payments thereof commencing on the first day of April, and continuing on the same day of each succeeding calendar month thereafter until principal and interest are paid in full. The entire principal amount hereof together with all accrued and unpaid interest hereon shall be due and payable on demand. Commencing on demand, the entire unpaid principal amount of this Note shall bear interest until paid at a simple interest rate per annum that is three (3) percentage points in excess of the rate that would otherwise be in effect (the "Default Rate").

     For purposes of calculating interest hereunder, the Prime Rate shall be adjusted daily. The Prime Rate as announced by the Bank ("Bank" as defined in that certain Loan and Security Agreement executed by Borrower on the same date as this Demand Promissory Note) on each business day shall be the Prime Rate for that day and all immediately succeeding non-business days of Bank. In the event the Prime Rate as announced by Bank is discontinued as a standard, the Holder hereof shall use a comparable reference rate as a substitute thereof. Any overdue payment of principal or interest on this Note shall bear interest at the Default Rate until paid, but only to the extent that payment of such interest on overdue principal or interest enforceable under applicable law.

     The Borrower and Holder contemplate that the original principal sum evidenced by this Note may be reduced from time to time and that additional loans may be made by Holder to the undersigned in the future. Such additional loan, as so designated, shall be evidenced by this Note and subject to its terms; provided, however, that the principal amount evidenced by this Note shall not exceed the principal amount shown above. The Borrower may borrow up to the principle amount above stated, will pay all or a portion thereof and reborrow up to such amount on revolving basis, pursuant to the terms and conditions of the Loan Agreement, except that Borrower may not reborrow so long as Event of Default under the Loan Agreement has occurred and is continuing. Such borrowing as may occur, to the extent not evidenced by other notes shall be evidenced by this Note and subject to its terms.

     The rate of interest charged to the undersigned hereunder shall in no event be higher than that allowed by law and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder, in writing, that the Borrower elects to have such excess sum returned to their forthwith. It is the express intent hereof that the Borrower not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law. All payments received will applied in the manner defined in that certain Loan and Security Agreement executed by Borrower on the same date as this Demand Promissory Note.

     The undersigned has entered into a Loan and Security Agreement and other related agreements of even date herewith (the "Transaction Documents"), pursuant to which this Demand Promissory Note has been made and delivered to Holder. Any act of default by the undersigned under any of the Transaction Documents shall constitute a default under this Note. Commencing upon the occurrence of an event of default hereunder and during the continuance thereof, the outstanding principle upon this Note shall bear interest at the Default Rate.

     If any proceedings be instituted by or against Borrower alleging that Borrower are insolvent, unable to pay their debts as they mature, or not generally paying their debts as such debts become due; or if any proceedings be instituted by or against Borrower under the Federal Bankruptcy Code or any successor statute; or if any proceeding be instituted seeking the appointment of a receiver or trustee for all of any portion of Borrowers' property; or if any proceedings affecting the rights of creditors generally be instituted by or against Borrower, this Note, without demand or notice of any kind, immediately shall become due and payable. This paragraph is in addition to and in no way is a limitation upon the other rights of Holder under this Note, any other instrument, or any of the Transaction Documents between Holder and Borrower, or applicable law. The remedies of the Holder as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall arise.

     Borrower agrees to indemnify and hold the Holder harmless against liability for the payment of state intangible, documentary and recording taxes, and other taxes (including interest and penalties, if any) which may be determined to be payable with respect to this transaction.

     In case this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorney's fees, shall be paid by Borrower, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise.

     Time is of essence of this Note.

     Demand, presentment, notice, notice of demand, notice of payment, protest and notice of dishonor are hereby waived by each and every maker, guarantor, surety and other person or entity primarily or secondarily liable on this Note.

     Holder shall not be deemed to waive any of its rights unless such waiver be in writing and signed by Holder. No delay or omission by Holder in exercising any of its rights shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

     This Note shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of this Note. The word "Holder" as used herein shall include transferees, successors and assigns of Holder, and all rights of Holder hereunder shall inure to the benefit of its transferees, successors and assigns. All obligations of Borrower shall bind their heirs, legal representatives, successors and assigns.

     Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders. Without limiting the generality of the foregoing, should more than one person execute this Note as Holder, the words "Borrower," "he," "his," and "its" as used herein shall include all such persons collectively and each person individually, and each Holder shall be jointly and severally liable hereunder. "Person" as used herein means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or government or any agency or political subdivision thereof.

     IN WITNESS WHEREOF, the undersigned have jointly and severally caused this Demand Promissory Note to be duly executed and their seals affixed by their duly authorized officers, or have signed and sealed this Note as the case may be, and have delivered this Note to Holder, the day and year first written above.



               BORROWER: FIRST LIGHT ENTERTAINMENT CORPORATION,
                         a Georgia corporation



               BY:       /s/ Robert A. Martinez
                         -------------------------------------------
                         Robert Martinez, Chief Financial Officer



               ATTEST:   /s/ J. Eric Van Atta
                         -------------------------------------------
                         J. Eric Van Atta, Secretary



                               (CORPORATE SEAL)

STATE OF GEORGIA
COUNTY OF FULTON

                         SECURITY AGREEMENT OF PLEDGOR

     THIS SECURITY AGREEMENT (this "Agreement") is made as of this  2  day of
                                                                   ---
April 1998, by FIRST LIGHT ENTERTAINMENT CORPORATION, a Georgia corporation (the "Pledgor"), in favor of EMERGENT FINANCIAL CORP., a South Carolina corporation (the "Lender"), witnesseth:

                                   RECITALS

     WHEREAS, the Lender has agreed to establish a line of credit (the "Loan") of up to One Million Dollars ($1,000,000.00) for the Pledgor pursuant to the terms and conditions of a Loan Agreement of even date herewith (the "Loan Agreement") between the Lender and the Pledgor; and

     WHEREAS, the Loan is evidenced by a promissory note of even date herewith from the Pledgor and payable to the order of the Lender in the face amount of $1,000,000.00 (the "Note"); and

     WHEREAS, the proceeds of the Loan are to be used by the Pledgor for the purpose of the operation of Pledgor's business; and

     WHEREAS, the Lender has required, as a condition to extending such financial accommodations, the execution and delivery of this Agreement by the Pledgor;

     NOW, THEREFORE, in order to secure the prompt payment of all past, present, and future indebtedness, liabilities, and obligations of the Pledgor to the Lender of any nature whatsoever in connection with the Loan, together with all obligations of the Pledgor to the Lender hereunder and under any note, any loan agreement, all contracts of suretyship, guaranty, or accommodation, and all other obligations of the Pledgor to the Lender, however and wherever created, arising, or evidenced, whether direct or indirect, absolute, contingent, or otherwise, now or hereafter existing or due or to become due (collectively, the "Pledgor's Liabilities"), and the performance by the Pledgor of all of the terms, conditions, and provisions of this Agreement and of any other loan document previously, simultaneously, or hereafter executed and delivered by the Pledgor and/or any other person, singly or jointly with another person or persons, evidencing, securing, guarantying, or in connection with any of the Pledgor's Liabilities (the "Loan Documents"), the Pledgor agrees with the Lender as follows:

     1. Collateral. To secure the payment and performance of the Pledgor's Liabilities and the Pledgor's performance of its obligations under the Loan Documents, the Pledgor hereby grants to the Lender a continuing and unconditional security interest in, and security title to, the following property of the Pledgor:

          A. Inventory. All of the Pledgor's inventory of every description which is held by the Pledgor for sale or lease or is furnished by the Pledgor under any contract of service or is held by the Pledgor as raw materials, work in process, or materials used or consumed in a business, whether now owned or hereafter acquired, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof and as such may be defined by the Uniform Commercial Code of the jurisdiction where this Agreement may be enforced (the "Inventory").

          B. Accounts. All of the Pledgor's accounts (including, without limitation, all notes, notes receivable, drafts, acceptances, and similar instruments and documents) whether now owned, hereafter acquired or other accounts receivable that may at anytime hereafter come into existence during the term of this Agreement and the proceeds in any form from all of Pledgor's accounts receivable, whether specifically assigned to Lender or not, together with (i) all cash and non-cash proceeds thereof and (ii) all returned, rejected, or repossessed goods, the sale or lease of which shall have given or shall give rise to an account, and all cash and non-cash proceeds and products of all such goods (the "Accounts"). Pledgor agrees at any time or times to execute and deliver Lender upon Lender's request an assignment or assignments at any and all of Pledgor's accounts receivable which have not there before have specifically assigned to Lender, accompanied in each case by such other documents or copies thereof with respect to such accounts receivable as may then be in Pledgor's possession with respect to such accounts receivable or that would be of assistance or convenience to Lender in making collection thereof.

          C. General Intangibles. All of the Pledgor's general intangibles (as that term is defined in the Uniform Commercial Code and the jurisdiction where this Agreement shall be enforced and including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein) things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of the Debtor thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and noncash proceeds and products thereof.

          D. Chattel Paper. All of the Pledgor's chattel paper, whether now owned or hereafter existing, acquired, or created, together with (i) all moneys due and to become due thereafter, (ii) all cash and non-cash proceeds thereof, and (iii) all returned, rejected, or repossessed goods, the sale or lease of which shall have given or shall give rise to chattel paper, and all cash and non-cash proceeds and products of all such goods. Additionally, the Pledgor assigns and grants to the Lender a security interest in all property and goods both now owned and hereafter acquired by the Pledgor which are sold, leased, secured, are the subject of, or otherwise covered by, the Pledgor's chattel paper, together with all rights incident to such property and goods and all cash and non-cash proceeds thereof (the "Chattel Paper").

          E. All Equipment and Fixtures. All of the Pledgor's equipment and fixtures, whether now owned or hereafter acquired, together with (i) all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, (ii) all replacements thereof and substitutions therefor, and (iii) all cash and non-cash proceeds and products thereof. All such fixtures are or will be attached to the real property described in Exhibit A attached hereto, which is owned by the record owner of such real property, which is also described in Exhibit A (the "Equipment").

          F. Patents and Trademarks. All of the Pledgor's patents and trademarks, whether now owned or hereafter acquired, together with (i) (1) all United States and foreign trademarks, trade names, corporate names, company, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, trademark registration and applications for registration, and licenses of United States trademarks, now owned or hereafter acquired by the Pledgor, together with the goodwill of the business connected with the use of, and symbolized by, such trademarks, names, etc. (collectively, "Trademarks"); (2) all renewals, extensions and continuations-in-part of the items referred to in clause (1) above; (3) any written agreement granting any right to use any Trademark or Trademark registration; and (4) the right to sue for past, present and future infringements of the foregoing; (ii) all United States and foreign patents and applications for patents and all licenses of patents, all copyrights owned by the Pledgor and goodwill relating to the same; all licenses or other agreements granted to the Pledgor with respect to any of the foregoing, in each case whether now or hereafter owned or used; the right to sue for past, present and future infringements of the foregoing; and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof (collectively, "Patents"); and (iii) all proceeds of any and all of the foregoing whether now existing or hereafter created or acquired, as to all of the above.

     The term "Collateral" as used herein means each and all of the items of Collateral described above, and the term "proceeds" as used herein includes, without limitation, the proceeds of all insurance policies covering all or any part of such items of Collateral.

     2. Title to Collateral, Representations and Warranties. By execution and delivery of this Agreement and any subsequent assignment and all of the documents and copies thereof made or delivered in connection with any assignment of an accounts receivable by Pledgor to Lender, in this instance and in each such instance, constitute a representation and warranty to Lender with respect to the accounts receivable assigned that:

     a) Each account receivable arose from a bona fide outright sale of goods by Pledgor or for services performed by Pledgor and that such goods have been shipped to the respective account debtors or such services have been performed for the respective account debtors;

     b) Each account receivable is based on an enforceable order or contract, written or oral, for the goods shipped or the services performed and that the same were shipped or performed in accordance with such order or contract;

     c) Except as disclosed on Exhibit B, each account receivable is not subject to any assignment, claim, lien or security interest of any character except the security interest of Lender and that Pledgor will not make any other assignment thereof or create any other security interest therein;

     d) Each account receivable is not subject to any claim for credit, allowance or adjustment by the account debtor or any set-off counterclaim;

     e) Pledgor will immediately notify Lender in the event of the refusal by any account debtor to accept, or the return of or offer to return, any of the goods which are the subject of any such account receivable, and of the bankruptcy, insolvency or financial embarrassment of any account debtor and of any claim asserted for credit, allowance, adjustment, set-off or counterclaim;

     f) Pledgor has received no note, trade acceptance, draft or other instrument with respect to or in payment for such account receivable nor any chattel paper with respect to the merchandise giving rise to the account receivable and that if any such instrument or chattel paper is received by Pledgor it will immediately notify Lender thereof and at Lender's request will indorse or assign and deliver the same to Lender.

     g) No account receivable arises out of a contract with or order from an account debtor which by its terms forbids or makes void or unenforceable the assignment by Pledgor to Lender of the account receivable arising with respect thereto.

     The Pledgor further warrants and represents that (i) it is the lawful owner of the Collateral, and has the full right, power, and authority to convey, transfer, and grant the security title and security interest in the Collateral granted herein to the Lender; (ii) all licenses relating to the Collateral are fully paid and freely assignable to Lender, and, upon the occurrence of an Event of Default and foreclosure by the Lender, the Lender shall have all rights of the Pledgor to any Collateral licensed to the Pledgor or licensed by the Pledgor; (iii) the Collateral is not, and so long as this Agreement is in effect will not be, subject to any liens, claims, security interests, encumbrances, taxes, or assessments, however described or denominated, except as set forth on Exhibit B hereto; (iv) no financing statement, mortgage, notice of lien, deed of trust, deed to secure debt, security agreement, or any other agreement or instrument creating an encumbrance, lien, or charge against any of the Collateral is in existence or on file in any public office, other than financing statements (or other appropriate security documentation) filed on behalf of the Lender or disclosed on Exhibit B hereto; and (v) all information with respect to the Collateral and the Pledgor's Liabilities, or any of them, set forth in any written schedule, certificate, or other document at any time heretofore or hereafter furnished by the Pledgor to the Lender, and all other written information heretofore or hereafter furnished by the Pledgor to the Lender, is and will be true and correct in all material respects as of the date furnished.

     3. Further Assurances. The Pledgor will defend its title to the Collateral against all persons and will, upon request of the Lender, (a) furnish such further assurances of title as may be required by the Lender, (b) deliver and execute or cause to be delivered and executed, in form and content satisfactory to the Lender, any financing statements, notices, certificates of title, and other documents and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender, as well as any recordation, documentary, or transfer tax required by law to be paid in connection with such filing or recording, and (c) do such other acts as the Lender may request in order to perfect, preserve, maintain, or continue the perfection of the Lender's security interest in the Collateral and/or its priority.

     4. Accounts, etc. Until such time as the Lender shall notify the Pledgor in writing of the revocation of such power and authority, the Pledgor, as agent for the Lender, will, at its own expense, diligently collect, as and when due, all amounts owing under the Accounts, including the taking of such action with respect to such collection as the Lender may request from time to time, and to hold in trust and segregate for the Lender all funds received from the Accounts; provided, however, that until an Event of Default shall occur or would occur but for the passage of time, or giving of notice, or both, the Pledgor may use or consume in the ordinary course of its business any such collections on the Accounts in any lawful manner not inconsistent with this Agreement and the other Loan Documents. The Lender, however, may after an Event of Default shall occur revoke such power and authority and in any event shall have the authority and right to notify any parties obligated on any of the Accounts to make payment to the Lender of any amounts due or to become due thereunder, and enforce collection of performance under any of the Accounts by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby, and Lender shall also have the right to take control of the cash and other proceeds of any of Pledgor's accounts receivable. After an Event of Default or upon request of the Lender, the Pledgor will, at its own expense, notify any parties obligated on any of the Accounts to make payments to the Lender and will hold in trust and immediately forward to the Lender all payments received by the Pledgor in the form received, with all necessary endorsements thereon for collection by the Lender. The cost of collection and enforcement of the accounts receivable, including attorneys' fees and expenses, shall born solely by Pledgor whether the same are incurred by the Lender or by Pledgor. All checks, drafts and other instruments shall be endorsed by Pledgor to Lender in the event of the failure of Pledgor to make such endorsement, Lender is hereby irrevocably authorized to endorse the same on Pledgor's behalf.

     5. Transfer and Other Liens. The Pledgor will not sell, lease, transfer, exchange, or otherwise dispose of the Collateral, or any part thereof, without the prior written consent of the Lender and will not permit any lien, security interest, or other encumbrance to attach to the Collateral, or any part thereof, other than those in favor of the Lender or those permitted by the Lender in writing, except that the Pledgor may, in the ordinary course of its business and in the absence of an Event of Default hereunder or notice by the Lender to the Pledgor under Section 6 hereof, collect its Accounts and Chattel Paper and sell its Inventory.

     6. Financial Statements, Books, and Records. The Pledgor will (a) at all times maintain, in accordance with generally accepted accounting principles consistently applied, accurate and complete books and records pertaining to the operation, business affairs, and financial condition of the Pledgor and pertaining to the Collateral and any contracts and collections relating to the Collateral, (b) furnish to the Lender promptly upon request, certified by an officer of the Pledgor and in the form and content and at the intervals specified by the Lender, such financial statements, reports, schedules, and other information with respect to the operation, business affairs, and financial condition of the Pledgor as the Lender may from time to time require, (c) at all reasonable times, and without hindrance or delay, permit the Lender or any person designated by the Lender to enter any place of business of the Pledgor or any other premises where any books, records, and other data concerning the Pledgor and/or the Collateral may be kept and to examine, audit, inspect, and make extracts from and photocopies of any such books, records, and other data,
(d) furnish to the Lender promptly upon request, certified by an officer of the Pledgor and in the form and content specified by the Lender, lists of purchasers of inventory, aging of accounts, aggregate cost or wholesale market value of inventory, schedules of equipment, and other data concerning the Collateral as the Lender may from time to time specify, and (e) mark its books and records in a manner satisfactory to the Lender so that the Lender's rights in and to the Collateral will be shown.

     7. Name of Pledgor, Place(s) of Business, and Location of Collateral. The Pledgor represents and warrants that its correct legal name is as specified on the signature lines of this Agreement, and each legal or trade name of the Pledgor for the previous five (5) years (if different from the Pledgor's current legal name) is as specified on Exhibit C of this Agreement. Without the prior written consent of the Lender, the Pledgor will not change its name, dissolve, merge, or consolidate with any other person. The Pledgor warrants that the address of the Pledgor's chief executive office and the address of each other place of business of the Pledgor are as specified below the signature lines of this Agreement. Except for mobile equipment and motor vehicles, the Collateral and all books and records pertaining to the Collateral have been, are, and will be located at the Pledgor's chief executive office specified below or at any other place of business which may be specified below. Without the prior written consent of the Lender, the Pledgor will not open any new place of business or change the location of any Collateral to any place not specified below. The Pledgor will immediately advise the Lender in writing of the opening of any new place of business and of any change in the location of the places where the Collateral or any part thereof, or the books and records concerning the Collateral or any part thereof, are kept.

     8. Care of Collateral. The Pledgor will maintain the Collateral in first-class condition excepting any loss, damage, or destruction which is fully covered by proceeds of insurance and will not do or permit anything to be done to the Collateral that may impair its value or that may violate the terms of any insurance covering the Collateral or any part thereof. The Lender shall have no duty to, and the Pledgor hereby releases the Lender from all claims for loss or damage caused by the failure to, collect or enforce any Account or Chattel Paper or to preserve rights against prior parties to the Collateral. The Pledgor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances, and regulations.

     9. Insurance. The Pledgor will insure such of the Collateral as specified by the Lender against such casualties and risks in such form and amount and with such companies as may from time to time be required by the Lender. All insurance proceeds shall be payable to the Lender as its interests may appear (upon a New York standard mortgagee clause long form), and such policies or certificates thereon or duplicates thereof shall immediately be deposited with the Lender. The Pledgor will pay all premiums due or to become due for such insurance and hereby assigns to the Lender any returned or unearned premiums which may be due upon cancellation of insurance coverage upon the occurrence of the an Event of Default (as hereinafter defined), the Lender is hereby irrevocably (a) appointed the Pledgor's attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to endorse any draft or check which may be payable to the Pledgor in order to collect such returned or unearned premiums or the proceeds of insurance and (b) authorized to apply such insurance proceeds for payment of the Pledgor's Liabilities, whether or not due, in such order of application as the Lender may determine.

     10. Taxes. The Pledgor will pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part thereof or for its use and operation.

     11. Equipment Not Fixtures. The Pledgor warrants that all Equipment which constitutes a part of the Collateral is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. The Pledgor will furnish to the Lender a written waiver by the record owner of such real estate of all interest in such equipment and a written subordination to the Lender's security interest and lien by any person who has a lien on or security interest in such real estate which is or may be superior to the Lender's security interest hereunder.

     12. Specific Assignments. Promptly upon request by the Lender, the Pledgor will execute and deliver to the Lender written assignments, endorsements, and/or schedules, in form and content satisfactory to the Lender, of specific Chattel Paper and Accounts or groups of Accounts or Chattel Paper, but the security interest of the Lender hereunder shall not be limited in any way by such assignments.

     13. Delivery of Chattel Paper. The Pledgor will promptly upon request by the Lender deliver, assign, and endorse to the Lender all Chattel Paper and all other documents held by the Pledgor in connection therewith.

     14. Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Pledgor shall immediately notify the Lender thereof in writing and execute any instruments or take any steps required by the Lender in order that all moneys due or to become due under such contract or contracts shall be assigned to the Lender and notice thereof given under the Federal Assignment of Claims Act or other applicable law.

     15. Collateral Account. If all or any part of the Collateral at any time consists of Inventory, Accounts, or Chattel Paper, the Pledgor will, upon the request of the Lender at any time and from time to time both prior to and after the occurrence of an Event of Default hereunder, deposit or cause to be deposited to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (the "Collateral Account") all checks, drafts, cash, and other remittances in payment or on account of payment of such Inventory, Accounts, or Chattel Paper and the cash proceeds of any returned goods, the sale or lease of which gave rise to an Account or Chattel Paper (all of the foregoing herein collectively referred to as "Items of Payment"). The Pledgor shall deposit the Items of Payment for credit to the Collateral Account within two (2) business days of the receipt thereof, and in precisely the form received, except for the endorsement of the Pledgor where necessary to permit the collection of the Items of Payment, which endorsement the Pledgor hereby agrees to make. Pending such deposit, the Pledgor will not commingle any of the Items of Payment with any of its other funds or property but will hold them separate and apart. The Lender may at any time and from time to time apply the whole or any part of the collected funds credited to the Collateral Account against the Pledgor's Liabilities or credit such collected funds to a banking account of the Pledgor with the Lender, the order and method of such application to be in the sole discretion of the Lender.

     16. Rights of Lender and Duties of Pledgor. If all or any part of the Collateral at any time consists of Inventory, Accounts, or Chattel Paper, the Lender may at any time and from time to time after the occurrence of an Event of Default hereunder (a) notify the account debtors obligated on any of the Collateral to make payments thereon directly to the Lender, and to take control of the cash and non-cash proceeds of any such Collateral; (b) charge to any banking account of the Pledgor with the Lender any Item of Payment credited to the Collateral Account which is dishonored by the drawee or maker thereof; (c) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable; (d) release, make exchanges or substitutions for, or surrender all or any part of the Collateral; (e) remove from the Pledgor's place of business all books, records, ledger sheets, correspondence, invoices, and documents relating to or evidencing any of the Collateral or, without cost or expense to the Lender, make such use of the Pledgor's place(s) of business as may be reasonably necessary to administer, control, and collect the Collateral;
(f) repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any account debtor; (g) demand, collect, receipt for, and give renewals, extensions, discharges, and releases of any of the Collateral; (h) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (i) settle, renew, extend, compromise, compound, exchange, or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; 0) endorse the name of the Pledgor upon any Items of Payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor; and (k) receive and open all mail addressed to the Pledgor and, if an Event of Default exists hereunder, notify postal authorities to change the address for the delivery of mail to the Pledgor to such address as the Lender may designate; and for purposes of taking the actions described in Subsections (a) through (k) the Pledgor hereby irrevocably appoints the Lender as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of Pledgor's Liabilities remain unpaid), with power of substitution, in the name of the Lender or in the name of the Pledgor or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Pledgor and without notice to the Pledgor. The Pledgor will (a) make no material change to the terms of any sale or lease of Inventory or of any Account or Chattel Paper without the prior written permission of the Lender; (b) on demand, make available in form acceptable to the Lender shipping documents and delivery receipts evidencing the shipment of goods which gave rise to the sale or lease of Inventory or of an Account or Chattel Paper, completion certificate, or other proof of the satisfactory performance of services which gave rise to the sale or lease of Inventory or of an Account or Chattel Paper, copies of the invoices arising out of the sale or lease of Inventory or for an Account, and the Pledgor's copy of any written contract or order from which the sale or lease of Inventory, an Account, or Chattel Paper arose; and (c) when requested, advise the Lender whenever an account debtor returns or refuses to retain any goods, the sale or lease of which gave rise to an Account or Chattel Paper, and will comply with any instructions which the Lender may give regarding the sale or other disposition of such returns.

     17. Performance by Lender. If the Pledgor fails to perform, observe, or comply with any of the conditions, terms, or covenants contained in this Agreement, the Lender, without notice to or demand upon the Pledgor and without waiving or releasing any of the Pledgor's liabilities or any Event of Default, may (but shall be under no obligation to) at any time thereafter perform such conditions, terms, or covenants for the account and at the expense of the Pledgor, and may enter upon any place of business or other premises of the Pledgor for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. All sums paid or advanced by the Lender in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (collectively, the "Expense Payments") together with interest thereon at a simple per annum rate of interest which is equal to the then highest rate of interest charged on the principal of any of the Pledgor's liabilities, plus one percent (1%) per annum (but in no event higher than the maximum interest rate permitted by applicable law), from the date of payment until repaid in full, shall be paid by the Pledgor to the Lender on demand and shall constitute and become a part of the Pledgor's liabilities secured hereby.

     18. Default. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") under this
Agreement: (a) failure of the Pledgor to pay any of the Pledgor's Liabilities as and when due and payable, after giving effect to any applicable grace period;
(b) failure of the Pledgor to perform, observe, or comply with any of the provisions of this Agreement or of any of the other Loan Documents, after giving effect to any applicable grace period; (c) the occurrence of an Event of Default (as defined therein) under any of the other Loan Documents; (d) any information contained in any financial statement, application, schedule, report, or any other document given by the Pledgor or by any other person in connection with the Pledgor's Liabilities, with the Collateral, or with any of the Loan Documents is not in all respects true and accurate or the Pledgor or such other person omitted to state any material fact or any fact necessary to make such information not misleading; (e) the Pledgor is generally not paying debts as such debts become due; (f) the filing of any petition for relief under any provision of the Federal Bankruptcy Code or any similar state law is brought by or against the Pledgor; (g) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by or the insolvency of, the Pledgor; (h) the dissolution, merger, consolidation, or reorganization of the Pledgor; (i) suspension of the operation of the Pledgor's present business; (j) transfer of a substantial part (determined by market value) of the Pledgor's property; (k) sale, transfer, or exchange, either directly or indirectly, of a controlling stock interest of the Pledgor; (l) termination or withdrawal of any guaranty for the Pledgor's Liabilities; (m) the Pension Benefit Guaranty Corporation commences proceedings under Section 4042 of the Employee Retirement Income Security Act of 1974 (ERISA), as amended, to terminate any employee pension benefit plan of the Pledgor; (n) the determination in good faith by the Lender that a material adverse change has occurred in the financial condition of the Pledgor from the condition set forth in the most recent financial statement of the Pledgor heretofore furnished to the Lender, or from the financial condition of the Pledgor as heretofore most recently disclosed to the Lender in any other manner; or (o) the determination in good faith by the Lender that the prospect of payment of any of the Pledgor's Liabilities is impaired for any reason.

     19. Rights and Remedies upon Default. Upon the occurrence of an Event of Default hereunder (and in addition to all of its other rights, powers, and remedies under this Agreement), the Lender may, at its option, and without notice to the Pledgor, declare the unpaid balance of the Pledgor's Liabilities to be immediately due and payable. The occurrence or non-occurrence of an Event of Default shall in no manner impair the ability of the Lender to demand payment of any portion of the Pledgor's Liabilities which are payable on demand. The Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. Upon the occurrence of an Event of Default hereunder, the Pledgor, upon demand by the Lender, shall assemble the Collateral and make it available to the Lender at a place designated by the Lender which is mutually convenient to both parties. Upon the occurrence of an Event of Default hereunder, the Lender or its agents may enter upon the Pledgor's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it, all without judicial process or proceedings. The parties hereto hereby declare that all accounts receivable and other collateral transferred to Lender hereunder, are transferred in fact to secure loans and are not, in fact, sold to Lender whether any assignment thereof which is separate from this Agreement is in form absolute or not.

     The Lender, in its sole discretion, in its name or the name of the Pledgor, or otherwise, demand, sue for, collect or receive any money or property at any time payable the receivable or account of or in exchange for, or make any compromise or settlement being desirable with respect thereto, any of the Collateral, but shall be under no obligation so to do, or Lender may extend the time of payment, arrange for payment in installments, or otherwise modify the term of or release, any of the Collateral, without thereby incurring any responsibility to or discharging or otherwise affecting any liability of the Pledgor. The Lender will not be required to take any steps to preserve any rights against prior parties to the Collateral. If the Pledgor fails to make any payment or take any action required under the Loan Agreement or the Note or the Pledgor fails to take any action required herein, the Lender may make such payments and take all such actions as the Lender deems necessary to protect the Lender's security interests in the Collateral and/or the value thereof, and the Lender is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any encumbrances, charges or liens which in the judgment of the Lender appear to be equal to, prior to or superior to the security interests of the Lender in the Collateral.

     Any written notice of the sale, disposition, or other intended action by the Lender with respect to the Collateral which is required by applicable laws and is sent by certified mail, postage prepaid, to the Pledgor at the address of the Pledgor's chief executive office specified below, or such other address of the Pledgor which may from time to time be shown on the Lender's records, at least five (5) days prior to such sale, disposition, or other action, except such other written notice to Borrower at the time and place of such sale and such other notices as may be required by the Uniform Commercial Code or other applicable statute and that cannot be waived: shall constitute reasonable notice to the Pledgor. The Pledgor shall pay on demand all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by or on behalf of the Lender (a) in enforcing the Pledgor's Liabilities, and
(b) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral. All of such costs and expenses (collectively, the "Liquidation Costs") together with interest thereon at a simple per annum rate of interest which is equal to the then highest rate of interest charged on the principal of any of the Pledgor's Liabilities, plus one percent (1%) per annum (but in no event higher than the maximum interest rate permitted by law), from the date of payment until repaid in full, shall be paid by the Pledgor to the Lender on demand and shall constitute and become a part of the Pledgor's Liabilities secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by the Lender to the payment of the remaining Pledgor's Liabilities in such order and manner of application as the Lender may from time to time in its sole discretion determine.

     20. Remedies Cumulative. Each right, power, and remedy of the Lender as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lender or any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.

     21. Waiver. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any of the Pledgor's Liabilities, the Lender shall not be deemed to have waived the right either to require payment when due of all other Pledgor's Liabilities or to declare an Event of Default for failure to effect such payment of any such other Pledgor's Liabilities. The Pledgor waives presentment, notice of dishonor, and notice of non-payment with respect to Accounts and Chattel Paper.

     THE PLEDGOR HEREBY ACKNOWLEDGES THAT THE LIABILITIES AROSE OUT OF A "COMMERCIAL TRANSACTION" AS THIS TERM IS DEFINED IN OCA (S)44-14-260(1) CONCERNING FORECLOSURE OF MORTGAGES ON PERSONALTY, AND AGREES THAT IN THE EVENT OF ANY DEFAULT, THE LENDER SHALL HAVE THE RIGHT TO AN IMMEDIATE WRIT OF POSSESSION WITHOUT NOTICE OF HEARING AND KNOWINGLY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO ANY NOTICE AND POSTING OF A BOND BY THE LENDER PRIOR TO SEIZURE BY THE LENDER, ITS TRANSFEREES, ASSIGNS, OR SUCCESSORS IN INTEREST, OF THE COLLATERAL OR ANY PORTION THEREOF. THIS IS INTENDED BY THE PLEDGOR AS A "WAIVER" AS THIS TERM IS DEFINED IN OCA (S)44-14-260(3) RELATING TO FORECLOSURE OF MORTGAGES ON PERSONALTY.

     22. Survival of Representations. All covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto, and in the Loan Agreement shall survive the making by the Lender of the Loans under the Loan Agreement and shall continue in full force and effect so long as the Loans are outstanding and obligations unpaid and the commitment under the Loan Agreement has not been terminated.

     23. Severability. In the event that any part of this Security Agreement, or the Loan Agreement or any part thereof be unenforceable, the balance of this Security Agreement or the Loan Agreement shall remain in full force and effect unless the Lender gives to Pledgor written notice of intention to terminate this Security Agreement and Loan Agreement in which event the Loan shall be immediately due and payable.

     24. Miscellaneous. Time is of the essence of this Agreement. The section headings of this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof. Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. This Agreement shall be governed by the laws of the State of Georgia and shall be binding upon the Pledgor and its heirs, executors, administrators, legal representatives, successors, and assigns, and shall inure to the benefit of the Lender and its successors and assigns. As used herein, the singular number shall to the extent permitted include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders, as the context may require, and the term "person" shall include an individual, a corporation, an association, a partnership, a trust, and an organization. Invalidation of any one or more of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect. All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time. Unless varied by this Agreement, all terms used herein which are defined by the Georgia Uniform Commercial Code shall have the same meanings hereunder as assigned to them by the Georgia Uniform Commercial Code. It is understood that this Agreement is executed and delivered in conjunction with a Loan and Security Agreement of even date. It is the purpose and intent that the rights and remedies of the Lender under this Agreement and under the Loan and Security Agreement shall be fulfilled to the fullest extent possible notwithstanding that there may be inconsistencies. In the event there are any inconsistencies, they shall be resolved by the sole and exclusive discretion of the Lender and may be entitled to exercise such remedies in such order as it deems appropriate. It is the intent of the parties that to the extent permitted by applicable law, the provisions of this Agreement shall be deemed controlling and shall override any such conflicting provisions of any other agreement. The exercise of one or more powers or remedies granted in this Agreement or in the Loan and Security Agreement shall not extinguish nor exhaust such powers until the total amount owed to the Lender has been paid in full.
The remedies of this Security

Agreement shall be in addition to and not in abrogation of the rights and remedies conveyed under the Loan and Security Agreement. Additionally, nothing herein contained or that is contained in the Loan and Security Agreement shall prevent Lender from pursuing any other right or remedy that is available to Lender under all existing law, as Lender at its sole discretion shall elect.

     IN WITNESS WHEREOF, the Pledgor has caused its duly authorized officers to execute this Agreement and to affix its corporate seal hereto, as of the day and year first written above.


                                   PLEDGOR:

Signed and sealed in the presence  FIRST LIGHT ENTERTAINMENT CORPORATION, a
of the following:                  Georgia corporation


 /s/ Ron Warnock                        By: /s/ Robert A. Martinez
---------------------------------          ------------------------------------

_________________________________
Witness                                 Robert Martinez, Chief Financial Officer
Name: Ron Warnock
     ----------------------------



                                   Attest: /s/ J. Eric Van Atta
                                          -------------------------------------
                                             J. Eric Van Atta, Secretary



                                             [CORPORATE SEAL]

1245 Fowler St., N.W.
Atlanta, Georgia 30318

                  EXHIBIT A TO SECURITY AGREEMENT OF PLEDGOR


1)   1245 Fowler Street, N.W.      /s/ RAM
     Atlanta, Georgia 30318        /s/ RW

                  EXHIBIT B TO SECURITY AGREEMENT OF PLEDGOR

                                PERMITTED LIENS

                  EXHIBIT C TO SECURITY AGREEMENT OF PLEDGOR

                   IDENTITY OF PRIOR OR LEGAL OR TRADENAMES


1. Pledgor hereby represents and warrants pursuant to Paragraph 7 of this Agreement that during the previous five (5) years that its only use of another legal or tradename was the use of the name "First Light Films", "First Light Entertainment Corporation", and "Current Corporation".

STATE OF GEORGIA
COUNTY OF FULTON
                          BORROWER'S LOAN CERTIFICATE



     I, /s/ J. Eric Van Atta, Secretary, hereby certify that I am the duly
        -------------------------------
elected and qualified _________ of FIRST LIGHT ENTERTAINMENT CORPORATION, a Georgia corporation (the "Borrower"), and in such capacity hereby further certify as follows, in connection with the line of credit being extended (the "Loan") to First Light Entertainment Corporation, a Georgia corporation, by Emergent Financial Corp., a South Carolina corporation (the "Lender"), evidenced by that certain Demand Promissory Note of even date herewith to be executed by the Borrower and payable to the order of the Lender in the face principal amount of $1,000,000.00 (the "Note"):

     1. Organization; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the power and authority, corporate and otherwise, to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

     2. Authorization; Enforceability. The Borrower has the power and has taken all necessary action to authorize it to execute, deliver, and perform the Note and each of the other documents to which it is a party relating to the Loan, in accordance with their respective terms, and to consummate the transactions contemplated thereby (the Note and such other documents being hereinafter collectively referred to as the "Loan Documents"). Each of the Loan Documents has been duly executed and delivered by the Borrower, and is a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (a) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; and (b) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction, and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency, or similar event of the Borrower).

     3. Capital Stock and Related Matters. The authorized capital stock of the Borrower consists of 1,000,000 shares of common stock, of which 100,000 shares are currently issued and outstanding and are fully paid and non-assessable. All of such issued and outstanding shares are owned or held of record as shown on
Schedule 1 attached hereto. The Borrower has outstanding no stock or securities convertible into or exchangeable for any shares of its capital stock, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock, except as may be set forth on Schedule 1. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, and there are no agreements restricting the transfer of any shares of the Borrower's capital stock, except as set forth on Schedule 1. The Borrower is not required to file, nor has it filed, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a registration statement relating to any class of debt or equity securities of the Borrower.

     4. Compliance with Laws, Other Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of each of the Loan Documents in accordance with their respective tennis and the consummation of the transactions contemplated thereby do not and will not (a) violate any provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to the Borrower, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Borrower is a party or by which it is bound (hereinafter referred to as "Applicable Laws"); (b) conflict with, result in a breach of, or constitute a default under, the articles of incorporation or by-laws of the Borrower or under any material indenture, agreement, or other instrument to which the Borrower is a party or by which it or any of its properties may be bound; or (c) result in or require the creation or imposition of any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind, whether or not choate, vested, or perfected (hereinafter referred to as a "Lien") upon or with respect to any property pledged, assigned, or conveyed to the Lender as security for the Loan.

     5. Necessary Authorizations. The Borrower has secured all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all governmental and other regulatory authorities, whether federal, state, or local, and all agencies thereof, including, without limitation, any specific authorizations, licenses, permits, franchises, etc., which may be required for the particular industry or business of the Borrower (hereinafter collectively referred to as "Necessary Authorizations"), and all such Necessary Authorizations are in full force and effect. None of said Necessary Authorizations is the subject of any pending or, to the best of the Borrower's knowledge, threatened attack or revocation by the grantor of the Necessary Authorization. The Borrower is not required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance of any Loan Document.

     6. Title to Properties. The Borrower has good, marketable, and legal title to, or a valid leasehold interest in, all of its material properties and assets, and none of such properties or assets is subject to any Liens which materially detract from the value of such properties or assets or materially interfere with the business or operations of the Borrower as presently conducted or proposed to be conducted. Notwithstanding the foregoing, the Borrower has good, marketable, and legal title to, or a valid leasehold interest in, all real and personal property being pledged, assigned, or conveyed to the Lender as security for the Loan (hereinafter collectively referred to as "Collateral"), subject to no Liens except the matters, if any, set forth on Schedule 2 attached hereto, and incorporated herein by this reference (hereinafter referred to as "Permitted Liens"). Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code and no other filing which names the Borrower as debtor or which covers or purports to cover any of the Collateral is on file or of record in any state or other jurisdiction, and the Borrower has not signed any such financing statement or filing or, except for the Loan Documents, any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

     7. Collective Bargaining. None of the employees of the Borrower is a party to any collective bargaining agreement with the Borrower and, to the best knowledge of the Borrower and its officers, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Borrower or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or organization.

     8. Taxes. All federal, state, and other tax returns of the Borrower required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Borrower and any of its properties, income, profits, and assets, which are due and payable, have been paid, except any such payment of which the Borrower is contesting in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Borrower and as to which neither any Lien other than a Permitted Lien has attached nor any foreclosure, distraint, sale, or similar proceedings have been commenced. The charges, accruals, and reserves on the books of the Borrower in respect of taxes are, in the reasonable judgment of the Borrower, adequate.

     9. Financial Statements. The Borrower has furnished, or caused to be furnished, to the Lender financial statements for the Borrower which are complete and correct in all material respects and present fairly in accordance with generally accepted accounting principles the financial position of the Borrower as at January 31, 1998, and the results of operations for the periods then ended. Except as disclosed in such financial statements, the Borrower did not have any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower which have not been heretofore disclosed in writing to the Lender.

     10. No Adverse Change. Since January 31, 1998, there has occurred no event which would have any materially adverse effect upon the business, assets, liabilities, financial condition, results of operations, or business prospects of the Borrower or upon the ability of the Borrower to perform any material obligations under any Loan Document, whether resulting from any single act, omission, situation, status, event, or undertaking, or taken together with other such acts, omissions, situations, statuses, events, or undertakings (herein referred to as a "Materially Adverse Effect"). The Borrower has disclosed all events, conditions and facts known to the Borrower which could have any Materially Adverse effect on the financial condition of the Borrower. No representation or warranty by the Borrower contained herein, nor any schedule, certificate or other document furnished by the undersigned to Lender in connection with this Guaranty or the other Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading;

     11. Investments and Guaranties. The Borrower has not made investments in, advances to, or guaranties of, the obligations of any individual, corporation, partnership, trust, or unincorporated organization, or a government or any agency or political subdivision thereof (hereinafter referred to as "Person"), except as reflected in the financial statements referred to above or disclosed to the Lender in writing.

     12. Liabilities, Litigation, etc. Except for liabilities incurred in the normal course of business, the Borrower has no material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to above. Except as described in such financial statements or on Schedule 3 attached hereto and incorporated herein by this reference, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties which involves the possibility of any judgment or liability not fully covered by insurance and which may have a Materially Adverse Effect. The Borrower knows of no unusual or unduly burdensome restriction, restraint, or hazard relative to the business or properties of the Borrower except as previously disclosed to the Lender in writing.

     13. ERISA. The Borrower and any "affiliate" of the Borrower within the meaning of Section 414 of the Code ("ERISA Affiliate") and each of their respective employee benefit plans (the "Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as in effect on the date hereof and as such Act may be amended thereafter from time to time ("ERISA"), are in substantial compliance with ERISA and the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and neither the Borrower nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower and each of its ERISA Affiliates have complied with all requirements of ERISA Sections 601 through 608 and Code Section 4980B. Neither the Borrower nor any of its ERISA Affiliates has made any promises of retirement or other benefits to employees, except as set forth in the Plans. Neither the Borrower nor any of its ERISA Affiliates has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the Plan upon termination. No Reportable Event (as defined in Title IV of ERISA) has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to the penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan (as defined in Section 4001 (a)(3) of ERISA).

     14. Patents, Trademarks, Franchises, etc. The Borrower owns, possesses, or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses, and rights with respect thereof, necessary to conduct its business as now conducted, without known conflict with any patent, trademark, trade name, service mark, franchise, license, or copyright of any other Person, and in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement, or option, except as disclosed on Exhibit B to the Security Agreement of Pledger delivered concurrently herewith. All such patents, service marks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses are in full force and effect, the holder thereof is in full compliance in all material respects with all of the provisions thereof, and no such asset or agreement is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation.

     15. Compliance with Law; Absence of Default. The Borrower is in compliance with all Applicable Laws the non-compliance with which would have a Materially Adverse Effect and with all of the provisions of its articles of incorporation and by-laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (a) a default or event of default under any of the Loan Documents (a "Default") or (b) a default by the Borrower under any other indenture, agreement, or other instrument, or any judgment, decree, or order to which the Borrower is a party or by which the Borrower or any of its properties may be bound, which default could have a Materially Adverse Effect.

     16. Casualties; Taking of Properties, etc. Since January 31, 1998 neither the business nor the property of the Borrower has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property, or cancellation of contracts, permits, or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

     17. Accuracy and Completeness of Information. All information, reports, and other papers and data relating to the Borrower furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the Lender a true and accurate knowledge of the subject matter. No fact is currently known to the Borrower which has or could reasonably be expected to have a Materially Adverse Effect.

     18. Jurisdiction for Enforcement. The Borrower submits and irrevocably consents to the nonexclusive jurisdiction of any appropriate court in the State of Georgia in the event that any action, suit, or proceeding arises out of or is brought to enforce the provisions of this Certificate. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the jurisdiction of the appropriate court in the State of Georgia over the action, suit, or proceeding. The Borrower also hereby submits to the non-exclusive jurisdiction of the competent federal courts of the United States of America, with venue laid solely in the Northern District of Georgia, for any and all actions, suits, or proceedings arising out of or relating to this Certificate.

     The Borrower, by its execution hereof, and the Lender, by its acceptance of the benefits hereof, acknowledge that:

     (a) it has participated in the negotiation of Loan Documents, and no provision of the Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto or thereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision;

     (b) each such party at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of the Loan Documents and such parties have had the opportunity to review and analyze the Loan Documents for a sufficient period of time prior to the execution and delivery hereof;

     (c) no representations or warranties have been made by or on behalf of any party hereto or thereto, or relied upon by the Borrower, pertaining to the subject matter of the Loan Documents, other than those that are set forth in the Loan Documents or in this Certificate, and all prior statements, representations and warranties, if any, are totally superseded and merged into the Loan Documents, which represent the final and sole agreement of the parties with respect to the matters which are the subject hereof and thereof;

     (d) all of the terms of this Certificate and the Loan Documents were negotiated at arm's-length, and that this Certificate and the Loan Documents were prepared and executed without fraud, duress, undue influence or coercion of any kind by any of the parties upon the others; and

     (e) the execution and delivery of this Certificate and the Loan Documents to which the Borrower is a party is the free and voluntary act of the Borrower.

     19. Compliance with Regulations G, T, U, and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and the Borrower does not own or presently intend to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (hereinafter referred to as "Margin Stock"). None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. Neither the Borrower nor any bank acting on its or their behalf has taken or will take any action which might cause the Note to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. Neither the making of the Loan nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

     20. Solvency. The Borrower has capital sufficient to carry on its business and transactions in which it is about to engage, is able to pay its debts as they mature, and owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts.

     21. Broker's or Finder's Commissions. Other than Mark Kaplan, no broker's or finder's fee or commission will be payable with respect to the making of the Loan or issuance of the Note in connection therewith. No other similar fees or commissions will be payable by the Borrower for any other services rendered to the Borrower ancillary to the transactions contemplated herein.

     22. Business. The Borrower is engaged in the business of production of commercials for television broadcasting.

     23. Name of Borrower. Except as may be disclosed on Exhibit C of the Security Agreement of Pledgor delivered by Borrower concurrently herewith, the Borrower has not changed its name within the preceding five (5) years from the date hereof and has not transacted business under any other name or title.

     24. Investment Company Act. The Borrower is not required to register under the provisions of the Investment company Act of 1940, as amended, and the issuance by the Borrower of the Note does not violate any provision of such Act or require any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any of the provisions of such Act.

     25. Payment of Wages. The Borrower is in compliance with the Fair Labor Standards Act, as amended, and the Borrower has paid all minimum and overtime wages required by law to be paid to its employees.

     26. Governmental Regulation. The Borrower is not required to obtain any consent, approval, authorization, permit, or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state, or local regulatory authority in connection with the execution and delivery of any Loan Document. The Borrower is not required to obtain any consent, approval, authorization, permit, or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state, or local regulatory authority in connection with the performance, in accordance with their respective terms, of any Loan Document.

     27. Absence of Default and Indemnity. Borrower is in compliance in all material respects with all of the provisions of its articles of incorporation and by-laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice, or both, would constitute (a) a Default or (b) a default by the Borrower under any material indenture, agreement, or other instrument, or any judgment, decree, or order to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected. The Borrower hereby indemnifies Lender and agrees to defend and hold harmless Lender from and against (a) any loss, cost, damage or expense occurring by reason of a breach of the foregoing representations and warranties

     The undersigned acknowledges that the Lender will rely, and is authorized to rely, on the truth, accuracy, and completeness of the foregoing representations, warranties, and certifications in consummating the Loan.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 2nd day of
                                                                   ---
April, 1998.
-----


                                   FIRST LIGHT ENTERTAINMENT CORPORATION,
                                   a Georgia corporation



                                   By:  /s/ Robert A. Martinez
                                      ------------------------------------------
                                        Robert Martinez, Chief Financial Officer



                                   Attest:  /s/ J. Eric Van Atta
                                          --------------------------------------
                                            J. Eric Van Atta



                                                            [CORPORATE SEAL]

                                  SCHEDULE 1
                                  ----------
                                 STOCKHOLDERS
                                 ------------


American Artist Film Corporation - 100,000 shares issued and outstanding

                                  SCHEDULE 2
                                  ----------
                                PERMITTED LIENS
                                ---------------

                                  SCHEDULE 3
                                  ----------
                         PENDING LITIGATION/JUDGMENTS
                         ----------------------------

STATE OF GEORGIA
COUNTY OF FULTON


                AGREEMENT REGARDING INTEREST AND OTHER CHARGES

     THIS AGREEMENT, made as of this 2nd day of April, 1998, by First Light
                                     ---        -----
Entertainment Corporation, a Georgia corporation (hereinafter "Borrower").

                                  WITNESSETH:

     WHEREAS, pursuant to the Loan and Security Agreement of even date herewith (the "Loan Agreement") by and between the Borrower and the Lender, the Borrower has issued its promissory note (the "Note") to the Lender in the original principal amount of $1,000,000.00; and

     WHEREAS, the Lender and the Borrower have agreed on the rate of interest which will be charged under the Note and the line of credit fee to be paid by the Borrower to compensate the Lender for certain services to be rendered by the Lender and for certain costs to be incurred by the Lender; and

     WHEREAS, the Lender and the Borrower desire to evidence in writing their agreement with respect to interest and other charges in connection with the Note and the Loan Agreement;

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to O.C.G.A. (S) 7-4-2(a)(1), the Lender and the Borrower agree that all capitalized terms not otherwise defined herein shall have the meanings as described in the Loan Agreement and further agree as follows:

          1. Rate of Interest. As of the date of this Agreement, the rate of interest under the Note expressed in simple interest terms is eleven percent (11%) per annum, which rate of interest may be subject to adjustment from time to time pursuant to the provisions of the Loan Agreement. The interest shall be calculated on the daily outstanding principal balance of the indebtedness evidenced by the Note on the basis of the 365/360 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period.

          2. Interest and Charges. The Lender and the Borrower hereby agree that the only charge imposed by the Lender upon the Borrower for the use of money in connection with the Note is and shall be (a) the interest expressed in the Note, at the rate set forth in the Note, which rate of interest is expressed in simple interest terms as of the date hereof in Paragraph I above, a Facility Fee (as defined in the Schedule to the Loan Agreement) due on the date hereof, such fee being a charge other than interest and being duly earned and non-refundable when due. The Lender and the Borrower have agreed that the Borrower shall pay to the Lender line of credit fees as provided for in the Loan Agreement, such fee being a charge other than interest and being duly earned and non-refundable when due. The Lender and the Borrower hereby acknowledge and agree that the Lender has imposed no minimum borrowing requirements, reserve or escrow balances, or compensating balances related in any way to the Note. In the event that the Borrower has been or shall be required to provide security in the form of cash, certificates of deposit, or other deposit accounts, the Borrower has been and shall be permitted to provide such additional security in the form of certificates of deposits issued by financial institutions satisfactory to the Lender upon certificate forms satisfactory to the Lender and endorsed and assigned to the Lender by wording in form and substance satisfactory to the Lender. Any use by the Borrower of certificates of deposit issued by the Lender or other accounts maintained by the Lender (except for the account used for disbursement of proceeds of the Note in which no minimum balance is required) has been and shall be voluntary on the part of the Borrower.

     The Lender and the Borrower have agreed upon a post-maturity charge, payable on demand, which is equal to a per annum rate of 5.5 percentage points above the Prime Rate, times the overdue principal amount of the Note for the period from the date such payment is due until paid in full; and it is hereby agreed that such post-maturity charge is not a charge for the use of money but is imposed to compensate the Lender for some of the administrative services, costs, and losses associated with a default under the Note, and such post-maturity charge shall be fully earned and non-refundable when accrued. All other charges imposed by the Lender upon the Borrower in connection with the Note, including, without limitation, the line of credit fee, commitment fees, loan fees, facility fees, origination fees, discount points, any default and late charges, prepayment premiums, statutory attorneys' fees, and reimbursements for costs and expenses paid by the Lender to third parties or for damages incurred by the Lender are and shall be deemed to be charges made to compensate the Lender for underwriting and administrative services and costs, and other services, costs, or losses performed or incurred, and to be performed or incurred, by the Lender in connection with the Note, and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due.

          3. Acknowledgments of the Borrower. The Borrower acknowledges that its officers and directors are sophisticated in financing transactions, and that its representatives fully understand, appreciate, and agree to the meaning and implication of this Agreement.

          4. Maximum Interest Allowed by Law. In no event shall the amount of interest due and payable on the Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Lender, such excess sum shall be credited as a payment of principal (with assessment of any applicable prepayment fee or charge), unless the Borrower shall notify the Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly, in any amount, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

          5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto.

     IN WITNESS WHEREOF, the Lender and the Borrower have hereunto caused their duly authorized officers or representatives to execute, seal and deliver this Agreement as of the day and year first above written.

                              BORROWER:

                              FIRST LIGHT ENTERTAINMENT CORPORATION,
                              a Georgia corporation


                              By: /s/ Robert A. Martinez
                                  --------------------------------------------
                                   Robert Martinez, Chief Financial Officer

                              Attest: /s/ J. Eric Van Atta
                                     -----------------------------------------
                                        J. Eric Van Atta, Secretary

                                        [CORPORATE SEAL]

                CERTIFICATE OF BOARD RESOLUTIONS AND INCUMBENCY


     WHEREAS, EMERGENT FINANCIAL CORP., a South Carolina corporation (the "Lender") has agreed to make certain financial accommodations to FIRST LIGHT ENTERTAINMENT CORPORATION, a Georgia corporation (the "Borrower") for the purpose of operation of its business; and

     WHEREAS, the Lender is not willing to make such financial accommodations to the Borrower unless American Artists Film Corporation, a Missouri corporation ("Corporation") guarantees payment of the same to the Lender and guarantees the performance of the Borrower's obligations in connection therewith; and

     WHEREAS, it is in the best interests of the Corporation to assist the Borrower in obtaining such financial accommodations from the Lender because the Borrower, and the Corporation will therefore directly and indirectly benefit from the making of such financial accommodations to the Borrower;

     NOW, THEREFORE, be it

     RESOLVED, that the Corporation guarantee to the Lender payment of the Borrower's aforesaid financial accommodations, up to a maximum principal amount of $1,000,000.00, together with all interest now or hereafter accruing thereon and all fees and charges now or hereafter payable by the Borrower in connection therewith, and all other monetary obligations of the Borrower now or hereafter arising under the loan agreement and any of the other loan documents evidencing or securing said financial accommodations, and guarantee performance of all non-monetary obligations of the Borrower now or hereafter arising under the terms of said loan agreement and other loan documents;

     FURTHER RESOLVED, that the Chairman/CEO of the Corporation be and hereby is authorized and empowered in the name of and on behalf of the Corporation (a) to execute, seal, and deliver to the Lender one or more guaranty agreements containing such terms and conditions as may be agreed upon by the Lender and said officer, the execution, sealing, and delivery of any such guaranty agreement(s) by such corporate officer to be conclusive evidence of such agreement, (b) to execute, seal, acknowledge, and deliver to the Lender any other instruments, documents, agreements, or certifications of the Corporation which may at any time or from time to time be required by the Lender in connection with such guaranty or guaranties, the execution, sealing, and delivery of any such other instruments, documents, agreements, or certifications (whether or not acknowledged) by such corporate officer to be conclusive evidence of such requirement, and (c) to take such further actions and do all things as may be necessary or advisable, in the judgment of the Chairman/CEO of the Corporation, to consummate the transactions herein authorized, to carry out the terms of the guaranty or guaranties herein referred to, and to effectuate the purpose of these resolutions; and

     FURTHER RESOLVED, that the Secretary or the Assistant Secretary of the Corporation be and they are hereby authorized and directed to certify to the Lender a copy of these resolutions and the incumbency of the officer specified herein and that the Lender may consider such officer to continue in office and these resolutions to remain in full force and effect until written notice to the contrary shall be received by an officer of the Lender.

     I further certify and attest that on the date of such meeting, and the present time, the following was and still is the duly elected, qualified and acting officer of the Corporation and the true signature and title of such officer are set forth below:

     (Signature)                             (Printed  Name)    (Title)


     /s/ Steven D. Brown, CEO/Chairman       Steven D. Brown    Chairman/CEO
     ---------------------------------------

     I certify that the foregoing resolutions remain in full force and effect, have not been rescinded or modified, and conform with the charter and by-laws of the Corporation.

     WITNESS my hand and seal of said Corporation, this 2nd day of April, 1998.
                                                        ---        -----


                                   /s/ J. Eric Van Atta
                                   ----------------------------
                                   J. Eric Van Atta, Secretary



[CORPORATE SEAL]

             CERTIFIED COPY OF RESOLUTIONS OF BOARD OF DIRECTOR OF
                     FIRST LIGHT ENTERTAINMENT CORPORATION


RESOLVED: That this Corporation, FIRST LIGHT ENTERTAINMENT CORPORATION hereby authorizes any of the following individuals, in the name and on behalf of this Corporation (hereby ratifying and confirming all similar acts heretofore done by them on behalf of this Corporation), to assign, pledge and deliver to Emergent Financial Corp., herein called "EFC", or to any of its affiliated or subsidiary corporations, or to give EFC a security interest in, any accounts, inventory or other similar property of this Corporation; to furnish collateral or additional collateral to EFC and to make substitutions of collateral with respect to any indebtedness or obligations to EFC; to sign Daily Reports, Loan Statements, Assignment of Accounts, Security Agreements, Lien Statements and Pledge Agreements pursuant to the Loan and Security Agreement between this Corporation and EFC, and generally to act for and on behalf of this Corporation with respect to transactions with EFC under said Loan and Security Agreement:


               Robert Martinez, Chief Financial Officer
               J. Eric Van Atta, Secretary


RESOLVED: That this authorization shall be effective until written notice of the recession thereof be delivered to EFC, and that the Secretary of this Corporation is authorized and directed to deliver to EFC a copy of these resolutions in evidence of the authority of said individuals to act on behalf of this Corporation and to append thereto the signatures of said individuals:


               /s/ Robert A. Martinez
               ----------------------------------------
               Robert Martinez, Chief Financial Officer


               /s/ J. Eric Van Atta
               ----------------------------------------
               J. Eric Van Atta, Secretary


I hereby certify that I am the duly elected, qualified and acting Secretary of FIRST LIGHT ENTERTAINMENT CORPORATION; as such officer I have custody of the records of said Corporation, including the minutes of the meeting of its Board of Directors; at a special meeting of said Board of Directors, duly called and regularly held, on ____________, 1998, at which meeting a quorum was present and acting throughout, the foregoing Resolutions were submitted to and adopted by it; the signatures appearing above are the signatures of the individuals mentioned in said Resolutions and so authorized to act on behalf of said Corporation, and said Resolutions have not been amended or rescinded.

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said Corporation, this 2nd day of April, 1998.
                  ---        -----

                              /s/ J. Eric Van Atta
                              ---------------------------
                              J. Eric Van Atta, Secretary



                                        [CORPORATE SEAL]

==============================================================================================================================
THIS FINANCING STATEMENT IS PRESENTED TO A                       THIS SPACE FOR RECORDING INFORMATION ONLY
FILING OFFICER FOR FILING PURSUANT TO THE
UNIFORM COMMERCIAL CODE, STATE OF GEORGIA.
----------------------------------------------------
1.  Debtor Name and Mailing Address:
[_] Individual (Last Name, First Name, Middle
    Initial)
[_] Business (Legal Name)
FIRST LIGHT ENTERTAINMENT CORPORATION
_____________________________________________
_____________________________________________
Social Security #/Tax ID  #_______________

-----------------------------------------------------
2.  Debtor Name and Mailing Address:
                                                                --------------------------------------------------------------
[_] Individual (Last Name, First Name, Middle                    5. Assignee Name and Mailing Address:
 Initial)                                                        [_] Individual (Last Name, First Name,
[_] Business (Legal Name)                                        Middle Initial)
_____________________________________________                    [_] Business (Legal Name)
_____________________________________________                    __________________________________________
_____________________________________________                    __________________________________________
Social Security #/Tax ID  #_______________                       __________________________________________
-----------------------------------------------------
3.  Debtor Name and Mailing Address:
                                                                 -------------------------------------------------------------
[_] Individual (Last Name, First Name, Middle                     6.  Exceptions for Social Security/Tax
    Initial)                                                      ID#: O.C.G.A. 11-9-402(9): Financing
[_] Business (Legal Name)                                         Statement filed to perfect a security
_____________________________________________                     interest in collateral already subject to
_____________________________________________                     a security interest in another
_____________________________________________                     jurisdiction when it is brought into this
Social Security #/Tax ID  #________________                       state or when the debtor's location is
                                                                  changed to this state, or the debtor is
                                                                  not required to have such a number.
 -----------------------------------------------------------------------------------------------------------------------------
4.  Secured Party Name and Mailing Address:                       7. [_]Check only if BOTH: (i) Collateral is
[_] Individual (Last Name, First Name, Middle                     consumer goods as defined in O.C.G..A.
    Initial)                                                      11-9-109 and (ii) the secured obligation
[_] Business (Legal Name)                                         is originally $5,000 or less, and give
EMERGENT FINANCIAL CORP.                                          maturity date (Month/date/year) or state
7 N. Laurens Street, Suite 600                                    "none": _____________________
Greenville, South Carolina
                                                                 -------------------------------------------------------------
                                                                   8.  Check ONLY if applicable:
                                                                       A. [_]Collateral on Consignment.
                                                                       B. [_]Collateral on Lease.
------------------------------------------------------------------------------------------------------------------------------
9.  This  financing statement covers the following types or items of collateral:              Enter collateral
                                                                                              code(s) that best
                                                                                              describe the collateral
SEE EXHIBIT "A" ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.                         covered by this filing:
                                                                                              _________       _______
                                                                                              _________       _______
                                                                                              _________       _______
                                                                                              _________       _______
                                                                                              _________       _______

                                                                                              _________       _______
                                                                                           -----------------------------------
                                                                                              Number of additional
                                                                                              sheets attached for
                                                                                               filing: __________
------------------------------------------------------------------------------------------------------------------------------
10.  Check if applicable and include reasonable description of the real estate in item 9:
a. [_] crops growing or to be grown; b. [_] minerals or the like (including oil and gas) or accounts subject to OCGA 11-9-103(5); c.
   [_] fixture filing pursuant to OCGA 11-9-313.
------------------------------------------------------------------------------------------------------------------------------
11.  Name of the record Owner(s) or record Lessee(s) (if Debtor does not have an interest of record in the real estate:
------------------------------------------------------------------------------------------------------------------------------
12.  County or counties in which the affected real estate is located (must be identified if filing covers crops, minerals, or fixtures):
------------------------------------------------------------------------------------------------------------------------------
13.  This statement is filed without debtor's signature to perfect a security interest in collateral (check only if applicable):
a. [_] already subject to a security interest in another jurisdiction when it was brought into this state or debtor's location changed to this state;
b. [_] which is proceeds of the original collateral described above in which a security interest was perfected;
c. [_] as to which the filing has lapsed;
d. [_] acquired after a change of debtor's name, identity or corporate structure; or
e. [_] described in a security agreement/real estate mortgage attached hereto pursuant to OCGA 11-9-402(1).
------------------------------------------------------------------------------------------------------------------------------
14.  Signature of Debtor:                                              15. Signature of Secured Party:
FIRST LIGHT ENTERTAINMENT CORPORATION                             EMERGENT FINANCIAL CORP.

By:  /s/ Robert A. Martinez                             By:  /s/ Ron Warnock
   -------------------------                               ------------------
------------------------------------------------------------------------------------------------------------------------------
16. Return Copy  to:
RACHELSON & WHITE                                                STATE OF GEORGIA - FINANCING STATEMENT
Suite 700, One Lakeside Commons, 990 Hammond  Drive                   UCC-1 (REVISED 1/1/95)
Atlanta, Georgia 30328                                                FORM MUST BE TYPED.
ATTN: MICHELLE S. BUDD
==============================================================================================================================

                                   EXHIBIT A



     9A. This Financing Statement covers all of the following types (or items) of property:

     A. Inventory. All of the Debtor's inventory, both now owned and hereafter acquired, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and noncash proceeds and products thereof.

     B. Accounts. All of the Debtor's accounts (including, without limitation, all notes, notes receivable, drafts, acceptances, and similar instruments and documents) both now owned and hereafter acquired, together with (i) all cash and non-cash proceeds thereof and (ii) all returned, rejected, or repossessed goods, the sale or lease of which shall have given or shall give rise to an account and all cash and non-cash proceeds and products of all such goods.

     C. General Intangibles. All of the Debtor's general intangibles (including, without limitation, all things in action, contractual rights, goodwill, literary rights, rights to performance, copyrights, trademarks, and patents), both now owned and hereafter acquired, together with all cash and non-cash proceeds and products thereof.

     D. Chattel Paper. All of the Debtor's chattel paper, both now owned and hereafter existing, acquired, or created, together with (i) all moneys due and to become due thereunder, (ii) all cash and non-cash proceeds thereof, and (iii) all returned, rejected, or repossessed goods, the sale or lease of which shall have given or shall give rise to chattel paper, and all cash and non-cash proceeds and products of all such goods. Additionally, all property and goods both now owned and hereafter acquired by the Debtor which are sold, leased, secured, are the subject of, or otherwise covered by, the Debtor's chattel paper, together with all rights incident to such property and goods and all cash and non-cash proceeds thereof.

     E. All Equipment and Fixtures. All of the Debtor's equipment and fixtures, both now owned and hereafter acquired, together with (i) all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, (ii) all replacements thereof and substitutions therefor, and (iii) all cash and non-cash proceeds and products thereof.


F. Patents and Trademarks. All of the Debtor's patents and trademarks, whether now owned or hereafter acquired, together with (i) (1) all United States and foreign trademarks, trade names, corporate names, company, business names, fictitious business names, trade styles, service marks, logos, other source or business indentifiers, prints and labels on which any of the foregoing have appeared or appear, desings and general intangibles of like nature, trademark registration and applications for registration, and licenses of United States trademarks, now owned or hereafter acquired by the Debtor, together with the goodwill of the business connected with the use of, and symbolized by, such trademarks, names, etc. (collectively, "Trademarks"); (2) all renewals, extensions and continuations-in-part of the items referred to in clause (1) above; (3) any written agreement granting any right to use any Trademark or Trademark registration; and (4) the right to sue for past, present and future infringements of the foregoing; (ii) all United

  States and foreign patents and applications for patents and all licenses of patents, all copyrights owned by the Debtor and goodwill relating to the same; all licenses of other agreements granted to the Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used; the right to sue for past, present and future infringements of the foregoing; and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof (collectively, "Patents"); and (iii) all proceeds of any and all of the foregoing whether now existing or hereafter created or acquired, as to all of the above.

       Debtor:  First Light Entertainment Corporation

          By:  /s/ Robert A. Martinez
               --------------------------------
                   Robert Martinez, CFO

Search Results                                                       Page 1 of 1


     [GEORGIA STATE SEAL]               GEORGIA
                                        SECRETARY OF STATE
                                             LEWIS A. MASSEY


Search Results
Information current as of 4/2/98 3:27:52 AM
Records 1  1 of 1 Total Records Found                         Click here for an explanation of terms
                                                              --------------------------------------
----------------------------------------------------------------------------------------------------
FIRST LIGHT ENTERTAINMENT CORPORATION (DOMESTIC PROFIT)                              Officers
                                                                                     --------
1245 FOWLER ST. N.W.
ATLANTA, GA 30318

Control #            Status                               Filing Date Last AR Paid      Jurisdiction

9315825              ACTIVE/OWES CURRENT YEAR AR          07/14/1993 02/20/1997               FULTON

Registered Agent                Agent Address                                       Agent County

VIVIAN WALKER JONES   1245 FOWLER ST NW  ATLANTA, GA 30318                          FULTON

New Search
----------


http://www2.sos.state.ga.us./cgi-bin/corp.asp                            4/2/98
---------------------------------------------

                                   GUARANTY
                                   --------

STATE OF GEORGIA
COUNTY OF FULTON

     In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned AMERICAN ARTISTS FILM CORPORATION, a Missouri corporation (the "Guarantor"), and to induce EMERGENT FINANCIAL CORP., a South Carolina corporation (hereinafter referred to as "Lender") to make loans or otherwise extend credit to FIRST LIGHT ENTERTAINMENT CORPORATION, a Georgia corporation (hereinafter referred to as "Borrower") and/or to renew or extend in whole or in part any indebtedness of Borrower to Lender, or to make other financial accommodations to Borrower, does hereby unconditionally and irrevocably guarantee to Lender and to its endorsers, transferees, successors and assigns, of either this Guaranty or any of the obligations secured hereby, the prompt payment and performance according to their terms of all obligations whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after maturity thereof (as hereinafter defined) of Borrower to the Lender of any kind or character, the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other documents or instruments now or hereafter evidencing, securing, or otherwise relating to the indebtedness evidenced thereby and do agree that if such obligations, or any of them, are not performed or paid by the Borrower, the undersigned will immediately do so.

     The obligations covered by this Guaranty include all obligations of the Borrower to the Lender now existing or hereafter coming into existence, including but not limited to all obligations of Borrower to Lender arising under or pertaining to: any loan agreement, security agreement, instrument of lien, security deed or other security device; any promissory note, loans, advances, over-advances, and/or accounts; any and all other indebtedness and obligations of Borrower to Lender however evidenced or arising whether direct, indirect or by way of assignment, whether joint or several, absolute or contingent, or due or to become due; and any renewals, extensions, or modifications, in whole or in part of any of the obligations heretofore described, together with all damages, losses, costs, interest, charges, expenses and liabilities of every kind, nature and description suffered or incurred by the Lender, arising in any manner out of or in any way connected with, or growing out of said obligations of the Borrower to the Lender (the "Obligations"). Lender shall not be liable for failure to collect Obligations covered by this Guaranty or to realize upon any collateral or security therefore, or any part thereof or for any delay in so doing, nor shall Lender be under any obligation to take any action whatsoever with regard thereto.

     The liability of the Guarantor hereunder shall be equal to the obligations of Borrower from time to time as hereinabove described. This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity, or enforceability of any of the Obligations covered by this Guaranty or the fact that a security interest or lien or any collateral or security therefor may not be enforceable by Lender or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on Lender's part. This Guaranty shall remain in force and effect, whether or not Borrower changes its status, ownership, composition, personnel, name or location.

     This Guaranty shall continue in full force and effect until the Obligations are fully paid, performed, and discharged, and the Lender shall not be under any further obligation to make any additional advances to the Borrower under any loan agreement or any other agreement. The Guarantor warrants and represents to the Lender that (a) the Guarantor will directly benefit from the financial accommodations being extended to the Borrower by the Lender; (b) this Guaranty is binding upon and enforceable against the Guarantor, in accordance with its terms; (c) the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which the Guarantor is a party or of any applicable laws; and (d) there is no litigation, claim, action, or proceeding pending, or, to the best knowledge of the Guarantor, threatened against the Guarantor that would materially adversely affect the financial condition of the Guarantor or its ability to fulfill its Obligations hereunder.

     The Guarantor represents and warrants to the Lender that (a) it is a corporation duly organized and existing, and in good standing, under the laws of the State of South Carolina; (b) it has the power to carry on its business as it is now being conducted by it and is duly qualified to do business and is in good standing in each jurisdiction in which the type of property owned by it therein or in which the transaction of its business therein makes such qualification necessary; (c) it has full power and authority to execute and deliver this Guaranty and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action; (d) there is no consent, approval, or other authorization of any shareholder or of any governmental authority required as a condition to the validity or enforceability of this Guaranty; (e) the execution, delivery, and performance of this Guaranty will not violate or conflict with its articles of incorporation, by-laws or any of its securities or any law, regulation, rule, order, or statute of any governmental authority to which it is subject or by which it is bound, or violate, conflict with, or constitute a default under any loan or credit agreement, indenture, or other document, instrument, or agreement to which the Guarantor is a party or by which it or its assets are bound; (f) the Guarantor will directly benefit from the financial accommodations being extended by the Lender to the Borrower; and (g) this Guaranty is valid, enforceable, and binding upon it in accordance with its terms, conditions, and provisions.

     The Guarantor submits and irrevocably consents to the nonexclusive jurisdiction of any appropriate court in the State of Georgia in the event that any action, suit, or proceeding arises out of or is brought to enforce the provisions of this Guaranty. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the jurisdiction of the appropriate court in the State of Georgia over the action, suit, or proceeding. The Guarantor also hereby submits to the non-exclusive jurisdiction of the competent federal courts of the United States of America, with venue laid solely in the Northern District of Georgia, for any and all actions, suits, or proceedings arising out of or relating to this Guaranty.

     The Guarantor hereby designates and appoints First Light Entertainment Corporation, currently located at 1245 Fowler St., N.W., Atlanta, Georgia,
30318 as its agent to accept service of process for it and on its behalf in any action, suit, or proceeding arising out of or relating to this Guaranty. The Lender shall for all purposes be entitled to treat such designee of the Guarantor as the authorized agent to receive for and on its behalf service of writs or summons or other legal process in the State of Georgia. Delivery of such service to the Guarantor's authorized agent shall be deemed to be made when personally delivered to such agent or, if mailed, seventy-two (72) hours after the deposit of such process in the United States mail, sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to such agent at the address hereinabove specified, or at such other address as such agent shall have designated in written notice received by the Lender. In the event that, for any reason, such agent or his successor shall no longer serve as agent to the Guarantor to receive service of process in the State of Georgia, the Guarantor shall appoint another person in the State of Georgia as a successor agent and advise the Lender thereof in writing, such that the Guarantor shall at all times maintain an agent to receive service of process in the State of Georgia on its behalf with respect to this Guaranty. In the event that, for any reason, service of legal process cannot be made in the manner described above, such service may be made in any other manner permitted by applicable law.

     The Guarantor, by its execution hereof, and the Lender, by its acceptance of the benefits hereof, acknowledge that:

     (a) it has participated in the negotiation of this Guaranty and each of the other loan documents (the "Loan Documents") to which it is a party, and no provision of this Guaranty or any other such loan document to which it is a party (the "Loan Document" or "Loan Documents" as the context may require) shall be construed against or interpreted to the disadvantage of any party hereto or thereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision;

     (b) each such party at all times has had access to an attorney in the negotiation of the terms of an in the preparation and execution of this Guaranty and each such other Loan Document, and such parties have had the opportunity to review and analyze this Guaranty and each such other Loan Document for a sufficient period of time prior to the execution and delivery hereof;

     (c) No representations or warranties have been made by or on behalf of any party hereto or thereto, or relied upon by the Guarantor, pertaining to the subject matter of this Guaranty or any of the other Loan Documents, other than those that are set forth in this Guaranty, in the other Loan Documents or in any certificate delivered on the date of execution and delivery of this Guaranty, and all prior statements, representations and warranties, if any, are totally superseded and merged into this Guaranty and the other Loan Documents, which represent the final and sole agreement of the parties with respect to the matters which are the subject hereof and thereof;

     (d) all of the terms of this Guaranty and the other Loan Documents were negotiated at arm's-length, and that this Guaranty and the other Loan Documents were prepared and executed without fraud, duress, undue influence or coercion of any kind by any of the parties upon the others; and

     (e) the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party is the free and voluntary act of the Guarantor.

     In addition to and independent of any other obligation or liability under this Guaranty, the undersigned hereby represents and warrants to Lender that:

     (a) All financial data submitted to Lender by or on behalf of Borrower are true, correct and complete, and Borrower has the financial ability to pay, and will fully pay, satisfy and discharge its obligations and liabilities under the Obligations;

     (b) All financial data with respect to the undersigned which have heretofore been given to the Lender by or on behalf of the undersigned fairly and accurately present the financial condition of the undersigned as of the respective dates thereof, and, since the respective dates thereof, there has been no material adverse change in the financial condition of the undersigned;

     (c) The execution, delivery and performance by the undersigned of this guaranty does not and will not contravene or conflict with (i) any limited partnership agreement of Borrower, (ii) any law, order, rule, regulation, writ, injunction or decree now in effect of any government, governmental instrumentality or court having jurisdiction over the undersigned, or (iii) any contractual restriction binding on or affecting the undersigned or any of the undersigned property or assets;

     (d) This Guaranty creates legal, valid and binding obligations of the undersigned enforceable against the undersigned in accordance with its terms;

     (e) Except as disclosed in writing to Lender, there is no action, proceeding or investigation pending or, to the knowledge of the Guarantor, threatened or affecting the Guarantor, which may adversely affect the ability of the Guarantor to pay the obligations in full and to fulfill and perform the other undertakings under this Guaranty. There are no judgments or orders for the payment of money rendered against the Guarantor for an amount in excess of five thousand dollars ($5,000.00) which have been undischarged for a period of ten
(10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. The Guarantor is not in default under any agreement to which the Guarantor is a party;

     (f) The Guarantor has disclosed all events, conditions and facts known to the Guarantor which could have any material adverse effect on the financial condition of the Guarantor. No representation or warranty by the Guarantor contained herein, nor any schedule, certificate or other document furnished by the undersigned to Lender in connection with this Guaranty or the other Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading;

     (g) Borrower has no unpaid or unsatisfied loans or advances from, or other obligations to, the Guarantor, other than advances in the normal course of business.

     The Guarantor hereby indemnifies Lender and agrees to defend and hold harmless Lender from and against (a) any loss, cost, damage or expense occurring by reason of a breach of the foregoing representations and warranties; and (b) the loss, mitigation, subordination or other consequences adverse to Lender by reason of this Guaranty being challenged as a preference or suffering any other subjugation under any bankruptcy or other law, whether state or federal, affecting debtors, Lenders, and/or the relationship between and among them. Without limiting the generality of the foregoing, any and all debts and obligations of Borrower to the Guarantor whether past, present, or future, are hereby waived, satisfied and discharged.

     Nothing herein contained shall obligate Lender to grant credit to, or continue Lender's financing arrangements with Borrower. This Guaranty may not be terminated so long as any obligations of Borrower to Lender are outstanding and unpaid. This Guaranty shall be continuing, irrevocable and shall bind any inure to the benefit of the respective heirs, legal representatives, successors and assigns of Guarantor, and to Lender's successors and assigns. This Guaranty shall be revived and reinstated in the event that any payment received by Lender, or any of Lender's successors and assigns, endorsers or transferees, on any of the Obligations, is required to be repaid or rescinded under present or future federal or state law or regulation relative to bankruptcy, insolvency, or other relief of debtors, to the same extent as if such payment had never been made, and the amount of such payment and interest thereon shall be part of the Obligations guaranteed hereby.

     This Guaranty shall be effective regardless of the solvency or insolvency of Borrower, the dissolution of Borrower, the institution by or against Borrower of any proceeding under the Federal Bankruptcy Code, any reorganization, merger or consolidation of Borrower, or any change in the ownership, composition, or nature of Borrower.

     In the event any proceeding is instituted by or against Borrower under the Federal Bankruptcy Code or any other bankruptcy, insolvency or moratorium law, as between the Guarantor and Lender, all of the Obligations shall be immediately due and payable, without notice and demand of any kind, and the Guarantor agrees immediately to pay the Obligations in full, irrespective of whether the Obligations can be accelerated against Borrower and irrespective of any right which Borrower may have under any bankruptcy, insolvency or moratorium law to cure defaults and reinstate the maturities of the Obligations.

     The Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments, or contracts evidencing, related to, or attendant with the Obligations (including any novation), whether by operation of law or otherwise, shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty. It is the purpose and intent of the Guarantor and the Lender that the covenants, agreements, and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional, and irrevocable under any and all circumstances, including, without limitation, the invalidity or unenforceability of any or all of the Loan Documents. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty are fully performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender, or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor, including, without limitation, the failure of the Lender to perfect, or to continue the perfection of, any lien or security interest in any security or any delay by the Lender in perfecting any such lien or security interest, or by reason of any further dealings between the Borrower and the Lender, or any other guarantor or surety, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements, or waivers. Without limiting the generality of the foregoing, the Guarantor gives its consents for the Lender to do any one or more of the following without in any manner affecting, impairing, limiting, modifying, or releasing any of the obligations of the Guarantor under this Agreement and without notice to or consent of the
Guarantor: (a) exchange, compromise, or surrender the whole or any part of the security now or hereafter held for the Obligations; (b) exchange, extend, or renew the time or place of payment of the Obligations in whole or in part, to a time certain or otherwise whether or not longer than the original period, or withdraw credit or rime to pay; (c) extend or change the terms of performance of any other obligations of the Borrower under the Loan Documents; (d) modify, amend, or waive any of the provisions of the Loan documents; (e) release or grant indulgences to the Borrower, any co-guarantor, or any party to the Loan Documents; (f) receive additional property or other security as collateral for the Obligations; (g) fail to exercise due diligence or omit to enforce any right, power, or privilege under the Loan Documents; and (h) apply any payment received by the Lender from the Borrower of, or on account of, the Obligations, in any manner the Lender elects.

     The Guarantor waives notice of: the creation of any of the Obligations, notice of nonpayment or default by Borrower under any of the Obligations or under any agreement now or hereafter existing between Borrower and Lender; notice of presentment, demand, notice of dishonor, protest, notice of acceptance of this Guaranty or the creation or extension or renewal of any obligation of the Borrower to which this Guaranty relates; and any other notices whatever; and agrees that no modification of any of the Obligations (including the release of any of the Guarantor), or of any collateral security given by Borrower shall affect, impair or release the Guarantor from any of the indebtedness then accrued or thereafter to accrue under this Guaranty or any part hereof. In the event any claim hereunder is collected by law or through an attorney-at-law, the Guarantor shall be liable to Lender for all costs of collection including reasonable attorney's fees. Until all the obligations of the Borrower to the Lender shall have been paid in full, the Guarantor hereby expressly waives, renounces and agrees not to assert, any right, claim or cause of action, including, without limitation, a claim for reimbursement, subrogation, indemnification or otherwise, against the Borrower arising out of or by reason of this instrument or the Obligations of the Guarantor hereunder, including, without limitation, the payment or securing or purchasing of any of the Obligations by the Guarantor. The waiver, renunciation and agreement contained in the preceding sentence is for the benefit of Lender and also for the benefit of the Borrower, who may assert the benefits thereof as a third party beneficiary, and the Guarantor may be released from such waiver, renunciation and agreement only by the execution and delivery, by Lender and Borrower, of any instrument expressly releasing the Guarantor therefrom, provided, however, it is understood that this waiver, renunciation and agreement shall terminate upon payment of the obligations of Borrower to Lender.

     The Guarantor agrees that no act or omission on the part of the Lender shall in any way affect or impair this Guaranty. The Guarantor hereby waives the right to require the holder of the Obligations guaranteed to take action against the principal as provided for in O.C.G.A. Section 10-7-24. At the option of the Lender this may be treated as a guaranty or as a suretyship, with the right to proceed against the Guarantor without first proceeding against the Borrower.

     This guaranty is made subject to all the terms, conditions, agreements, or stipulations contained in the agreements, deeds, notes, instruments and other documents evidencing the Obligations hereby guaranteed, which are hereby expressly incorporated herein, and the Guarantor agrees that the terms, conditions and provisions of any agreements, deeds, notes, instruments or other documents which may be executed by the Borrower to evidence such Obligations in the future shall simultaneously with their execution, become a part of this Guaranty.

     The liability of the Guarantor shall not be modified in any manner whatsoever by any extension that may be granted to Borrower by any court in any proceeding under the Bankruptcy Act or any amendments thereof and the Guarantor expressly waives the benefit of any such extension.

     It is especially and expressly agreed if the indebtedness of said Borrower now or at any time hereafter exceeds the amount permitted by law, or said Borrower is not liable because the act of creating the obligation is ultra vires, or the officers creating same acted without authority, and for these reasons the indebtedness to Lender which the Guarantor agreed to pay cannot be enforced against the Borrower, such facts shall in no manner affect the liability of the Guarantor hereunder, notwithstanding said Borrower is not liable for such indebtedness, unto the same extent as the Guarantor would have been liable if the indebtedness of the said Borrower had been enforceable against it.

     It being the express intention of the parties hereto to conform strictly with the applicable usury laws, it is agreed that nothing contained herein shall be so construed as to require the payment of interest at a rate in excess of the maximum allowable by law, and in no event shall the Guarantor be obligated to pay interest exceeding such maximum rate of interest permitted by law, and all such agreements, conditions, or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate, or compel the Guarantor to pay a rate of interest exceeding the maximum rate of interest permitted by law shall be without binding force or effect at law or in equity to the extent only of the excess of interest over such maximum rate of interest permitted by law. It is the intention of the parties hereto that in the construction and interpretation of this Guaranty, the foregoing sentence shall be given precedence over any other agreement, condition, or stipulation herein contained which is in conflict with same.

     No act on Lender's part and nothing other than the full payment, performance and discharge of all aforementioned indebtedness and Obligations of Borrower shall operate to discharge or satisfy the liability of the Guarantor hereunder. Lender's accounting records of any transactions with Borrower shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor in establishing transactions and entries reflected therein, and shall be accepted as prima facie proof thereof. In the event any claim or action, or action on any judgement, based on this Guaranty, is made or brought against the Guarantor, the Guarantor agrees not to assert against Lender any setoff or counterclaim which the Borrower may have, and further the Guarantor agrees not to deduct any setoff or seek to counterclaim for or recoup any amounts which are or may be owed by Lender to Guarantor, or for any loss of contribution from any other guarantor. Furthermore, in any litigation based on this Guaranty in which Lender and Guarantor shall be adverse parties, the Guarantor hereby waives trial by jury and waive the right to interpose any defense based upon any Statutes of Limitations or any claim of laches and waive the performance of each and every condition precedent to which the Guarantor might otherwise be entitled by law.

     In the event of any breach, default under or termination of any of the agreements between Lender and Borrower, or in the event that Guarantor shall fail to observe or perform any agreements, warranties, or covenants contained herein, or upon the death of Guarantor, or should Guarantor dissolve or cease its business, call a meeting of its creditors, fail to meet its debts as they mature, commit an act of bankruptcy, have commenced by or against the Guarantor any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law, then the liability of Guarantor for the entire Obligations covered by this Guaranty shall mature even if the liability of Borrower therefor does not.

     The Guarantor waives and renounces for himself and family any and all homestead of exemption rights either of them may have under or by virtue of the constitution or laws of Georgia, any other State, or the United States, against the liabilities and obligations hereby created, and do hereby jointly and severally transfer, convey and assign to the Lender or holder hereof a sufficient amount of any homestead or exemption that may be allowed to the Guarantor, including such homestead or exemption that may be set apart in bankruptcy to pay this obligation in full, with all costs of collection; and Guarantor hereby directs the trustee in bankruptcy having possession of such homestead or exemption to deliver to the Lender a sufficient amount of property or money so set apart as exempt to pay the obligation hereby created.

     Where the obligation of Borrower hereby guaranteed is an obligation of a corporation, this Guaranty is to cover all Obligations to the Lender purporting to be made in behalf of Borrower by an officer or agent of Borrower without regard to the actual authority or such officer or agent. The term corporation or Borrower shall include associations of all kinds and all purported corporations whether correctly and legally chartered and organized or not. Where the Guarantor is a natural person this agreement binds his heirs, administrators and executors, and where a corporation, its successors and assigns.

     The word "Lender" as herein used shall include transferees, assigns and successors of Lender, and all rights of Lender hereunder shall inure to the benefit of its transferees, successors and assigns.

     The words importing the singular number hereunder shall include the plural number and vice versa and any pronouns used herein shall be deemed to cover all genders. Without limiting the generality of the foregoing, if more than one person executes this Guaranty, the words "Guarantor", "his", and "him" as used herein shall include all such persons collectively and each such person individually, and all such persons shall be jointly and severally liable hereunder. "Person" as used herein means individual, corporation, partnership, joint venture, association, joint stock company, trusts, unincorporated associated, government or any agency or political subdivision thereof.

     No termination hereof shall be effected by death of the Guarantor. In the event of the death of the Guarantor, his Obligations hereunder shall continue in full force and effect against his estate as to all indebtedness and Obligations which shall have been created or incurred by Borrower prior to the time when Lender shall have actually received notice, in writing, of such death; and this Guaranty shall, from the date of such death as to all indebtedness or Obligations created, incurred or arising after such death remain in full force as a guaranty by the surviving Guarantor.

     Notwithstanding any provision in this Guaranty to the contrary, the aggregate dollar amount of the Guarantor's liability under this Guaranty shall be limited to the largest dollar amount which would render the Obligations of the Guarantor hereunder subject to avoidance under Section 548 or any other section of the Federal Bankruptcy Code, or subject to being set aside under any applicable state fraudulent conveyance law.

     This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between Lender and of the Guarantor shall be effective to change or modify this Guaranty. Lender's failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. All rights of the Lender hereunder or otherwise arising under any of the Loan Documents are separate and cumulative and may be pursued separately, successively, or concurrently, or not pursued, without affecting or limiting any other right of the Lender and without affecting or impairing the liability of the Guarantor. No knowledge of any breach or other nonobservance by Guarantor of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any Obligations to be performed by the Guarantor hereunder. The Guarantor agrees that this Guaranty shall be governed by and construed and enforced according to the laws of the State of Georgia. Guarantor hereby consents to the in personam jurisdiction of the courts of the State of Georgia. Wherever possible each provision of the Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Guaranty.

     IN WITNESS WHEREOF, the Guarantor, intending to be jointly and severally legally bound hereby, as hereinabove described, has caused this Guaranty to be signed by its duly authorized officers, and its seal affixed, or has signed and sealed this Guaranty, as the case may be, this 2nd DAY OF APRIL, 1998, at
                                               ---        -----------
Atlanta, Georgia.


                                   AMERICAN ARTISTS FILM CORPORATION,
                                   a Missouri corporation


                                   By:  /s/ Steven D. Brown
                                      ----------------------------------------
                                            Steven D. Brown, Chairman/CEO


                                            [CORPORATE SEAL]



ACCEPTANCE:

The foregoing Guaranty is accepted in Atlanta, Georgia, this 2ND DAY OF APRIL,
                                                             ---        -----
1998


                                   EMERGENT FINANCIAL CORP., A SOUTH CAROLINA
                                   CORP.



                                   By:  /s/ Ron Warnock
                                      ----------------------------------------
                                             Sr. Vice Pres



                                            [CORPORATE SEAL]

                CERTIFICATE OF BOARD RESOLUTIONS AND INCUMBENCY
                     FIRST LIGHT ENTERTAINMENT CORPORATION


     I, the undersigned, J. ERIC VAN ATTA, hereby certify that I am the Secretary and the official custodian of certain records, including the Charter, By-Laws, and the minutes of the meetings of the Board of Directors of FIRST LIGHT ENTERTAINMENT CORPORATION (the "Company"), a corporation duly chartered and existing under the laws of the State of Georgia, and that the following is a true, accurate and compared copy of the resolutions of the Board of Directors of said Corporation, duly adopted by written consent of the Board of Directors in lieu of a meeting, and that the same have not been revoked, annulled, modified or amended in any manner whatsoever, that same are in full force and effecting, and that all the Directors have duly approved same.

     As said Secretary, I further certify that there are no provisions in the laws of the State of incorporation, or the Charter, or the By-Laws of this Corporation, or in any amendments thereto, or in any contracts or indentures of the Corporation, restricting the action contemplated by the below resolutions or requiring the consent or authorization of stockholders or of any other person, firm, entity, or corporation, other than the Board of Directors of the Corporation.

     The following resolutions were unanimously adopted:

          RESOLVED, that the Chief Financial Officer and the Secretary of the Company be, and they severally hereby are, authorized and directed to execute and deliver to Emergent Financial Corp., a South Carolina corporation ("EFC") in the name and on behalf of this corporation (1) the Loan and Security Agreement, Demand Promissory Note, Disclosure Statement Regarding Interest & Other Charges and all related Transaction Documents thereto forms of which having been submitted to this meeting and having been duly and fully considered thereat, and the execution thereof being deemed to be in the best interest of the Company and within the express implied powers of the Company (and the delivery of such, whether or not acknowledged, by such corporate officers shall be deemed conclusive evidence of such agreement), and (2) such other agreements, instruments, statements and writings as the officer or officers executing the same may deem desirable or necessary in connection therewith (the execution, seal and delivery of any such other documents, agreements, or certifications, whether or not acknowledged, by such corporate officers shall be conclusive evidence of such requirement), and it was further

          RESOLVED, that said agreements and other statements in writing executed in the name and on behalf of the Company by the Chief Financial Officer and the Secretary shall be presumed conclusively to be the Instruments, the execution of which is authorized by these resolutions, and it was further

          RESOLVED, that it is to the best interest of the Company to borrow money and obtain credit for the Company in any amount from EFC on such terms as may seem to the Chief Financial Officer and the Secretary of this Company advisable, and such officers on behalf of this company are authorized and empowered to enter into, execute and deliver to EFC any promissory or collateral note evidencing any indebtedness to EFC, all drafts, acceptances of this company; to execute powers of attorney; to assign accounts receivable as collateral security; to execute applications for letter of credit; to pledge inventory or material as collateral security for any loan; to assign with full recourse to third party promissory notes, conditional sales contracts, chattel mortgages or other third party evidences of indebtedness together with any collateral securing such third party indebtedness; to execute mortgages on the personal property of this company to EFC as security for any loan; to execute assignments or satisfactions of any mechanic's lien; to execute security instruments and financing statements under the Uniform Commercial Code; to assign letters of credit in favor of this Company to EFC as security for any loan; to deliver financial and other statements to this Company to EFC and to make, execute and deliver any and all agreements, security instruments, documents and certificates as may from time to time be required by EFC to carry out and give effect to the above; and as security to pledge or assign and deliver accounts receivables or any other indebtedness or choses-in-action, stocks, bonds, bills receivable and other negotiable papers, bills of lading, warehouse receipts, insurance policies and certificates or any other property held by or belonging to this company and such officer has full authority to endorse, assign or guarantee the same in the name of this company; to guarantee the obligations of any other person, firm or corporation to EFC; hereby empowering any such officer to withdraw from EFC to authorize EFC to deliver to such officer or to one or more designated employees of this company any or all documents and securities or other property held by EFC in pledge or otherwise, and it was further

          RESOLVED, that any officer, agent or nominee of EFC is hereby authorized and empowered to endorse the name of this corporation to any and all checks, drafts and other instruments or orders for the payment of money payable to this corporation or its order, to deposit the same in any account or accounts of said EFC with any bank or trust company, and to deal with any and all such checks, drafts and other instruments or orders for the payment of money, and proceeds thereof and the property of said EFC; and it was further

          RESOLVED, that any bank or trust company be, and it hereby is, authorized and requested to receive for deposit to the credit of said EFC without further inquiry, all such checks, drafts and other orders or instruments for the payment of money, payable to this corporation or its order, and that said bank shall be under no liability to this corporation for the disposition which said EFC may or shall make of the said instruments or the proceeds thereof."

     I certify that the foregoing resolutions remain in full force and effect, have not been rescinded or modified, and conform with the charter and by-laws of the corporation.

     I further certify and attest that on the date of such meeting, and the present time, the following were and still are the duly elected, qualified and acting officers of this corporation and the true signatures and titles of such officers are set forth below:


     (Signatures)                    (Printed  Names)    (Title)



      /s/ Robert A. Martinez         Robert Martinez     Chief Financial Officer
     ----------------------------



      /s/ J. Eric Van Atta           J. Eric Van Atta    Secretary
     ----------------------------


     WITNESS my hand and seal of said corporation, this  2nd day of  April,
                                                        ----         ------
1998.

                                 /s/ J. Eric Van Atta
                              ---------------------------------
                              J Eric Van Atta, Secretary

                              (Corporate Seal)

STATE OF GEORGIA
COUNTY OF FULTON

                         GUARANTOR'S LOAN CERTIFICATE



     I, STEVEN D. BROWN, hereby certify that I am the duly elected and qualified Chairman/CEO of AMERICAN ARTISTS FILM CORPORATION, a Missouri corporation (the "Guarantor"), and in such capacity hereby further certify as follows, in connection with the line of credit (the "Loan") being extended to First Light Entertainment Corporation, a Georgia corporation, (hereinafter, the "Borrower") by Emergent Financial Corp., a South Carolina corporation (the "Lender"), evidenced by that certain Demand Promissory Note of even date herewith to be executed by the Borrower and payable to the order of the Lender in the face principal amount of $1,000,000.00 (the "Note") that is secured by a Guaranty from Guarantor to Lender and documents that secure the Guaranty.

     1. Organization; Power; Qualification. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the power and authority, corporate and otherwise, to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization

     2. Authorization; Enforceability. The Guarantor has the power and has taken all necessary action to authorize it to execute, deliver, and perform the Guaranty and each of the other documents to which it is a party relating to or securing the Loan or the Guaranty to the Loan, in accordance with their respective terms, and to consummate the transactions contemplated thereby (the Guaranty and such other documents being hereinafter collectively referred to as the "Loan Documents"). Each of the Loan Documents has been duly executed and delivered by the Guarantor, and is a legal, valid, and binding obligation of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (a) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; and (b) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction, and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency, or similar event of the Guarantor).

     3. Compliance with Laws, Other Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of each of the Loan Documents in accordance with their respective tennis and the consummation of the transactions contemplated thereby do not and will not (a) violate any provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to the Guarantor, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Guarantor is a party or by which it is bound (hereinafter referred to as "Applicable Laws"); (b) conflict with, result in a breach of, or constitute a default under, the articles of incorporation or by-laws of the Guarantor or under any material indenture, agreement, or other instrument to which the Guarantor is a party or by which it or any of its properties may be bound; or
(c) result in or require the creation or imposition of any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind, whether or not choate, vested, or perfected (hereinafter referred to as a "Lien") upon or with respect to any property pledged, assigned, or conveyed to the Lender as security for the Loan.

     4. Necessary Authorizations. The Guarantor has secured all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all governmental and other regulatory authorities, whether federal, state, or local, and all agencies thereof, including, without limitation, any specific authorizations, licenses, permits, franchises, etc., which may be required for the particular industry or business of the Guarantor (hereinafter collectively referred to as "Necessary Authorizations"), and all such Necessary Authorizations are in full force and effect. None of said Necessary Authorizations is the subject of any pending or, to the best of the Guarantor's knowledge, threatened attack or revocation by the grantor of the Necessary Authorization. The Guarantor is not required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance of any Loan Document.

     5. Taxes. All federal, state, and other tax returns of the Guarantor required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Guarantor and any of its properties, income, profits, and assets, which are due and payable, have been paid, except any such payment of which the Guarantor is contesting in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Guarantor and as to which neither any Lien other than a Permitted Lien has attached nor any foreclosure, distraint, sale, or similar proceedings have been commenced. The charges, accruals, and reserves on the books of the Guarantor in respect of taxes are, in the reasonable judgment of the Guarantor, adequate.

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

     6. Financial Statements. The Guarantor has furnished, or caused to be furnished, to the Lender financial statements for the Guarantor which are complete and correct in all material respects and present fairly in accordance with generally accepted accounting principles the financial position of the Guarantor as of the dat thereof, and the results of operations for the periods then ended. Except as disclosed in such financial statements, the Guarantor did not have any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Guarantor that have not been heretofore disclosed in writing to the Lender.

     7. No Adverse Change. There has occurred no event which would have any materially adverse effect upon the business, assets, liabilities, financial condition, results of operations, or business prospects of the Guarantor or upon the ability of the Guarantor to perform any material obligations under any Loan Document, whether resulting from any single act, omission, situation, status, event, or undertaking, or taken together with other such acts, omissions, situations, statuses, events, or undertakings (herein referred to as a "Materially Adverse Effect").

     8. Investments and Guaranties. The Guarantor has not made investments in, advances to, or guaranties of, the obligations of any individual, corporation, partnership, trust, or unincorporated organization, or a government or any agency or political subdivision thereof (hereinafter referred to as "Person"), except as reflected in the financial statements referred to above or disclosed to the Lender in writing.

     9. Liabilities, Litigation, etc. Except for liabilities incurred in the normal course of business, the Guarantor has no material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to above. Except as described in such financial statements there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its properties which involves the possibility of any judgment or liability not fully covered by insurance and which may have a Materially Adverse Effect. The Guarantor knows of no unusual or unduly burdensome restriction, restraint, or hazard relative to the business or properties of the Guarantor except as previously disclosed to the Lender in writing.

     10. ERISA. The Guarantor and any "affiliate" of the Guarantor within the meaning of Section 414 of the Code ("ERISA Affiliate") and each of their respective employee benefit plans (the "Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as in effect on the date hereof and as such Act may be amended thereafter from time to time ("ERISA"), are in substantial compliance with ERISA and the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and neither the Guarantor nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Guarantor and each of its ERISA Affiliates have complied with all requirements of ERISA Sections 601 through 608 and Code Section 4980B. Neither the Guarantor nor any of its ERISA Affiliates has made any promises of retirement or other benefits to employees, except as set forth in the Plans. Neither the Guarantor nor any of its ERISA Affiliates has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the Plan upon termination. No Reportable Event (as defined in Title IV of ERISA) has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Guarantor or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to the penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Guarantor nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan (as defined in Section 4001 (a)(3) of ERISA).

     11. Patents, Trademarks, Franchises, etc. The Guarantor owns, possesses, or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses, and rights with respect thereof, necessary to conduct its business as now conducted, without known conflict with any patent, trademark, trade name, service mark, franchise, license, or copyright of any other Person, and in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement, or option. All such patents, service marks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses are in full force and effect, the holder thereof is in full compliance in all material respects with all of the provisions thereof, and no such asset or agreement is subject to any pending or, to the best of the Guarantor's knowledge, threatened attack or revocation.

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

     12. Compliance with Law; Absence of Default. The Guarantor is in compliance with all Applicable Laws the non-compliance with which would have a Materially Adverse Effect and with all of the provisions of its articles of incorporation and by-laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (a) a default or event of default under any of the Loan Documents (a "Default") or (b) a default by the Guarantor under any other indenture, agreement, or other instrument, or any judgment, decree, or order to which the Guarantor is a party or by which the Guarantor or any of its properties may be bound, which default could have a Materially Adverse Effect.

     13. Casualties; Taking of Properties, etc. Neither the business nor the property of the Guarantor has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property, or cancellation of contracts, permits, or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

     14. Accuracy and Completeness of Information. All information, reports, and other papers and data relating to the Guarantor furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the Lender a true and accurate knowledge of the subject matter. No fact is currently known to the Guarantor which has or could reasonably be expected to have a Materially Adverse Effect.

     15. Compliance with Regulations G, T, U, and X. The Guarantor is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and the Guarantor does not own or presently intend to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (hereinafter referred to as "Margin Stock"). None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. Neither the Guarantor nor any bank acting on its or their behalf has taken or will take any action which might cause the Guaranty to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. Neither the making of the Loan nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

     16. Solvency. The Guarantor has capital sufficient to carry on its business and transactions in which it is about to engage, is able to pay its debts as they mature, and owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts.

     17. Broker's or Finder's Commissions. No broker's or finder's fee or commission other than to Mark Kaplan will be payable with respect to the making of the Loan or issuance of the Guaranty in connection therewith. No other similar fees or commissions will be payable by the Guarantor for any other services rendered to the Guarantor ancillary to the transactions contemplated herein.

     18. Business. The Guarantor is engaged in the business of making and producing television specials and motion pictures.

     19. Name of Guarantor. The Guarantor has not changed its name within the preceding five (5) years from the date hereof and has not transacted business under any other name or title; although the Board of Directors of Guarantor has approved a name change to American Artist Entertainment Corporation and an application is being submitted to have such name changed.

     20. Governmental Regulation. The Guarantor is not required to obtain any consent, approval, authorization, permit, or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state, or local regulatory authority in connection with the execution and delivery of any Loan Document. The Guarantor is not required to obtain any consent, approval, authorization, permit, or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state, or local regulatory authority in connection with the performance, in accordance with their respective terms, of any Loan Document.

     21. Absence of Default. The Guarantor is in compliance in all material respects with all of the provisions of its articles of incorporation and by-laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice, or both, would constitute (a) a Default or (b) a default by the Guarantor under any material indenture, agreement, or other instrument, or any judgment, decree, or order to which the

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Guarantor is a party or by which the Guarantor or any of its properties may be bound or affected.

     The undersigned acknowledges that the Lender will rely, and is authorized to rely, on the truth, accuracy, and completeness of the foregoing representations, warranties, and certifications in consummating the Loan.

                         [EXECUTION ON FOLLOWING PAGE]

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 2nd day of April, 1998.



                                 AMERICAN ARTISTS FILM CORPORATION, a
                                 Missouri corporation

                                 By: /s/ Steven D. Brown CEO/Chairman
                                    -----------------------------------
                                       Steven D. Brown, Chairman/CEO


                                       [CORPORATE SEAL]

STATE OF GEORGIA
COUNTY OF FULTON

                            SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT (the "Agreement"), is made as of the 2nd day
                                                                       ---
of April, 1998, by and among AMERICAN ARTISTS FILM CORPORATION, a Missouri
   -----
corporation (the "Subordinated Lender"), FIRST LIGHT ENTERTAINMENT CORPORATION, a Georgia corporation (the "Borrower"), and EMERGENT FINANCIAL CORP., a South Carolina corporation (the "Senior Lender");

                                  WITNESSETH:

     WHEREAS, the Senior Lender has this day extended a certain loan/certain credit facility in the aggregate principal amount of up to One Million Dollars ($1,000,000.00) (the "Loan") to First Light Entertainment Corporation, a Georgia corporation pursuant to a certain Loan Agreement (the "Loan Agreement") of even date by and between the Borrower and the Senior Lender; and

     WHEREAS, the Loan is evidenced by that certain promissory note of even date from the Borrower to the order of the Senior Lender in the face principal amount of One Million Dollars ($1,000,000.00) (the "Note");

     WHEREAS, the Senior Lender may, in the future, extend further loans or credit facilities to the Borrower; and

     WHEREAS, it is in the best interests of the Subordinated Lender to assist the Borrower in obtaining from the Lender because the Borrower, and the Subordinated Lender will therefore directly and indirectly benefit from the making of such financial accommodations to the Borrower; and

     WHEREAS, the execution and delivery of this Subordination Agreement is a condition, among others, to the making of the Loan and the extension of any further loans or credit by the Senior Lender to the Borrower; and

     WHEREAS, the Subordinated Lender has in the past made loans or otherwise extended credit to the Borrower, and may in the future make loans and otherwise extend credit to the Borrower; and

     NOW, THEREFORE, to induce the Senior Lender to make the Loan to the Borrower, and in consideration of the Senior Lender's doing so, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Subordinated Lender hereby agree with the Senior Lender as follows:

     1. Definitions. "Senior Indebtedness" shall mean all indebtedness, liabilities, and obligations of the Borrower to the Senior Lender, whether now existing or hereafter created, and evidenced or secured by those certain loan documents more particularly described in Exhibit A attached hereto and by this reference made a part hereof, and by any other notes, security agreements, deeds to secure debt, loan agreements, or other instruments previously, simultaneously or hereafter executed and delivered by the Borrower to the Senior Lender whether or not in connection with the Loan (as the same may be amended, extended, renewed, supplemented, or replaced from time to time, hereinafter collectively referred to as the "Loan Documents"). "Subordinated Debt" shall mean, collectively, all indebtedness and other obligations of the Borrower to the Subordinated Lender, however evidenced or incurred, whether direct or indirect, absolute or contingent, now existing or hereafter arising, due or to become due.

     2.   Subordination; Unauthorized Payments

     (a) All Senior Indebtedness shall be paid by the Borrower in full before any payment is made on account of any Subordinated Debt. The Borrower and the Subordinated Lender agree that no prepayment of Subordinated Debt shall be made while this Agreement is in effect. The Borrower and the Subordinated Lender further acknowledge and agree that none of the documents evidencing, securing, or otherwise pertaining to the Subordinated Debt shall be modified, amended, renewed, extended, or otherwise altered in any manner whatsoever without the prior written consent of the Senior Lender.

     (b) In the event that the Borrower shall make any payment on account of the principal, interest, fees, or other amounts on or with respect to the Subordinated Debt to the Subordinated Lender which is not permitted hereunder, such payment shall be held by the Subordinated Lender in trust for the benefit of and shall be paid forthwith over and delivered to the Senior Lender for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms.

     3. Continuing Subordination. The Subordinated Lender, for itself, its successors, and assigns (including, without limitation, all subsequent holders of all documents and instruments evidencing or securing the Subordinated Debt) does hereby subordinate (a) the Subordinated Debt, (b) all documents evidencing or securing the Subordinated Debt (as the same may be amended, extended, renewed, supplemented, or replaced in accordance with the provisions thereof and hereof, hereinafter collectively referred to as the "Subordinated Loan Documents"), (c) all indebtedness and other obligations now or hereafter evidenced or secured by the Subordinated Loan Documents, and (d) any present or future right, title, lien, and interest it may have in and to any assets of the Borrower or any other assets which are collateral for the Subordinated Debt or any portion thereof, and the issues and profits therefrom, to (i) the Senior Indebtedness, (ii) the Loan Documents, and (iii) all of the right, title, lien, and interest held by the Senior Lender, its successors and assigns (including all subsequent holders of the Senior Indebtedness), in and to the collateral for the Senior Indebtedness as described in the Loan Documents (the "Collateral"), and the rents, issues, and profits therefrom under and pursuant to the Loan Documents and any and all extensions and supplements to the same.

     4. Collateral. The Subordinated Lender agrees that if at any time the Subordinated Lender shall be in possession of any assets of the Borrower, or any other assets which are Collateral, the Subordinated Lender shall hold such Collateral in trust for the Senior Lender or subsequent holder of the Senior Indebtedness so long as any of the Senior Indebtedness remains unpaid.

     5. Bankruptcy, etc. Upon any distribution of the assets or properties of the Borrower or upon any dissolution, winding up, liquidation, or reorganization involving the Borrower (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (a) the Senior Lender shall first be entitled to receive payment in full of the principal of and interest on the Senior Indebtedness and all fees and any other payments (including post-petition interest and all costs and expenses) due pursuant to the terms of the Loan Documents, before the Subordinated Lender is entitled to receive any payment on account of any Subordinated Debt;

               (b) any payment or distribution of the assets or properties of the Borrower of any kind or character, whether in cash, property, or securities, to which the Subordinated Lender would be entitled except for the provisions of this Agreement, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the Senior Lender;

               (c) in the event that, notwithstanding the foregoing, any payment or distribution of the assets or properties of the Borrower of any kind or character, whether in cash, property, or securities, shall be received by the Subordinated Lender on account of principal, interest, fees, or other amounts on or with respect to the Subordinated Debt before all Senior Indebtedness is paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Senior Lender forthwith, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full.

     6. Continuing Benefits. No right of the Senior Lender or any present or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower, or by any act or failure to act, in good faith, by the holder of the Senior Indebtedness, or by any noncompliance by any Borrower with the terms of the Note or any other Loan Document regardless of any knowledge thereof which such holder may have or be otherwise charged with.

     7. Enforcement of Subordination. The Subordinated Lender, by its execution of this Agreement, authorizes and expressly directs the Senior Lender to take such action as may be necessary or appropriate, in the Senior Lender's sole discretion, from time to time to effectuate the subordination provided herein and appoints the Senior Lender its attorney-in-fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation, or reorganization of the Borrower (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending toward liquidation of the business or the assets of the Borrower, the immediate filing of a claim for the unpaid balance of the Subordinated Debt in the form required in such proceedings, the voting of such claim during the pendency of such proceedings, and the taking of all steps necessary to cause such claim to be approved.

     8. Dealings with the Borrower. The Senior Lender may extend, renew, modify, or amend the terms of the Senior Indebtedness and any of the Loan Documents, or increase the principal amount of the Senior Indebtedness, or extend, renew, modify, or amend the terms of any security therefor and release, transfer, assign, sell, or exchange such security and otherwise deal freely with the Borrower to the same extent as could any person, all without notice to or consent of the Subordinated Lender and without affecting the liabilities and obligations of the Subordinated Lender, pursuant to the provisions hereof.

     9. Assignment of Senior Indebtedness. The Senior Lender may assign or transfer any or all of the Senior Indebtedness or any interest herein and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Indebtedness shall be and remain Senior Indebtedness for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Indebtedness, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those portions of the Senior Indebtedness which the Senior Lender has not assigned or transferred.

     10. Waiver; Modification. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered by or on behalf of the Senior Lender.

     11. Waiver of Rights. The Subordinated Lender and the Borrower hereby waive
(a) notice of acceptance of this Agreement by the Senior Lender, (b) notice of the existence or creation or nonpayment of all or any of the Senior Indebtedness, and (c) all diligence in the collection or protection of or realization upon the Senior Indebtedness or the Collateral therefor.

     12. Legend. The Subordinated Lender and the Borrower hereby agree to cause all instruments evidencing indebtedness or other obligations of the Borrower to the Subordinated Lender which are or may be subject to the provisions of this Subordination Agreement to be subject to an appropriate legend to the effect that such indebtedness or other obligation evidenced by such instrument is subordinated to the Senior Indebtedness in the manner and to the extent set forth in this Subordination Agreement, and the Subordinated Lender will make appropriate entries in the books and records of the Subordinated Lender to indicate that the Subordinated Debt is subject to the Senior Indebtedness.

     13. Priority. The priorities herein specified are applicable irrespective of the time of creation of the Borrower's indebtedness or obligations to the Senior Lender or the Subordinated Lender.

     14. Inducement; Successors and Assigns. The Borrower and the Subordinated Lender hereby expressly agree and represent that this Agreement is to induce the Senior Lender to make the Loan. The provisions hereof shall be binding upon the successors and assigns of the Borrower and the Subordinated Lender, and shall inure to the benefit of the Senior Lender and any participant of the Senior Lender and all subsequent holders of the Senior Indebtedness or any portion thereof. It is hereby further agreed that the Senior Lender may enforce any and all rights derived from this Agreement by suit, either in equity or law, for specific performance of any agreement herein contained or for judgment at law and any other relief whatsoever appropriate to such action or procedure. In the event this Agreement shall be enforced by the Senior Lender or by its selected counsel, the Subordinated Lender agrees to pay all reasonable costs and expenses (including attorneys' fees) of such enforcement.

     15. Notices. Any and all notices, elections, or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election, or demand or its counsel, and shall be delivered personally or by reputable local or national courier, or sent by registered or certified United States mail, postage prepaid, return receipt requested, to the other party at the address set forth below, or at such other address within the United States of America as may have theretofore been designated in writing at least thirty (30) days in advance. All notices, elections, or demands shall be effective upon being delivered personally or being deposited in the United States mail. However, the time period in which a response to any notice, election, or demand must be given, if any, shall commence to run from the date of personal delivery or receipt of the notice, election, or demand. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice is given shall be deemed to be receipt of the notice, election, or demand. For the purposes of this
Agreement:

The address of the Subordinated Lender is:

     American Artists Film Corporation, a Missouri Corporation
     1245 Fowler Street, N.W.
     Atlanta, Georgia 30318

The address of the Borrower is:

     First Light Entertainment Corporation, a Georgia corporation
     1245 Fowler St., N.W.
     Atlanta, Georgia 30318

The address of the Senior Lender is:


     Emergent Financial Corp.
     7 North Laurens Street
     Suite 601
     Greenville, South Carolina 29601
     Attn: Connie Warne

     16. Miscellaneous. This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Time is of the essence of this Agreement.

     This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Borrower, the Senior Lender, and the Subordinated Lender have executed, sealed, and delivered this Agreement as of the date first above written.



                                   SUBORDINATED LENDER:


                                   AMERICAN ARTISTS FILM CORPORATION,
                                   A Missouri Corporation

/s/ Ron Warnock                    By: /s/ Steven D. Brown CEO/Chairman
---------------                        --------------------------------
 Witness                                  Steven D. Brown, Chairman/CEO

                                          [CORPORATE SEAL]


                                   BORROWER:


                                   FIRST LIGHT ENTERTAINMENT CORPORATION,
                                   a Georgia Corporation

/s/ Ron Warnock                    By: /s/ J. Eric Van Atta         (Seal)
---------------                        ------------------------------
 Witness                                       J. Eric Van Atta, Secretary


                                                             (CORPORATE SEAL)

     13. Priority. The priorities herein specified are applicable irrespective of the time of creation of the Borrower's indebtedness or obligations to the Senior Lender or the Subordinated Lender.

     14. Inducement; Successors and Assigns. The Borrower and the Subordinated Lender hereby expressly agree and represent that this Agreement is to induce the Senior Lender to make the Loan. The provisions hereof shall be binding upon the successors and assigns of the Borrower and the Subordinated Lender, and shall inure to the benefit of the Senior Lender and any participant of the Senior Lender and all subsequent holders of the Senior Indebtedness or any portion thereof. It is hereby further agreed that the Senior Lender may enforce any and all rights derived from this Agreement by suit, either in equity or law, for specific performance of any agreement herein contained or for judgment at law and any other relief whatsoever appropriate to such action or procedure. In the event this Agreement shall be enforced by the Senior Lender or by its selected counsel, the Subordinated Lender agrees to pay all reasonable costs and expenses (including attorneys' fees) of such enforcement.

     15. Notices. Any and all notices, elections, or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election, or demand or its counsel, and shall be delivered personally or by reputable local or national courier, or sent by registered or certified United States mail, postage prepaid, return receipt requested, to the other party at the address set forth below, or at such other address within the United States of America as may have theretofore been designated in writing at least thirty (30) days in advance. All notices, elections, or demands shall be effective upon being delivered personally or being deposited in the United States mail. However, the time period in which a response to any notice, election, or demand must be given, if any, shall commence to run from the date of personal delivery or receipt of the notice, election, or demand. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice is given shall be deemed to be receipt of the notice, election, or demand. For the purposes of this
Agreement:

The address of the Subordinated Lender is:

     American Artists Film Corporation
     1245 Fowler Street, N.W.
     Atlanta, Georgia 30318

The address of the Borrower is:

     First Light Entertainment Corporation, a Georgia corporation
     1245 Fowler St., N.W.
     Atlanta, Georgia 30318

The address of the Senior Lender is:


     Emergent Financial Corp.
     7 North Laurens Street
     Suite 601
     Greenville, South Carolina 29601
     Attn: Connie Warne

     16. Miscellaneous. This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Time is of the essence of this Agreement.

     This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Borrower, the Senior Lender, and the Subordinated Lender have executed, sealed, and delivered this Agreement as of the date first above written.



                                   SUBORDINATED LENDER:


                                   AMERICAN ARTISTS FILM CORPORATION,
                                   A Missouri Corporation

/s/ Ron Warnock                    By: /s/ Steven D. Brown CEO/Chairman
---------------                        --------------------------------
 Witness                                  Steven D. Brown, Chairman/CEO

                                          [CORPORATE SEAL]


                                   BORROWER:


                                   FIRST LIGHT ENTERTAINMENT CORPORATION,
                                   a Georgia Corporation

/s/ Ron Warnock                    By: /s/ J. Eric Van Atta         (Seal)
---------------                        ------------------------------
 Witness                                       J. Eric Van Atta, Secretary


                                                             (CORPORATE SEAL)